                                CREDIT AGREEMENT


                                      among

                       CENTRAL PRODUCTS ACQUISITION CORP.
                                  as Borrower,

                           SPINNAKER INDUSTRIES, INC.
                                   as Pledgor,

                            the Lenders identified on
                           the signature pages hereto,
                                   as Lenders,

                                       and

                             HELLER FINANCIAL, INC.,
                                    as Agent




                                   Dated as of

                                 September 29, 1995

                                    SECTION 1

                                   DEFINITIONS

1.1     Certain Defined Terms. . . . . . . . . . . . . . . . . . . . . . .     2
1.2     Accounting Terms; Utilization of GAAP for Purposes of Calculations
        Under Agreement. . . . . . . . . . . . . . . . . . . . . . . . . .    25
1.3     Other Definitional Provisions. . . . . . . . . . . . . . . . . . .    26

                                    SECTION 2

                           AMOUNTS AND TERMS OF LOANS

2.1     Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
        (A)  Term Loan A . . . . . . . . . . . . . . . . . . . . . . . . .    26
        (B)  Term Loan B . . . . . . . . . . . . . . . . . . . . . . . . .    27
        (C)  Revolving Loans . . . . . . . . . . . . . . . . . . . . . . .    28
        (D)  Letters of Credit and Risk Participation Agreements . . . . .    29
        (E)  Borrowing Mechanics . . . . . . . . . . . . . . . . . . . . .    33
        (F)  Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
2.2     Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
        (A)  Rate of Interest. . . . . . . . . . . . . . . . . . . . . . .    35
        (B)  Interest Periods. . . . . . . . . . . . . . . . . . . . . . .    37
        (C)  Conversion or Continuation. . . . . . . . . . . . . . . . . .    38
        (D)  Special Provisions Governing LIBOR Rate Loans . . . . . . . .    39
        (E)  Computation and Payment of Interest . . . . . . . . . . . . .    42
        (F)  Interest Laws . . . . . . . . . . . . . . . . . . . . . . . .    43
2.3     Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    44
        (A)  Unused Line Fee . . . . . . . . . . . . . . . . . . . . . . .    44
        (B)  Letter of Credit and Risk Participation Fees. . . . . . . . .    44
        (C)  Payment of Agent Fees . . . . . . . . . . . . . . . . . . . .    44
2.4     Payments and Prepayments . . . . . . . . . . . . . . . . . . . . .    44
        (A)  Manner and Time of Payment. . . . . . . . . . . . . . . . . .    44
        (B)  Payments on Business Days . . . . . . . . . . . . . . . . . .    45
        (C)  Mandatory Prepayments . . . . . . . . . . . . . . . . . . . .    46
        (D)  Voluntary Prepayments and Repayments. . . . . . . . . . . . .    48
        (E)  Application of Repayments and Prepayments . . . . . . . . . .    48
2.5     Term of Commitments. . . . . . . . . . . . . . . . . . . . . . . .    49
2.6     Borrower's Loan Account and Statements . . . . . . . . . . . . . .    49
2.7     Capital Adequacy and Other Adjustments . . . . . . . . . . . . . .    50
2.8     Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    50
        (A)  No Deductions . . . . . . . . . . . . . . . . . . . . . . . .    50
        (B)  Changes in Tax Laws . . . . . . . . . . . . . . . . . . . . .    51


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        (C)  Foreign Lenders . . . . . . . . . . . . . . . . . . . . . . .    52
2.9     Optional Prepayment/Replacement of Lender in Respect of Increased
        Costs. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    52
2.10    Other Letter of Credit and Risk Participation Agreement Provisions    53
        (A)  Obligations Absolute. . . . . . . . . . . . . . . . . . . . .    53
        (B)  Indemnification: Nature of Lenders' Duties. . . . . . . . . .    54
2.11    Disbursements of Advances, Payments, and Information . . . . . . .    55
        (A)  Revolving Loan Advances and Payments. . . . . . . . . . . . .    55
        (B)  Interest Payments All Loans . . . . . . . . . . . . . . . . .    55
        (C)  Term Loan Principal Payments. . . . . . . . . . . . . . . . .    56
        (D)  Lender Letters of Credit; Risk Participation Agreements . . .    56
        (E)  Availability of Each Lender's Pro Rata Share. . . . . . . . .    57
        (F)  Other Specific Payments . . . . . . . . . . . . . . . . . . .    57
2.12    Replacement of Lender. . . . . . . . . . . . . . . . . . . . . . .    57

                                    SECTION 3

                               CONDITIONS TO LOANS

3.1     Conditions to Initial Loans. . . . . . . . . . . . . . . . . . . .    58
        (A)  Closing Date Availability . . . . . . . . . . . . . . . . . .    58
        (B)  Financial Condition Certificate . . . . . . . . . . . . . . .    58
        (C)  Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    59
        (D)  Capitalization and Issuance of Acquisition Securities . . . .    59
        (E)  Related Transactions Documents. . . . . . . . . . . . . . . .    59
        (F)  Purchase Agreement. . . . . . . . . . . . . . . . . . . . . .    59
        (G)  Performance of Agreements . . . . . . . . . . . . . . . . . .    59
        (H)  Security Interests, UCC Filings and Stock Certificates. . . .    59
        (I)  Opinions of Counsel . . . . . . . . . . . . . . . . . . . . .    60
        (J)  Termination of Prior Indebtedness Liens and Other Liens . . .    60
        (K)  Borrower Documents. . . . . . . . . . . . . . . . . . . . . .    60
        (L)  Holdings Documents. . . . . . . . . . . . . . . . . . . . . .    63
        (M)  Other Loan Party Documents. . . . . . . . . . . . . . . . . .    64
        (N)  Alco Indemnity. . . . . . . . . . . . . . . . . . . . . . . .    65
        (O)  Other Documents . . . . . . . . . . . . . . . . . . . . . . .    65
3.2     Conditions to All Loans. . . . . . . . . . . . . . . . . . . . . .    65


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

                                    SECTION 4

                    BORROWER'S REPRESENTATIONS AND WARRANTIES

4.1     Organization, Powers, Capitalization, Good Standing, Business and
        Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . .    67
        (A)  Organization and Powers . . . . . . . . . . . . . . . . . . .    67
        (B)  Capitalization. . . . . . . . . . . . . . . . . . . . . . . .    67
        (C)  Qualification . . . . . . . . . . . . . . . . . . . . . . . .    67
        (D)  Conduct of Business . . . . . . . . . . . . . . . . . . . . .    67
        (E)  Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . .    68
4.2     Authorization of Borrowing, Etc. . . . . . . . . . . . . . . . . .    68
        (A)  Authorization of Borrowing. . . . . . . . . . . . . . . . . .    68
        (B)  No Conflict . . . . . . . . . . . . . . . . . . . . . . . . .    68
        (C)  Governmental Consents . . . . . . . . . . . . . . . . . . . .    68
        (D)  Binding Obligation. . . . . . . . . . . . . . . . . . . . . .    69
        (E)  Valid Issuance of Acquisition Securities. . . . . . . . . . .    69
4.3     Financial Condition. . . . . . . . . . . . . . . . . . . . . . . .    69
        (A)  Financial Statements. . . . . . . . . . . . . . . . . . . . .    69
        (B)  Pro Forma . . . . . . . . . . . . . . . . . . . . . . . . . .    70
        (C)  Projections . . . . . . . . . . . . . . . . . . . . . . . . .    70
4.4     Indebtedness and Contingent Obligations. . . . . . . . . . . . . .    70
4.5     No Material Adverse Change; No Stock Payments. . . . . . . . . . .    70
4.6     Title to Properties; Liens . . . . . . . . . . . . . . . . . . . .    70
4.7     Litigation; Adverse Facts. . . . . . . . . . . . . . . . . . . . .    70
4.8     Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . . .    71
4.9     Adverse Contracts. . . . . . . . . . . . . . . . . . . . . . . . .    71
4.10    Performance of Agreements. . . . . . . . . . . . . . . . . . . . .    71
4.11    Governmental Regulation. . . . . . . . . . . . . . . . . . . . . .    71
4.12    Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . .    72
        (A)  No Other Plans. . . . . . . . . . . . . . . . . . . . . . . .    72
        (B)  Compliance With Law and Liability . . . . . . . . . . . . . .    72
        (C)  Funding . . . . . . . . . . . . . . . . . . . . . . . . . . .    72
        (D)  Prohibited Transactions and Payments. . . . . . . . . . . . .    73
        (E)  No Termination Event. . . . . . . . . . . . . . . . . . . . .    73
        (F)  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . .    73
        (G)  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . .    73
4.13    Intellectual Property. . . . . . . . . . . . . . . . . . . . . . .    73
4.14    Broker's Fees. . . . . . . . . . . . . . . . . . . . . . . . . . .    74
4.15    Environmental Compliance . . . . . . . . . . . . . . . . . . . . .    74
        (A)  No Environmental Claims . . . . . . . . . . . . . . . . . . .    74
        (B)  Storage of Hazardous Materials. . . . . . . . . . . . . . . .    74
        (C)  Compliance with Environmental Laws. . . . . . . . . . . . . .    74
4.16    Employee Matters . . . . . . . . . . . . . . . . . . . . . . . . .    75


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4.17    Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    75
4.18    Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . .    75
4.19    Use of Proceeds and Margin Security. . . . . . . . . . . . . . . .    76
4.20    Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    76
4.21    Bank Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . .    76
4.22    Representations and Warranties from the Acquisition Documents. . .    76
        (A)  Warranties. . . . . . . . . . . . . . . . . . . . . . . . . .    76
        (B)  Survival. . . . . . . . . . . . . . . . . . . . . . . . . . .    76
4.23    Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . .    77
4.24    Investments. . . . . . . . . . . . . . . . . . . . . . . . . . . .    77

                                    SECTION 5

                              AFFIRMATIVE COVENANTS

5.1     Financial Statements and Other Reports . . . . . . . . . . . . . .    77
        (A)  Monthly Financials. . . . . . . . . . . . . . . . . . . . . .    78
        (B)  Year-End Financials . . . . . . . . . . . . . . . . . . . . .    78
        (C)  Borrower Compliance Certificate . . . . . . . . . . . . . . .    78
        (D)  Accountants' Reports. . . . . . . . . . . . . . . . . . . . .    78
        (E)  Borrowing Base Certificate and Agings; Schedule of Inventory.    78
        (F)  Management Report . . . . . . . . . . . . . . . . . . . . . .    78
        (G)  Collateral Value Report . . . . . . . . . . . . . . . . . . .    79
        (H)  Appraisals. . . . . . . . . . . . . . . . . . . . . . . . . .    79
        (I)  Projections . . . . . . . . . . . . . . . . . . . . . . . . .    79
        (J)  SEC Filings and Press Releases. . . . . . . . . . . . . . . .    79
        (K)  Subordinated Indebtedness Notices . . . . . . . . . . . . . .    80
        (L)  Events of Default, Etc. . . . . . . . . . . . . . . . . . . .    80
        (M)  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . .    80
        (N)  Employee Benefit Plans. . . . . . . . . . . . . . . . . . . .    80
        (O)  Termination Events. . . . . . . . . . . . . . . . . . . . . .    81
        (P)  ERISA Notices . . . . . . . . . . . . . . . . . . . . . . . .    81
        (Q)  Supplemented Schedules; Notice of Corporate Changes . . . . .    81
        (R)  Other Information . . . . . . . . . . . . . . . . . . . . . .    81
5.2     Access to Accountants. . . . . . . . . . . . . . . . . . . . . . .    82
5.3     Corporate Existence, Etc . . . . . . . . . . . . . . . . . . . . .    82
5.4     Payment of Taxes and Claims; Tax Consolidation . . . . . . . . . .    82
5.5     Maintenance of Properties; Insurance . . . . . . . . . . . . . . .    82
5.6     Inspection; Lender Meeting . . . . . . . . . . . . . . . . . . . .    83
5.7     Environmental Compliance . . . . . . . . . . . . . . . . . . . . .    83
        (A)  Environmental Laws. . . . . . . . . . . . . . . . . . . . . .    83
        (B)  Indemnification . . . . . . . . . . . . . . . . . . . . . . .    83
        (C)  Remedial Action . . . . . . . . . . . . . . . . . . . . . . .    83


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

        (D)  Further Assurance . . . . . . . . . . . . . . . . . . . . . .    84
5.8     Environmental Disclosure . . . . . . . . . . . . . . . . . . . . .    84
5.9     Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . .    85
5.10    Covenants in Acquisition Documents . . . . . . . . . . . . . . . .    85
5.11    Mortgages; Title Insurance; Surveys. . . . . . . . . . . . . . . .    85
        (A)  Title Insurance . . . . . . . . . . . . . . . . . . . . . . .    85
        (B)  Additional Mortgaged Property . . . . . . . . . . . . . . . .    85
        (C)  Surveys . . . . . . . . . . . . . . . . . . . . . . . . . . .    86
5.12    Further Assurances . . . . . . . . . . . . . . . . . . . . . . . .    86
5.13    Interest Rate Agreement. . . . . . . . . . . . . . . . . . . . . .    86
5.14    Enforcement of Remedies under Acquisition Documents. . . . . . . .    86

                                    SECTION 6

                               FINANCIAL COVENANTS

6.1     Capital Expenditure Limits . . . . . . . . . . . . . . . . . . . .    87
6.2     EBITDA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    88
6.3     Fixed Charge Coverage. . . . . . . . . . . . . . . . . . . . . . .    89
6.4     Total Interest Coverage. . . . . . . . . . . . . . . . . . . . . .    89
6.5     Net Worth. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    90

                                    SECTION 7

                               NEGATIVE COVENANTS

7.1     Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . .    90
7.2     Liens and Related Matters. . . . . . . . . . . . . . . . . . . . .    91
        (A)  No Liens. . . . . . . . . . . . . . . . . . . . . . . . . . .    91
        (B)  No Negative Pledges . . . . . . . . . . . . . . . . . . . . .    92
        (C)  No Restrictions on Subsidiary Distributions to Borrower . . .    92
7.3     Investments; Joint Ventures. . . . . . . . . . . . . . . . . . . .    92
7.4     Contingent Obligations . . . . . . . . . . . . . . . . . . . . . .    92
7.5     Restricted Junior Payments . . . . . . . . . . . . . . . . . . . .    93
7.6     Restriction on Fundamental Changes . . . . . . . . . . . . . . . .    94
7.7     Disposal of Assets or Subsidiary Stock . . . . . . . . . . . . . .    95
7.8     Restriction on Operating Leases. . . . . . . . . . . . . . . . . .    95
7.9     Sales and Lease-Backs. . . . . . . . . . . . . . . . . . . . . . .    95
7.10    Transactions with Affiliates . . . . . . . . . . . . . . . . . . .    95
7.11    Management Fees and Compensation . . . . . . . . . . . . . . . . .    96
7.12    Environmental Liabilities. . . . . . . . . . . . . . . . . . . . .    96
7.13    Conduct of Business. . . . . . . . . . . . . . . . . . . . . . . .    96
7.14    Changes Relating to Subordinated Indebtedness and Borrower Preferred
        Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    96


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

7.15    Fiscal Year. . . . . . . . . . . . . . . . . . . . . . . . . . . .    97
7.16    Compliance with ERISA. . . . . . . . . . . . . . . . . . . . . . .    97
7.17    Press Release; Public Offering Materials . . . . . . . . . . . . .    98
7.18    Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . .    98
7.19    Bank Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . .    98

                                    SECTION 8

                          DEFAULT, RIGHTS AND REMEDIES

8.1     Event of Default . . . . . . . . . . . . . . . . . . . . . . . . .    98
        (A)  Payment . . . . . . . . . . . . . . . . . . . . . . . . . . .    98
        (B)  Default in Other Agreements . . . . . . . . . . . . . . . . .    98
        (C)  Breach of Certain Provisions. . . . . . . . . . . . . . . . .    99
        (D)  Breach of Warranty. . . . . . . . . . . . . . . . . . . . . .    99
        (E)  Other Defaults Under Loan Documents . . . . . . . . . . . . .    99
        (F)  Involuntary Bankruptcy: Appointment of Receiver, Etc. . . . .    99
        (G)  Voluntary Bankruptcy; Appointment of Receiver, Etc. . . . . .    99
        (H)  Governmental Liens. . . . . . . . . . . . . . . . . . . . . .   100
        (I)  Judgment and Attachments. . . . . . . . . . . . . . . . . . .   100
        (J)  Dissolution . . . . . . . . . . . . . . . . . . . . . . . . .   100
        (K)  Solvency. . . . . . . . . . . . . . . . . . . . . . . . . . .   100
        (L)  Injunction. . . . . . . . . . . . . . . . . . . . . . . . . .   100
        (M)  ERISA - Pension Plans . . . . . . . . . . . . . . . . . . . .   100
        (N)  ERISA - Multiemployer Plans . . . . . . . . . . . . . . . . .   100
        (O)  Invalidity of Loan Documents. . . . . . . . . . . . . . . . .   100
        (P)  Damage, Strike, Casualty. . . . . . . . . . . . . . . . . . .   101
        (Q)  Licenses and Permits. . . . . . . . . . . . . . . . . . . . .   101
        (R)  Failure of Security . . . . . . . . . . . . . . . . . . . . .   101
        (S)  Change in Control . . . . . . . . . . . . . . . . . . . . . .   101
8.2     Suspension of Commitments. . . . . . . . . . . . . . . . . . . . .   101
8.3     Acceleration . . . . . . . . . . . . . . . . . . . . . . . . . . .   102
8.4     Performance by Agent . . . . . . . . . . . . . . . . . . . . . . .   102

                                    SECTION 9

                          ASSIGNMENT AND PARTICIPATION

9.1     Assignments and Participations in Loans and Notes. . . . . . . . .   103
9.2     Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   104
        (A)  Appointment . . . . . . . . . . . . . . . . . . . . . . . . .   104
        (B)  Nature of Duties. . . . . . . . . . . . . . . . . . . . . . .   104
        (C)  Rights Exculpation, Etc.. . . . . . . . . . . . . . . . . . .   105
        (D)  Reliance. . . . . . . . . . . . . . . . . . . . . . . . . . .   105

        (E)  Indemnification . . . . . . . . . . . . . . . . . . . . . . .   106
        (F)  Heller Individually . . . . . . . . . . . . . . . . . . . . .   106
        (G)  Successor Agent . . . . . . . . . . . . . . . . . . . . . . .   106
        (H)  Collateral Matters. . . . . . . . . . . . . . . . . . . . . .   107
        (I)  Agency for Perfection . . . . . . . . . . . . . . . . . . . .   108
        (J)  Notice of Default . . . . . . . . . . . . . . . . . . . . . .   108
9.3     Amendments, Consents and Waivers for Certain Actions . . . . . . .   108
9.4     Set Off and Sharing of Payments. . . . . . . . . . . . . . . . . .   109


                                   SECTION 10

                                  MISCELLANEOUS

10.1    Expenses and Attorneys' Fees . . . . . . . . . . . . . . . . . . .   110
10.2    Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   111
10.3    Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . .   112
10.4    Retention of Borrower Documents. . . . . . . . . . . . . . . . . .   114
10.5    Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   114
10.6    Survival of Warranties and Certain Agreements. . . . . . . . . . .   115
10.7    Failure or Indulgence Not Waiver: Remedies Cumulative. . . . . . .   115
10.8    Marshaling; Payments Set Aside . . . . . . . . . . . . . . . . . .   116
10.9    Independence of Covenants. . . . . . . . . . . . . . . . . . . . .   116
10.10   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . .   116
10.11   Lenders' Obligations Several: Independent Nature of Lenders'
        Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   116
10.12   Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   117
10.13   Applicable Law . . . . . . . . . . . . . . . . . . . . . . . . . .   117
10.14   Successors and Assigns: Subsequent Holders of Notes. . . . . . . .   117
10.15   No Fiduciary Relationship. . . . . . . . . . . . . . . . . . . . .   117
10.16   Consent To Jurisdiction And Service Of Process . . . . . . . . . .   117
10.17   Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . . .   118
10.18   Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . .   119
10.19   Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . .   119
10.20   Counterparts; Effectiveness. . . . . . . . . . . . . . . . . . . .   119
10.21   Limitation of Liability. . . . . . . . . . . . . . . . . . . . . .   119
10.22   No Duty. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   120
10.23   Construction . . . . . . . . . . . . . . . . . . . . . . . . . . .   120
10.24   Additional Subordinated Indebtedness . . . . . . . . . . . . . . .   120

                                    EXHIBITS

Exhibit A    Term Note A
Exhibit B    Term Note B
Exhibit C    Revolving Note
Exhibit D    Borrowing Base Certificate
Exhibit E    Notice of Borrowing
Exhibit F    Notice of Conversion/Continuation
Exhibit G    Compliance Certificate
Exhibit H    Borrower Security Agreement
Exhibit I    Holdings Pledge Agreement
Exhibit J    Seller Subordination Agreement
Exhibit K    Financial Condition Certificate
Exhibit L    Borrower Pledge Agreement
Exhibit M    Subsidiary Guaranty
Exhibit N    Subsidiary Security Agreement

                                    SCHEDULES

Schedule     1.1(A) Prior Indebtedness
Schedule     1.1(B) Pro Forma
Schedule     1.1(C) Mortgaged Property
Schedule     1.1(D) Permitted Liens
Schedule     4.1(A) Organization of Loan Parties
Schedule     4.1(B) Capitalization of Loan Parties
Schedule     4.1(C) Qualification of Loan Parties
Schedule     4.1(D) Conduct of Business
Schedule     4.2(B) Approvals and Consents
Schedule     4.3 Projections
Schedule     4.7 Litigation
Schedule     4.12 Employee Benefit Plans
Schedule     4.13 Intellectual Property
Schedule     4.14 Broker's Fees
Schedule     4.15(A) Environmental Claims
Schedule     4.15(B) Hazardous Materials
Schedule     4.15(C) Environmental Laws and Permits
Schedule     4.16 Employee Matters
Schedule     4.21 Insurance Policies
Schedule     4.22 Bank Accounts
Schedule     4.24 Investments
Schedule     7.1 Permitted Indebtedness
Schedule     7.4 Existing Contingent Obligations
Schedule     7.9 Permitted Affiliate Transactions
Schedule     7.10 Management Fees and Consulting Fees

                                CREDIT AGREEMENT

        This CREDIT AGREEMENT (this "Agreement") is dated as of September 29, 1995, and entered into by and among CENTRAL PRODUCTS ACQUISITION CORP., a Delaware corporation, (the "Borrower"), with its chief executive office and principal place of business at 748 Fourth Street, Menasha, Wisconsin, 54952-0330; SPINNAKER INDUSTRIES, INC., a Delaware corporation ("Holdings"), with its chief executive office and principal place of business at 600 N. Pearl Street, Suite 2160, Dallas, Texas 75201; the LENDERS LISTED ON THE SIGNATURE PAGES HEREOF and HELLER FINANCIAL, INC., a Delaware corporation (in its individual capacity, "HELLER"), with offices at 500 West Monroe, Chicago, Illinois 60661, for itself, as a Lender, and as Agent for the Lenders (such term and other capitalized terms used herein are defined in Section 1 of this Agreement).


                                    RECITALS:

        WHEREAS, Holdings is the owner and holder of all of the issued and outstanding capital stock of Borrower; and

        WHEREAS, Borrower has been formed for the purpose of acquiring certain assets of Unisource Worldwide, Inc., a Delaware corporation ("Unisource") and a wholly owned subsidiary of Alco Standard Corporation, an Ohio corporation ("Alco"), including all of the issued and outstanding capital stock of Central Products Company, formerly known as Central Products Company-Linden, a Delaware corporation ("Central"); and

        WHEREAS, the acquisition will be accomplished by the purchase of certain assets of Unisource, including all of the outstanding shares of capital stock of Central by Borrower pursuant to that certain Stock and Asset Purchase Agreement dated as of September 27, 1995, by and among Unisource, Alco and Borrower (the "Purchase Agreement"); and

        WHEREAS, Holdings and Borrower desire that Lenders extend certain term credit facilities and a revolving credit facility to Borrower to fund the Acquisition, to provide funds for the payment of certain fees, costs and expenses incurred by Borrower in connection with the Acquisition, to provide working capital financing for Borrower and its Subsidiaries and to provide funds for other general corporate purposes of Borrower and its Subsidiaries; and

        WHEREAS, Borrower desires to secure all of its obligations under the Loan Documents by pledging to Agent, on behalf of Lenders, the capital stock of its Subsidiaries and by granting to Agent, on behalf of Lenders, a security interest in and lien upon all of its personal and real property; and


CREDIT AGREEMENT-Page 1

        WHEREAS, Holdings is willing to grant to Agent, on behalf of Lenders, a security interest in and lien upon all of the capital stock of Borrower to secure the obligations of Borrower under the Loan Documents;

        NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Holdings, Borrower, Lenders and Agent agree as follows:

                                    SECTION 1

                                   DEFINITIONS

        1.1  CERTAIN DEFINED TERMS

        The terms defined below are used in this Agreement as so defined. Terms defined in the preamble and recitals to this Agreement are used in this Agreement as so defined.

     "ACCOUNTING CHANGES" has the meaning assigned to that term in subsection
1.2.

        "ACCOUNTS" means, on any date of determination, the unpaid portion of the obligations as stated on the respective invoices issued to a customer of Borrower or any of its Subsidiaries with respect to Inventory sold and shipped or services performed in the ordinary course of business, net of any credits, rebates or offsets owed by Borrower or any of its Subsidiaries to the respective customer and net of any commissions payable by Borrower or any of its Subsidiaries to third parties.

        "ACQUISITION" means the acquisition by Borrower of certain assets of Unisource and all of the issued and outstanding capital stock of Central pursuant to the Purchase Agreement.

        "ACQUISITION DOCUMENTS" means the Purchase Agreement, and all other documents, agreements and certificates executed in connection therewith; excluding, however, all Loan Documents, Capitalization Documents and Subordinated Loan Documents.

        "ACQUISITION SECURITIES" means collectively the Borrower Capital Stock and the Subordinated Notes.

        "ADDITIONAL MORTGAGED PROPERTY" has the meaning assigned to that term in subsection 5.11(B).

        "ADJUSTMENT DATE" has the meaning assigned to that term in subsection 2.2(A).

        "AFFECTED LENDER" has the meaning assigned to that term in subsections 2.7(B) and 2.7(C).

        "AFFILIATE" means any Person (other than Agent or any Lender): (a) directly or indirectly controlling, controlled by, or under common control with Borrower; (b) directly or indirectly owning


CREDIT AGREEMENT-Page 2
or holding five percent (5%) or more of any equity interest in Borrower; or (c) five percent (5%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by Borrower. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise. Notwithstanding the foregoing, in no event shall any shareholder of Lynch be deemed an Affiliate of Holdings, Borrower or any of its Subsidiaries unless such Person becomes an Affiliate of Holdings, Borrower or any of its Subsidiaries of the type described in clause
(b) or (c) of the foregoing for reasons other than ownership of voting stock or an equity interest in Lynch.

        "AGENT" means Heller in its capacity as agent for the Lenders under this Agreement and any successor appointed pursuant to subsection 9.2.

        "ALCO INDEMNITY AGREEMENT" means that certain Indemnity Agreement, dated September 29, 1995, by and between Alco and Agent.

        "ASSET DISPOSITION" means the disposition of the following, whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise:
(a) any of the Securities of any of Borrower's Subsidiaries or (b) any or all of the other assets of Borrower or any of Borrower's Subsidiaries other than sales of Inventory in the ordinary course of business.

        "BANK AGENCY AGREEMENT" means an agreement satisfactory to Agent among Agent, for the benefit of Lenders, Borrower and its Subsidiaries and each bank at which Borrower or any of its Subsidiaries maintain depository accounts.

        "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time and all rules and regulations promulgated thereunder.

        "BASE RATE" means a variable rate of interest per annum equal to the higher of (i) the rate of interest from time to time published by the Board of Governors of the Federal Reserve System as the "Bank Prime Loan" rate in Federal Reserve statistical release H.15(519) entitled "Selected Interest Rates" or any successor publication of the Federal Reserve System reporting the Bank Prime Loan rate or its equivalent, or (ii) the Federal Funds Effective Rate. The statistical release generally sets forth a Bank Prime Loan rate for each Business Day. The applicable Bank Prime Loan rate for any date not set forth shall be the rate set forth for the last preceding date. In the event the Board of Governors of the Federal Reserve System ceases to publish a Bank Prime Loan rate or equivalent, the term "Base Rate" shall mean a variable rate of interest per annum equal to the highest of the "prime rate," "reference rate," "base rate" or other similar rate announced from time to time by any of Bankers Trust Company, The Chase Manhattan Bank (National Association) or Chemical Bank (or their respective successors) as selected from time to time by Agent in its sole discretion and without requirement of notice to Borrower (with the understanding that any such rate may merely


CREDIT AGREEMENT-Page 3
be a reference rate and may not necessarily represent the lowest or best rate actually charged to any customer by such bank).

        "BASE RATE LOANS" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2(A)(1).

        "BASE RATE MARGIN" has the meaning assigned to that term in subsection 2.2(A).

        "BIG SIX ACCOUNTING FIRM" means any of Arthur Andersen & Co., KPMG Peat Marwick, Coopers & Lybrand, Ernst & Young, Deloitte & Touche and Price Waterhouse or any of their respective successors.

        "BORROWER CAPITAL STOCK" means Borrower's 1,000 authorized shares of common stock, $1.00 par value per share.

        "BORROWER PLANS" means the Employee Benefit Plans described in subsection 4.12(A) and on Schedule 4.12; and any other Employee Benefit Plans sponsored, maintained or contributed to by any Loan Party or Loan Party Affiliate.

        "BORROWER PLEDGE AGREEMENT" means the stock pledge agreement to be executed and delivered by Borrower in favor of Agent, for the benefit of Lenders, in form and substance satisfactory to Agent, pertaining to the capital stock of Central substantially in the form of Exhibit "L".

        "BORROWER SECURITY AGREEMENT" means the security agreement dated as of the Closing Date substantially in the form of Exhibit "H".

        "BORROWING BASE" has the meaning assigned to that term in subsection 2.1(C).

        "BORROWING BASE CERTIFICATE" means a certificate duly executed by a Responsible Officer of Borrower appropriately completed and in substantially the form of Exhibit "D".

        "BOYLE/FLEMING" means Boyle, Fleming & Co., Inc., a Delaware corporation.

        "BUSINESS DAY" means (a) for all purposes other than as covered by clause (b) below, any day excluding Saturday, Sunday and any day which either is a legal holiday under the laws of the State of Illinois, the Commonwealth of Pennsylvania or the State of Wisconsin or is a day on which national banking associations located in any of such states are closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the applicable LIBOR market.

        "CALCULATION PERIOD" has the meaning assigned to that term in subsection 2.2(A).


CREDIT AGREEMENT-Page 4

        "CALENDAR QUARTER" means the period of three consecutive calendar months ending on March 31, June 30, September 30, or December 31, of each calendar year.

        "CAPITAL EXPENDITURES" means, without duplication, for any period, the aggregate of all expenditures on a consolidated basis including deposits (whether paid in cash or property or accrued as liabilities and including the aggregate amount of all principal payments due for the entire term under all Capital Leases which are required to be capitalized on the balance sheet) made by Borrower and its Subsidiaries that, in conformity with GAAP, are required to be included in the property, plant, or equipment, or similar fixed asset account; provided, however, there shall be excluded from the calculation of Capital Expenditures permitted under subsection 6.1 hereof only that portion of all such expenditures which Borrower is permitted to reinvest or use for replacement or restoration of assets through the use of insurance proceeds, awards of compensation arising from condemnation or eminent domain proceedings or from Net Proceeds of Asset Dispositions.

        "CAPITAL EXPENDITURE LIMIT" shall have the meaning assigned to that term in Section 6.1.

        "CAPITALIZATION DOCUMENTS" means, collectively: (a) any or all of the stock certificates, partnership certificates, notes or debentures representing Acquisition Securities; (b) the indentures or other documents pursuant to which such certificates, notes and debentures are issued or to be issued; (c) each document governing the issuance of, or setting forth the terms of, such notes or debentures; and (d) any stockholders, voting trust, intercreditor, partnership or other agreement among or between the holders of Acquisition Securities or Borrower Capital Stock.

        "CAPITAL LEASE" means any lease of any property (whether real, personal or mixed) that, in conformity with GAAP, should be accounted for as a capital lease.

        "CASH EQUIVALENTS" means: (a) marketable direct obligations issued or unconditionally guarantied by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (b) commercial paper maturing no more than one year from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.; (c) certificates of deposit or bankers' acceptances maturing within one year from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000 and not subject to setoff rights in favor of such bank; and (d) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks having membership in the Federal Deposit Insurance Corporation in amounts not exceeding the lesser of $100,000 or the maximum amount of insurance applicable to the aggregate amount of Borrower's deposits at such institution); and (e) deposits or investments in mutual or similar funds offered or sponsored by brokerage or other companies having membership in the Securities Investor Protection Corporation in amounts not exceeding the lesser of $100,000 or the maximum amount of insurance applicable to the aggregate amount of Borrower's deposits at such institution.


CREDIT AGREEMENT-Page 5

        "CLOSING DATE" means September 29, 1995.

        "COLLATERAL" means, collectively: (a) all capital stock and other property pledged pursuant to the Pledge Agreements; (b) all "Collateral" as defined in the Security Agreements; (c) all real and personal property mortgaged pursuant to the Mortgages; and (d) any property or interest provided in addition to or in substitution for any of the foregoing.

        "COMMITMENT" or "COMMITMENTS" means the commitment or commitments of a Lender or Lenders to make the Loans as set forth in subsection 2.1 and of the Agent or any Lender to issue Lender Letters of Credit and Risk Participation Agreements as set forth in subsection 2.1(D).

        "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit "G."

        "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person: (a) with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (c) under Interest Rate Agreements; (d) under any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect that Person against fluctuations in currency values; or (e) under any commodity futures contract. Contingent Obligations shall include (i) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (ii) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and (iii) any liability of such Person for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guarantied or otherwise supported or, if a fixed and determined amount, the maximum amount so guarantied.

        "CONTRACTUAL OBLIGATION," as applied to any Person, means any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject, including, without limitation, the Related Transactions Documents.

        "DAILY INTEREST AMOUNT" has the meaning assigned to that term in subsection 2.11(B).

        "DAILY INTEREST RATE" has the meaning assigned to that term in subsection 2.11(B).



CREDIT AGREEMENT-Page 6

        "DAILY LOAN BALANCE" has the meaning assigned to that term in subsection 2.11(B).

        "DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

        "DOLLARS" and the sign "$" means the lawful money of the United States of America.

        "EBITDA" means, without duplication, for any period, for Borrower and its Subsidiaries on a consolidated basis, the following, each calculated for such period: (a) Net Income; plus (b) any provision for (or less any benefit from) income and franchise taxes included in the determination of Net Income; plus (c) Interest Expense deducted in the determination of Net Income; plus (d) amortization and depreciation deducted in the determination of Net Income; plus
(e) losses from (or less gains from) Asset Dispositions or other non-cash items (excluding sales, expenses or losses related to current assets) included in the determination of Net Income; less (f) after tax extraordinary gains (or plus after tax extraordinary losses) (in each case as defined under GAAP); plus (g) expenses of the Related Transactions included in the determination of Net Income provided that such expenses were accrued for or otherwise identified in the Pro Forma and described on Schedule 1.1(A); plus (h) changes pursuant to the last sentence of subsection 1.2 applicable to, but not included in, the Pro Forma.

     "ELIGIBLE ACCOUNTS" means, as of any date of determination, the aggregate of all Accounts excluding, however, the following:

          (a) Accounts which, at the date of issuance of the respective invoice therefor, were payable more than thirty (30) days after the date of issuance of such invoice;

          (b) Accounts which remain unpaid for more than sixty (60) days after the due date specified in the original invoice or for more than ninety (90) days after invoice date if no due date was specified;

          (c) Accounts due from a customer whose principal place of business is located outside the United States of America unless such Account is backed by a letter of credit which has been issued or confirmed by a bank that is organized under the laws of the United States of America or a State thereof and has capital and surplus in excess of $500,000,000, provided that, such letter of credit is delivered to Agent as additional Collateral under the Security Documents, together with such other documentation as may be reasonably requested by Agent;

          (d) Accounts due from a customer which Agent has notified Borrower has an unsatisfactory credit standing (as determined in the reasonable discretion of Agent);


CREDIT AGREEMENT-Page 7

          (e) Accounts with respect to which the customer is the United States of America, any State of the United States of America, or any political subdivision, department, agency or instrumentality of either, UNLESS (i) Borrower has, with respect to Accounts owed by the United States of America, complied with the Federal Assignment of Claims Act (31 U.S.C.,
     Section 3727) or (ii) with respect to Accounts owned by any State of the United States of America, or any department, political subdivision, agency or instrumentality thereof, (A) contractual or state law restrictions on the assignability of contracts or accounts of such Person or of the proceeds thereof do not exist; or (B) such restrictions are complied with and the Agent is satisfied it has a perfected, first priority security interest in such Accounts that can be enforced against the State or any department, political subdivision, agency or instrumentality thereof;

          (f) Accounts with respect to which the customer is an Affiliate of any Loan Party or is a director, officer, agent, stockholder or employee of any Loan Party or any of their Affiliates to the extent such Accounts exceed $250,000 (but only to the extent of such excess);

          (g) Accounts due from a customer if more than twenty percent (20%) of the aggregate amount of the Accounts of such customer have at the time remained unpaid for more than ninety (90) days after invoice date;


          (h) Accounts with respect to which there is any unresolved dispute with the respective customer (but only to the extent of such dispute);

          (i) Accounts evidenced by an instrument or chattel paper (as defined in Article 9 of the UCC) not in the possession of Agent;

          (j) Accounts with respect to which Agent does not have a valid, first priority and fully perfected security interest, and Accounts subject to any Lien except those in favor of Agent on behalf of the Lenders and the Permitted Encumbrances;

          (k) Accounts with respect to which the customer is the subject of any bankruptcy or other insolvency proceeding;

          (l) Accounts due from a customer to the extent that such Accounts exceed in the aggregate an amount equal to twenty percent (20%) of the aggregate of all Accounts at said date (but only to the extent of such excess);

          (m) Accounts with respect to which the customer's obligation to pay is conditional or subject to a repurchase obligation or right to return, including bill and hold sales, guarantied sales, sale or return transactions, sales on approval or consignment sales; and


CREDIT AGREEMENT-Page 8

          (n) Accounts with respect to which the customer is located in New Jersey, Minnesota, or any other state denying creditors access to its courts in the absence of a Notice of Business Activities Report or other similar filing, unless Borrower has either qualified as a foreign corporation authorized to transact business in such state or has filed a Notice of Business Activities Report or similar filing with the applicable state agency for the then current year.

PROVIDED that Accounts excluded solely as a result of the foregoing clause (a) which, at the date of issuance of the respective invoice therefor, were payable no more than sixty (60) days after the date of issuance of such invoice may be included as "ELIGIBLE ACCOUNTS" to the extent such Accounts do not exceed fifteen percent (15%) of the aggregate amount of all Eligible Accounts determined without including the Accounts described in this proviso.

     "ELIGIBLE INVENTORY" means, as any date of determination, the value (determined at the lower of cost or market on a first-in, first-out basis and net of any reserve for obsolete or slow moving Inventory) of all Inventory owned by Borrower (or any of its Subsidiaries) and located in the United States of America except the following: (a) Inventory with respect to which Agent does not have a valid, first priority and fully perfected security interest; (b) Inventory with respect to which there exists any Lien (other than Permitted Encumbrances) in favor of any Person other than Agent on behalf of Lenders; (c) Inventory produced in violation of the Fair Labor Standards Act and subject to the so-called "hot goods" provisions contained in Title 29 U.S.C. SECTION 215
(a); (d) (i) so long as no default or event of default has occurred and is continuing under the Alco Indemnity Agreement, Inventory located at the Linden Facility to the extent the value (determined at the lower of cost or market on a first-in, first-out basis and net of any reserve for obsolete or slow moving Inventory) exceeds $5,000,000 (but only to the extent of such excess), and (ii) in the event a default or event of default has occurred or is continuing under the Alco Indemnity Agreement, any and all Inventory located at the Linden Facility; PROVIDED that Inventory excluded as a result of the foregoing clauses
(d)(i) and (d)(ii) may be included if Borrower has caused to be executed and delivered to Agent an agreement with the landlord of the Linden Facility containing such consents and waivers as required by Agent; and (e) Inventory in the possession of Persons other than Borrower (or any of its Subsidiaries); PROVIDED that, such Inventory excluded as a result of the foregoing clause (e) may be included if Borrower shall: (i) notify such third Person of the security interests created pursuant to the Security Documents; (ii) instruct such Person to hold all such Collateral for Agent's account subject to Agent's instructions; and (iii) take all other actions the Agent deems necessary to perfect and protect its and the Borrower's interests in such Collateral pursuant to the requirements of the Uniform Commercial Code of the applicable jurisdiction where the warehouseman, bailee, agent, processor or other third Person is located (including the filing of a financing statement in the proper jurisdiction naming the applicable third Person as debtor and the Borrower as secured party).

     "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in
Section 3(3) of ERISA, and all other employee profit-sharing, incentive, deferred compensation, welfare, pension, retirement, severance, group insurance and other employee benefit plans, arrangements, agreements and practices which relate to employee benefits.


CREDIT AGREEMENT-Page 9

     "ENVIRONMENTAL CLAIMS" has the meaning assigned to such term in Section 4.15(A).

     "ENVIRONMENTAL LAWS" means all applicable federal, state or local laws, statutes, ordinances, codes, rules, regulations, orders, decrees or directives imposing liability or standards of conduct for or relating to the environment, industrial hygiene, land use or the protection of human health, safety or welfare, plant life or animal life, natural resources, the environment or property from pollution or waste management.

     "EQUITY SECURITIES" means any stock, shares, voting trust certificates, partnership interests, options, warrants or other evidences of equity securities or rights or interest therein or relating thereto.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all applicable regulations promulgated thereunder.

     "ERISA AFFILIATE" means any Person who is a member of a group which is under common control with any Loan Party or is treated as a single employer with any Loan Party as determined under Section 414(b), (c), (m) or (o) of the IRC.

     "EVENT OF DEFAULT" means each of the events set forth in subsection 8.1.

     "EXCESS CASH FLOW" means, for any period, without duplication, the total of the following for Borrower and its Subsidiaries on a consolidated basis, each calculated for such period: (a) EBITDA: LESS (b) any provision for (or plus any benefit from) income or franchise taxes included in the determination of Net Income; PLUS (c) decreases in Working Capital; less (d) increases in Working Capital; plus (d) decreases (increases) in long-term deferred tax assets; PLUS
(e) increases (decreases) in the long-term portion of reserves and accrued liabilities; PLUS (f) increases (decreases) in long-term deferred tax liabilities; LESS (g) the unfinanced portion of Capital Expenditures pursuant to subsections 7.1(e) and 7.1(f) less (h) scheduled amortization of Indebtedness actually paid; LESS (i) the aggregate of all voluntary prepayments of the Term Loans made in accordance with subsection 2.4(D); LESS (j) Interest Expenses; LESS (k) Restricted Junior Payments made in cash and otherwise permitted under subsection 7.5(a) of this Agreement. For purposes of this definition and this Agreement; (i) "Working Capital" means current assets LESS current liabilities, excluding cash, Cash Equivalents, the current portion of long term Indebtedness, the principal balance of the Revolving Loan and any amounts due to or due from Affiliates, and (ii) "unfinanced portion of Capital Expenditures" includes Capital Expenditures funded with advances under the Revolving Loan.

     "EXCESS INTEREST" has the meaning assigned to that term in subsection
2.2(F).

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.


CREDIT AGREEMENT-Page 10

     "EXPIRY DATE" means the earlier of (a) the termination of the Revolving Commitments pursuant to subsection 8.3 or (b) the Termination Date applicable to the Revolving Loan Commitments.

     "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next following Business Day by the Federal Reserve Bank of New York or, if such rate is not published for any Business Day, the average of the quotations for the day of the requested Loan received by the Agent from three Federal funds brokers of recognized standing selected by Agent.

     "FINANCIAL CONDITION CERTIFICATE" means a certificate delivered to Agent by Borrower pursuant to subsection 3.1(B) and substantially in the form of Exhibit "K".

     "FEE LETTER" has the meaning assigned to that term in Section 3.1(C).

     "FISCAL YEAR" means a twelve month period ending on the last day of December in each year; PROVIDED that, with respect to the Fiscal Year ending on December 31, 1995, "FISCAL YEAR" means the period from the Closing Date through December 31, 1995.

     "FIXED CHARGE COVERAGE" means, for any period, (a) Operating Cash Flow for such period divided by (b) Fixed Charges for such period.

     "FIXED CHARGES" means, without duplication, for any period, the following, each calculated for such period: (a) Interest Expenses; plus (b) any provision for (or less any benefit from) income or franchise taxes included in the determination of Net Income, excluding any changes in deferred tax asset and liability accounts; plus (c) scheduled payments of principal with respect to all Indebtedness (including scheduled payments of Capital Leases) of Borrower and its Subsidiaries on a consolidated basis, but excluding reductions of the Revolving Loan, plus (d) Restricted Junior Payments made in cash and otherwise permitted under this Agreement.

     "FUNDING DATE" means the date of each funding of a Loan or issuance of a Lender Letter of Credit or a Risk Participation Agreement.

     "GAAP" means generally accepted accounting principles as set forth in statements from Auditing Standards No. 69 entitled "The Meaning of 'Present Fairly in Conformance with Generally Accepted Accounting Principles in the Independent Auditors Reports'" issued by the Auditing Standards Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or any successor authority) that are applicable to the circumstances as of the date of determination.

     "HAZARDOUS MATERIAL" means all or any of the following: substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as "hazardous



CREDIT AGREEMENT-Page 11
substances", "hazardous materials", "hazardous wastes", "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity"; including, or in addition, any or all of the following: (a) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (b) any flammable substances, explosives or any radioactive materials; (c) underground storage tanks, whether empty or containing any substance; and (d) asbestos in any form; and (e) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

     "HOLDINGS NOTE" means that certain Subordinated Promissory Note in the stated principal amount of $25,000,000, dated September 29, 1995, from Holdings, as Maker, to Alco, as Payee.

     "HOLDINGS PLEDGE AGREEMENT" means that certain pledge agreement to be executed and delivered by Holdings to Agent substantially in the form of Exhibit "I".

     "INDEBTEDNESS", as applied to any Person, means: (a) all indebtedness for borrowed money; (b) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (c) notes payable, acceptances and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (d) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six months from the date the obligation is incurred or is evidenced by a note or similar written instrument; and (e) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements constitute Contingent Obligations and not Indebtedness.

     "INDEMNIFIED LIABILITIES" has the meaning assigned to that term in subsection 10.2.

     "INDEMNITEES" has the meaning assigned to that term in subsection 10.2.

     "INTELLECTUAL PROPERTY" has the meaning assigned to that term in subsection 4.13.

     "INTEREST EXPENSE" means, without duplication, for any period, the following, each calculated for such period: interest expense (net of any interest income) deducted in the determination of Net Income excluding: (a) the amortization of fees and costs incurred with respect to the Related Transactions which have been capitalized as transaction costs; (b) any interest paid in kind.

     "INTEREST INCREASE TRIGGER DATE" has the meaning assigned to that term in subsection 2.2(A).

      "INTEREST PERIOD" means any interest period applicable to a Loan as determined pursuant to subsection 2.2(B).



CREDIT AGREEMENT-Page 12

     "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect Borrower or any of its Subsidiaries against fluctuations in interest rates.

      "INTEREST RATE DETERMINATION DATE" means the date on which Agent determines the interest rate applicable to any LIBOR Loan pursuant to subsection 2.2(A) hereof, which shall be the second LIBOR Business Day prior to the first day of the Interest Period applicable to such LIBOR Loan.

     "INTEREST RATIO" has the meaning assigned to that term in subsection
2.11(B).

     "INTEREST SETTLEMENT DATE" has the meaning assigned to that term in subsection 2.11(B).

     "INVENTORY" means inventory (as defined in Article 9 of the UCC) to the extent comprised of materials, products or goods of a type manufactured, sold or consumed by Borrower or any of its Subsidiaries in the ordinary course of business.

     "INVESTMENT" means (a) any direct or indirect purchase or other acquisition by Borrower or any of its Subsidiaries of any beneficial interest in, including stock, partnership interest or other Securities of, any other Person (other than a Person that prior to the relevant purchase or acquisition was a Subsidiary of Borrower), or (b) any direct or indirect loan, advance or capital contribution by Borrower or any of its Subsidiaries to any other Person (other than a Subsidiary of Borrower), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

     "IRC" means the Internal Revenue Code of 1986, as amended and any rule or regulation promulgated thereunder from time to time.

     "IRS" means the United States Internal Revenue Service.

      "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form.

     "LENDER" or "LENDERS" means Heller and each of the other financial institutions listed on the signature pages hereof, together with their respective successors and permitted assigns pursuant to subsection 9.1.

     "LENDER ADDITION AGREEMENT" means an agreement among Agent, a Lender and such Lender's assignee regarding their respective rights and obligations with respect to assignments of the Loans, the Commitments and other interests under this Agreement and the other Loan Documents executed in accordance with the terms of Subsection 9.1.


CREDIT AGREEMENT-Page 13

     "LENDER LETTER OF CREDIT" means a letter of credit issued by Agent or any Lender under the terms of subsection 2.1(D) of this Agreement.

      "LIBOR" means, for each Interest Period, a rate of interest determined by Agent equal to:

          (a) the rate of interest determined by Agent at which deposits in Dollars for the relevant Interest Period are offered based on information presented on the Reuters Screen LIBO Page as of 11:00 A.M. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period for the same time period as that Interest Period; PROVIDED that if at least two such offered rates appear on the Reuters Screen LIBO Page in respect of such Interest Period, the arithmetic mean of all such rates will be the rate used; provided, further, that if fewer than two offered rates appear or if Reuters ceases to provide LIBOR quotations, such rate shall be the rate of interest at which deposits in Dollars are offered for the relevant Interest Period by any of Bankers Trust Company, The Chase Manhattan Bank (National Association) or Chemical Bank (or their respective successors) to first class banks in the London interbank market as of 11:00 A.M. (London time) on the applicable Interest Rate Determination Date, divided by

          (b) a number equal to 1.0 MINUS the average of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) Business Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation
     D) which are required to be maintained by a member bank of the Federal Reserve System;

(such rate to be adjusted upward to the next whole multiple of one sixteenth of one percent (1/16) of 1%).

     "LIBOR INTEREST RATIO" has the meaning assigned to that term in subsection 2.11(B).

      "LIBOR LOANS" means Loans bearing interest at rates determined by reference to the LIBOR as provided in subsection 2.2(A)(2).

     "LIBOR MARGIN" has the meaning assigned to that term in subsection 2.2(A).

     "LIBOR SETTLEMENT DATE" has the meaning assigned to that term in subsection 2.11(B).

     "LIEN" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).


CREDIT AGREEMENT-Page 14

     "LINDEN FACILITY" has the meaning assigned to such term in subsection 3.1(K)(8).

     "LOAN" or "LOANS" means an advance or advances under the Term Loan Commitments or the Revolving Loan Commitment and also means, as applicable when the context requires, LIBOR Loan or Loans or Base Rate Loan or Loans.

     "LOAN ACCOUNT" has the meaning assigned to that term in subsection 2.6.

     "LOAN DOCUMENTS" means this Agreement, the Notes, the Security Documents, the Pledge Agreements, the Subsidiary Guaranty, the Security Agreements, the Mortgages, the Lender Letters of Credit, the Fee Letter, the Risk Participation Agreements, the applications for the Lender Letters of Credit and Risk Participation Agreements, any Interest Rate Agreement between Borrower and/or its Subsidiaries and any Lender, and all other instruments, documents and agreements executed by or on behalf of any Loan Party and delivered concurrently herewith or at any time hereafter to or for the benefit of Agent or Lenders in connection with the Loans and other transactions contemplated by this Agreement, all as amended, supplemented or modified from time to time, but excluding all Acquisition Documents, Capitalization Documents, and Subordinated Loan Documents.

     "LOAN PARTIES" means, collectively, Holdings, Borrower and Borrower's Subsidiaries, and any other Person (other than Agent or any Lender) which is or becomes a party to any Loan Document, or individually, a "Loan Party".

     "LOAN PARTY AFFILIATE" means any Subsidiary of Holdings or Borrower which is under common control with Holdings or Borrower or is treated as a single employer with either Holdings or Borrower as determined under Section 414(b),
(c), (m) or (o) of the IRC.

     "LOSS PROCEEDS" has the meaning assigned to that term in subsection 2.4(C)(2).

     "LYNCH" means Lynch Corporation, an Indiana corporation.

     "LYNCH/FLEMING GROUP" has the meaning assigned to such term in subsection 8.1(S).

     "MATERIAL ADVERSE EFFECT" means (a) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of any Borrower or its Subsidiaries (on an individual basis); (b) the impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) the material impairment of the ability of Agent or any Lender to enforce or collect any of the Obligations, including the obligations of any Loan Party to perform. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

     "MAXIMUM AVAILABLE AMOUNT" has the meaning assigned to that term in subsection 8.3.


CREDIT AGREEMENT-Page 15

     "MAXIMUM RATE" has the meaning assigned to that term in subsection 2.2(D). To the extent, if any, that Texas law may apply, the Lenders hereby notify and disclose to the Borrower that, for purposes of Tex. Rev. Civ. Stat., Ann., art. 5069-1.04, as it may be amended from time to time, the applicable rate ceiling shall be the "indicated rate" ceiling from time-to-time in effect as limited by Art. 5069-1.04(b); provided, however, that, to the extent permitted by applicable law, the Lenders shall have the right to change the applicable rate ceiling from time to time in accordance with applicable law.

     "MAXIMUM REVOLVING LOAN AMOUNT" has the meaning assigned to that term in subsection 2.1(C).

     "MORTGAGE" means each of the mortgages, deeds of trust, deeds to secure debt, leasehold mortgages, leasehold deeds of trust, leasehold deeds to secure debt, collateral assignments of leases or other real estate security documents delivered by any Loan Party to Agent with respect to Mortgaged Property or the Additional Mortgaged Property, all in form and substance satisfactory to Agent.

     "MORTGAGE POLICIES" has the meaning assigned to that term in subsection 5.10(A).

     "MORTGAGED PROPERTY" means the real property owned or leased by Borrower and designated on Schedule 1.1(C).

      "MULTI-EMPLOYER PLAN" means a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA and when used with respect to any Loan Party shall include any such "multi-employer plan" which any Loan Party or, with respect to such plans subject to Title IV of ERISA, any ERISA Affiliate is making, or is accruing an obligation to make contributions or has made, or been obligated to make, contributions within the preceding six years.

     "NET INCOME" means, without duplication, for any period, the net income (or loss) of Borrower and its Subsidiaries on a consolidated basis after provision for or benefits from income and franchise taxes determined in accordance with GAAP, but excluding: (a) the income (or loss) of any Person (other than Subsidiaries of Borrower) in which Borrower or any of its Subsidiaries has an ownership interest unless received by Borrower or its Subsidiary in a cash distribution; and (b) the income (or loss) of any Person accrued prior to the date it became a Subsidiary of Borrower or is dissolved or merged into or consolidated with Borrower or that Person's assets are acquired by Borrower or any of its Subsidiaries.

     "NET PROCEEDS" means proceeds received by Borrower or any of its Subsidiaries in cash from any Asset Disposition (including payments under notes or other debt Securities received in connection with any Asset Disposition and insurance proceeds and awards of condemnation but excluding proceeds permitted under this Agreement to be used for replacement assets) net of (a) the costs of such sale, lease, transfer or other disposition (including taxes attributable to such sale lease


CREDIT AGREEMENT-Page 16
or transfer), and (b) amounts applied to repayment of Indebtedness (other than the Obligations) secured by a lien, security interest, claim or encumbrance on the asset or property disposed.

      "NET WORTH" means, on any date of determination, the total assets of Borrower and its Subsidiaries on a consolidated basis less the total liabilities of Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

     "NON-CONSENTING LENDER" has the meaning assigned to that term in subsection 2.12.

     "NOTE" or "NOTES" means one or more of the Term Notes or Revolving Notes, or any combination thereof.

     "NOTICE OF BORROWING" means a notice with respect to a proposed borrowing substantially in the form of Exhibit "E".

      "NOTICE OF CONVERSION/CONTINUATION" means a notice with respect to a proposed continuation or conversion of a Loan substantially in the form of Exhibit "F".

     "OBLIGATIONS" means all obligations, liabilities and indebtedness of every nature of each Loan Party from time to time owed to Agent or any Lender under any one or more of the Loan Documents including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable whether before or after the filing of a proceeding under the Bankruptcy Code by or against Borrower or its Subsidiaries. With respect to any specified Loan Party, "Obligations" of such specified Loan Party means all obligations, liabilities and indebtedness of such Loan Party to any Lender or Agent under any Loan Document to which such Loan Party is a party.

     "OPERATING CASH FLOW" means, for any period, the remainder of (a) EBITDA for such period minus (b) the unfinanced portion of Capital Expenditures, minus
(c) Other Capitalized Costs.

     "OTHER CAPITALIZED COSTS" means, for any period, the gross amount capitalized for long term assets in accordance with GAAP (net of cash received in respect of long term assets), other than (a) Capital Expenditures and (b) fees and expenses capitalized with respect to the Related Transactions.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "PENSION PLAN" means any Employee Benefit Plan which is subject to the provisions of Title IV of ERISA or Section 412 of the IRC and which (a) is maintained for employees of any Loan Party or any of their ERISA Affiliates or
(b) has at any time within the preceding six years been maintained for the employees of any Loan Party, any of their ERISA Affiliates, or any other Person who, within the preceding six (6) years, would be treated as an ERISA Affiliate by any Loan Party.


CREDIT AGREEMENT-Page 17

     "PERMITTED ENCUMBRANCES" means the following types of Liens:

          (a) Liens (other than Liens relating to Environmental Claims or ERISA) for taxes, assessments or other governmental charges not yet due and payable;

          (b) Statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than thirty (30) days delinquent or which are being contested in good faith; PROVIDED that a reserve or other appropriate provision, shall have been made therefor;

          (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (d) Deposits, in an aggregate amount not to exceed $100,000 made in the ordinary course of business to secure liability to insurance carriers;

          (e) Liens for purchase money obligations; PROVIDED that: (i) the purchase of the asset subject to any such Lien is permitted under subsection 6.1; (ii) the Indebtedness secured by any such Lien is permitted under subsection 7.1; and (iii) any such Lien encumbers only the asset so purchased and does not attach to any Inventory;

          (f) Any attachment or judgment Lien not constituting an Event of Default under subsections 8.1(H) or 8.1(I) of this Agreement;

          (g) Leases or subleases granted to others not interfering in any material respect with the business of any Loan Party or any Loan Party's Subsidiaries and otherwise permitted under the terms of this Agreement;

          (h) Easements, rights-of-way, restrictions, and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries;

          (i) Any interest or title of a lessor or sublessor under any lease permitted by subsection 7.8.

          (j) Liens arising from filing Uniform Commercial Code financing statements regarding leases permitted by this Agreement;


CREDIT AGREEMENT-Page 18

          (k)  Liens in favor of Agent, on behalf of Lenders; and

          (l) Liens existing on the date hereof and renewals and extensions thereof, which Liens are set forth on Schedule 1.1(D) hereto or Schedule II to the Security Agreements.

     "PERSON" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof and their respective permitted successors and assigns (or in the case of a governmental Person, the successor functional equivalent of such Person).

     "PLEDGE AGREEMENTS" means, collectively, the Holdings Pledge Agreement and the Borrower Pledge Agreement.

     "PRIOR INDEBTEDNESS" means the indebtedness of Borrower or its Subsidiaries identified on Schedule 1.1(A), which is to be paid in full on the Closing Date.

     "PRO FORMA" means the unaudited consolidated balance sheet of Borrower and its Subsidiaries as of the Closing Date after giving effect to the Related Transactions as determined by the good faith estimate of Borrower and its senior management. Notwithstanding any other term contained in this Agreement, should the application of purchase or other accounting principles permit Borrower, in accordance with GAAP, to characterize certain expenditures as capital items rather than expense, then such expenditures shall be treated as expense in the period such expenditures were incurred or paid for all purposes under this Agreement unless such expenditure was identified and capitalized in the Pro Forma. The Pro Forma is annexed hereto as Schedule 1.1(B).

     "PRO RATA SHARE" means (a) with respect to matters relating to a particular Commitment of a Lender (including the making or repayment of Loans pursuant to that Commitment), the percentage obtained by dividing (i) such Commitment of that Lender by (ii) all such Commitments of all Lenders and (b) with respect to all other matters, the percentage obtained by dividing (i) the Total Loan Commitment of a Lender by (ii) the Total Loan Commitments of all Lenders, in either case as such percentage may be adjusted by assignments permitted pursuant to subsection 9.1.

     "PROJECTIONS" means (1) on the Closing Date, the projections attached hereto as Schedule 4.3 and (2) for projections delivered after the Closing Date, Borrower's forecasted consolidated: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared consistently with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions in a form acceptable to Agent and otherwise complying with the requirements of
Section 5.1(I).


CREDIT AGREEMENT-Page 19

     "PURCHASE AGREEMENT" has the meaning assigned to such term in the recitals of this Agreement.


     "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System.

     "RELATED TRANSACTIONS" means the Acquisition, the execution and delivery of the Related Transactions Documents, the funding of the Term Loans and each borrowing under the Revolving Loan on the Closing Date, the funding of the Subordinated Indebtedness, the repayment of the Prior Indebtedness and the payment of all fees, costs and expenses associated with all of the foregoing.

     "RELATED TRANSACTIONS DOCUMENTS" means the Acquisition Documents, the Loan Documents, the Subordinated Loan Documents and Capitalization Documents.

     "REQUISITE LENDERS" means Lenders having (a) 66 2/3% or more of the Total Loan Commitments or, (b) if the Term Loan Commitments have been terminated, 66 2/3% or more of the sum of the Revolving Loan Commitments and the aggregate outstanding principal amount of the Term Loans, if any, or (c) if all Commitments have been terminated, 66 2/3% or more of the aggregate outstanding principal amount of the Revolving Loan, the Term Loan and the Risk Participation Reserve.

     "RESPONSIBLE OFFICER" means, the President, the Chief Executive Officer, Chief Financial Officer, an Executive Vice President or with respect to any report or statement to be certified, or any certification to be delivered, under the terms hereof, an officer of the applicable Loan Party who has responsibility at the Loan Party for the matters certified.

     "RESTRICTED JUNIOR PAYMENT" means: (a) any dividend or other distribution, direct or indirect, on account of shares of any class of stock of Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Borrower or any of its Subsidiaries now or hereafter outstanding; (c) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Indebtedness; and (d) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Borrower or any of its Subsidiaries now or hereafter outstanding.

     "REVOLVING LOANS" means all advances made by Lenders pursuant to subsection 2.1(C) and any amounts added to the principal balance of the Revolving Loans pursuant to this Agreement.

     "REVOLVING LOAN COMMITMENT" means (a) as to any Lender, the commitment of such Lender to make Revolving Loans as set forth opposite its name on the signature pages hereof or in the most


CREDIT AGREEMENT-Page 20
recent Lender Addition Agreement, if any, executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Loans and to purchase participations in Lender Letters of Credit and Risk Participation Agreements pursuant to subsection 2.1(D), as such Commitments may be adjusted from time to time pursuant to this Agreement.

     "REVOLVING NOTE" means each promissory note of Borrower substantially in the form of Exhibit "C" issued pursuant to subsection 2.1(F)(1).

     "RISK PARTICIPATION AGREEMENT" means a Risk Participation Agreement as such term is defined in subsection 2.1(D).

     "RISK PARTICIPATION LIABILITY" means, as to each Lender Letter of Credit and each Risk Participation Agreement, all reimbursement obligations of Borrower to the issuer of the Lender Letter of Credit or to the issuer of the letter of credit with respect to the transaction for which the Risk Participation Agreement was executed and delivered, consisting of (a) the amount available to be drawn or which may become available to be drawn; (b) all amounts which have been paid and made available by the issuing bank to the extent not reimbursed; and (c) all accrued and unpaid interest, fees and expenses with respect thereto.

     "RISK PARTICIPATION RESERVE" means, at any time, an amount equal to (a) the aggregate amount of Risk Participation Liability with respect to all Lender Letters of Credit and all Risk Participation Agreements outstanding at such time plus (b) to the extent not included in clause (a), the aggregate amount theretofore paid by the Agent or any Lender under Lender Letters of Credit or Risk Participation Agreements for which Agent or the Lender has not been reimbursed or which has not been debited to the Loan Account pursuant to subsection 2.1(D)(2); provided, that if the issuer of any letter of credit does not provide automatic daily reporting of the outstanding letters of credit and the amounts drawn thereunder, Risk Participation Reserve shall mean the maximum amount of Risk Participation Liability with respect to each such letter of credit.

     "SCHEDULED INSTALLMENT" means any Scheduled Term Loan A Installment or any Scheduled Term Loan B Installment.

     "SCHEDULED TERM LOAN A INSTALLMENT" has the meaning assigned to that term in subsection 2.1(A).

     "SCHEDULED TERM LOAN B INSTALLMENT" has the meaning assigned to that term in subsection 2.1(B).

     "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, bonds, debentures, options, warrants, notes, or evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates


CREDIT AGREEMENT-Page 21
for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

     "SECURITY AGREEMENTS" means, collectively, the Borrower Security Agreement and the Subsidiary Security Agreements.

     "SECURITY DOCUMENTS" means all instruments, documents and agreements executed by or on behalf of any Loan Party to guaranty or provide collateral security with respect to the Obligations and other transactions contemplated by this Agreement including the Subsidiary Guaranty, the Pledge Agreements, the Mortgages, the Security Agreements and all instruments, documents and agreements executed pursuant to the terms of the foregoing, including those executed pursuant to the Security Agreements.

     "SETTLEMENT DATE" has the meaning assigned to that term in subsection 2.11(A).

     "SELLER SUBORDINATED NOTE" means that certain promissory note, dated the Closing Date, in the stated principal amount of $5,000,000, from Borrower, as maker, to Seller, as payee, and any amendments, renewals, extensions and modifications thereof.

     "SELLER SUBORDINATION AGREEMENT" means a subordination agreement dated as of the Closing Date substantially in the form of Exhibit "J".

     "STUB PERIOD" has the meaning assigned to that term in subsection 2.11(B).

     "SUBORDINATED INDEBTEDNESS" means the Indebtedness evidenced by the Seller Subordinated Note and all other Indebtedness of Borrower or any of its Subsidiaries which is subordinated in right of payment to the Obligations pursuant to documentation that is in form and substance satisfactory to Agent.

     "SUBORDINATED LOAN DOCUMENTS" means the Seller Subordinated Note, the Seller Subordination Agreement and all other instruments, agreements and documentation delivered concurrently therewith or at any time hereafter to evidence the repayment of the Seller Subordinated Note, to set forth agreements governing the Seller Subordinated Note or to secure or guaranty the Seller Subordinated Note.

     "SUBSIDIARY" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of Securities (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.


CREDIT AGREEMENT-Page 22

     "SUBSIDIARY GUARANTY" means a Guaranty to be executed and delivered by Borrower's Subsidiaries for the benefit of Lenders, in form and substance satisfactory to Agent and substantially in the form of Exhibit "M".

     "SUBSIDIARY SECURITY AGREEMENT" means a Security Agreement to be executed and delivered by Borrower's Subsidiaries in favor of Agent, for the benefit of Lenders, in form and substance satisfactory to Agent and substantially in the form of Exhibit "N".

     "TAX LIABILITIES" has the meaning assigned to that term in subsection 2.10(A).

     "TERM LOAN" or "TERM LOANS" means Term Loan A and Term Loan B.

     "TERM LOAN A" means the term loan to be made by the Lenders to the Borrower pursuant to Section 2.1(A).

     "TERM LOAN B" means the term loan to be made by the Lenders to the Borrower pursuant to Section 2.1(B).

     "TERM LOAN A COMMITMENT" means (a) as to any Lender, the commitment of such Lender to make its Pro Rata Share of Term Loan A as set forth opposite its name on the signature pages hereof or in the most recent Lender Addition Agreement, if any, executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Term Loan A.

     "TERM LOAN B COMMITMENT" means (a) as to any Lender, the commitment of such Lender to make its Pro Rata Share of Term Loan B as set forth opposite its name on the signature pages hereof or in the most recent Lender Addition Agreement, if any, executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Term Loan B.

     "TERM LOAN B EXPIRY DATE" means the earlier of (a) the Termination of the Term Loan B Commitment pursuant to subsection 8.3 or (b) the Termination Date applicable to the Term Loan B Commitments.

     "TERM LOAN COMMITMENTS" means the aggregate of the Term Loan A Commitment and the Term Loan B Commitment.

     "TERM NOTE" and "TERM NOTES" means Term Note A and Term Note B.

     "TERM NOTE A" means each promissory note of Borrower substantially in the form of Exhibit "A", issued pursuant to subsection 2.1(F)(2).

     "TERM NOTE B" means each promissory note of Borrower substantially in the form of Exhibit "B" issued pursuant to subsection 2.1 (F)(3).


CREDIT AGREEMENT-Page 23

     "TERMINATION DATE" means, (a) September 29, 2000, with respect to the Revolving Loan Commitments, the Revolving Loans, the Term Loan A Commitment, the Term Loan A, the Risk Participation Agreements and the Lender Letters of Credit, and (b) September 29, 2002, with respect to Term Loan B and the Term Loan B Commitment.

     "TERMINATION EVENT" means: (a) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder with respect to a Title IV Plan for which the 30-day notice to the PBGC has not been waived; or (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Title IV Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the occurrence of an event described in Section 4062(e) of ERISA with respect to a Title IV Plan; or (c) the termination of a Title IV Plan, the filing of a notice of intent to terminate a Title IV Plan or the treatment of a Title IV Plan amendment as a termination under Section 4041 of ERISA; or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Title IV Plan by the PBGC; or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan provided that with respect to subsection 7.16(a) hereof, any such other event or condition shall not be a "Termination Event" for purposes of subsection 7.16(a), unless the event or condition is or was within the control of a Loan Party or one of its Subsidiaries; or (f) the partial or complete withdrawal of any Loan Party or any ERISA Affiliate from a Multi-employer Plan; or (g) the imposition of a Lien pursuant to Section 412 of the IRC or Section 302 of ERISA; or (h) any event or condition which results in the reorganization or insolvency of a Multi-employer Plan under Sections 4241 or 4245 of ERISA; or (i) any event or condition which results in the termination of a Multi-employer Plan under
Section 4041A of ERISA or the institution by the PBGC of proceeding to terminate a Multi-employer Plan under Section 4042 of ERISA.

     "TITLE IV PLAN" means a Pension Plan, other than a Multi-employer Plan, which is covered by Title IV of ERISA.

     "TOTAL DEBT" means, as at any date of determination, the sum of all Indebtedness (including all Loans and Capital Leases; PROVIDED that, for purposes of determining the sum of the Revolving Loans on such date of determination, the sum of the Revolving Loans shall be the arithmetic average of the aggregate principal amount of all Revolving Loans outstanding as of the last day of each of the twelve calendar months immediately preceding such date of determination for which Agent has received the financial statements required by
Section 5.1(A)) of Borrower and its Subsidiaries which in conformity with GAAP would be included in determining total liabilities on a consolidated balance sheet of Borrower and its Subsidiaries and, without duplication, the sum of the face amounts of all then outstanding letters of credit (including, without duplication, all Lender Letters of Credit and all Risk Participation Agreements) which have been issued for the account of Borrower or any of its Subsidiaries.

     "TOTAL DEBT TO OCF RATIO" means, on any date of determination, the ratio of
(a) Total Debt to (b) Operating Cash Flow for the period of twelve consecutive months immediately preceding such


CREDIT AGREEMENT-Page 24
date of determination for which Agent has received the financial statements required by Section 5.1(A).

     "TOTAL INTEREST COVERAGE" means, for any period, (a) Operating Cash Flow for such period divided by (b) Interest Expense.

      "TOTAL LOAN COMMITMENT" means, as to any Lender, the aggregate commitments of such Lender with respect to the Revolving Loan Commitment and the Term Loan Commitments, and, as to all Lenders the aggregate of the Revolving Loan Commitment and the Term Loan Commitment.

     "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of Illinois.

     "UNISOURCE" has the meaning assigned to that term in the recitals to this Agreement.

     "WELFARE PLAN" means any Employee Benefit Plan, which is an employee welfare benefit plan, other than a Multi-employer Plan, within the meaning of
Section 3(l) of ERISA.

     "YEARLY LIMIT" shall have the meaning assigned to that term in Section 6.1

     1.2 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT

     For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Financial statements and other information furnished to Agent or any Lender pursuant to subsection 5.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation. No "Accounting Changes" (as defined below) shall effect financial covenants, standards or terms in this Agreement; provided, that Borrower shall prepare footnotes to each Compliance Certificate and the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). "Accounting Changes" means: (a) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or the Securities and Exchange Commission (or successors thereto or agencies with similar functions) after the Closing Date; (b) changes in accounting principles recommended by Borrower's certified public accountants; and (c) changes in carrying value of Borrower's (or any of its Subsidiaries') assets, liabilities or equity accounts resulting from (i) the application of purchase accounting principles (A.P.B. 16 and/or 17 and EITF 88-16 and FASB 109) to the Related Transactions or (ii) as the result of any other adjustments that, in each case, were applicable to, but not included in, the Pro Forma. All such adjustments resulting from expenditures made subsequent to the Closing Date (including, but not limited to, capitalization of costs and



CREDIT AGREEMENT-Page 25
expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period.

     1.3  OTHER DEFINITIONAL PROVISIONS

     References to "Sections", "subsections", "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, "hereof," "herein," "hereto," "hereunder" and the like mean and refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears; words importing any gender include the other genders; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, restatements, supplements, extensions, renewals, replacements and other modifications thereto, but only to the extent such amendments, assignments, restatements, supplements, extensions, renewals, replacements and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

                                    SECTION 2

                           AMOUNTS AND TERMS OF LOANS

     2.1  LOANS

     (A) TERM LOAN A. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, each Lender agrees to lend on the Closing Date to Borrower its Pro Rata Share (calculated based on its Term Loan A Commitment) of Term Loan A; provided, however, that the aggregate amount of Term Loan A of a Lender outstanding at any time shall not exceed such Lender's Term Loan A Commitment. The aggregate amount of Term Loan A shall be $20,000,000. Any portion of Term Loan A repaid may not be reborrowed. Borrower shall make principal payments in the amounts of the applicable Schedule Term Loan A Installments (or such lesser principal amount of such Term Loan A Installment as shall then be due on the date of payment as a result of prepayments applied in accordance with this Agreement) on the dates and in the amounts set forth below.

     "SCHEDULED TERM LOAN A INSTALLMENT" means, for each date set forth below, the amount set forth opposite such date.


CREDIT AGREEMENT-Page 26


-------------------------------------------------------------------------------
  Date                                   Scheduled Installment
-------------------------------------------------------------------------------
  December 31, 1995                      $  375,000
-------------------------------------------------------------------------------
  March 31, 1996                         $  375,000
-------------------------------------------------------------------------------
  June 30, 1996                          $  375,000
-------------------------------------------------------------------------------
  September 30, 1996                     $  375,000
-------------------------------------------------------------------------------
  December 31, 1996                      $  625,000
-------------------------------------------------------------------------------
  March 31, 1997                         $  625,000
-------------------------------------------------------------------------------
  June 30, 1997                          $  625,000
-------------------------------------------------------------------------------
  September 30, 1997                     $  625,000
-------------------------------------------------------------------------------
  December 31, 1997                      $1,125,000
-------------------------------------------------------------------------------
  March 31, 1998                         $1,125,000
-------------------------------------------------------------------------------
  June 30, 1998                          $1,125,000
-------------------------------------------------------------------------------
  September 30, 1998                     $1,125,000
-------------------------------------------------------------------------------
  December 31, 1998                      $1,375,000
-------------------------------------------------------------------------------
  March 31, 1999                         $1,375,000
-------------------------------------------------------------------------------
  June 30, 1999                          $1,375,000
-------------------------------------------------------------------------------
  September 30, 1999                     $1,375,000
-------------------------------------------------------------------------------
  December 31, 1999                      $1,500,000
-------------------------------------------------------------------------------
  March 31, 2000                         $1,500,000
-------------------------------------------------------------------------------
  June 30, 2000                          $1,500,000
-------------------------------------------------------------------------------
  September 29, 2000                     $1,500,000
-------------------------------------------------------------------------------

     (B) TERM LOAN B. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, each Lender agrees to lend on the Closing Date, to Borrower its Pro Rata Share (calculated based on its Term Loan B Commitment) of Term Loan B; provided, however that the aggregate amount of Term Loan B of a Lender outstanding at any time shall not exceed such Lender's Term Loan B Commitment. The aggregate amount of Term Loan B shall be $16,000,000. Any portion of Term Loan B repaid may


CREDIT AGREEMENT-Page 27
not be reborrowed. Borrower shall make principal payments in the amounts of the applicable Scheduled Term Loan B Installments (or such lesser principal amount of such Term Loan B Installment as shall then be due on the date of payment as a result of prepayments applied in accordance with this Agreement) on the dates and in the amounts set forth below.

     "SCHEDULED TERM LOAN B INSTALLMENT" means, for each date set forth below, the amount set forth opposite such date.


-------------------------------------------------------------------------------
  Date                                  Scheduled Installment
-------------------------------------------------------------------------------
  December 31, 2000                     $2,000,000
-------------------------------------------------------------------------------
  March 31, 2001                        $2,000,000
-------------------------------------------------------------------------------
  June 30, 2001                         $2,000,000
-------------------------------------------------------------------------------
  September 30, 2001                    $2,000,000
-------------------------------------------------------------------------------
  December 31, 2001                     $2,000,000
-------------------------------------------------------------------------------
  March 31, 2002                        $2,000,000
-------------------------------------------------------------------------------
  June 30, 2002                         $2,000,000
-------------------------------------------------------------------------------
  September 29, 2002                    $2,000,000
-------------------------------------------------------------------------------


     (C) REVOLVING LOANS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, each Lender agrees, severally and not jointly, to lend to Borrower from time to time during the period from the Closing Date to but excluding the Expiry Date, its Pro Rata Share (based on its Revolving Loan Commitment) of the Revolving Loans; provided, however, that the aggregate amount of Revolving Loans of a Lender outstanding at any time shall not exceed such Lender's Revolving Loan Commitment. The aggregate amount of all Revolving Loan Commitments shall be $24,000,000 as the same may be reduced from time to time pursuant to the terms of this Agreement, with any such reduction to be applied to the Revolving Loan Commitments of the Lenders based on their Pro Rata Share of such Commitments. Amounts borrowed under this subsection 2.1(C) may be repaid and reborrowed at any time prior to the Expiry Date. No Lender shall have any obligation to make advances under this subsection 2.1(C) to the extent any requested advance would cause such Lender's Pro Rata Share (based on its Revolving Loan Commitment) of the principal balance of the Revolving Loans then outstanding to exceed such Lender's Pro Rata Share of the Maximum Revolving Loan Amount; PROVIDED that, (1) Requisite Lenders may, in their sole discretion, elect from time to time to make Revolving Loans in excess of the Maximum Revolving Loan Amount so long as such Revolving Loans, together with the then outstanding principal


CREDIT AGREEMENT-Page 28
balance of the Revolving Loans do not exceed the lesser of (i) the Maximum Revolving Loan Amount plus $2,000,000, or (ii) the aggregate amount of Lenders' Revolving Loan Commitments, and the outstanding principal balance of all Revolving Loans does not exceed the Maximum Revolving Loan Amount for more than 90 days during any period of 180 consecutive days, and, (2) PROVIDED further, that Agent may, in its sole discretion, elect from time to time to make Revolving Loans in excess of a Maximum Revolving Loan Amount so long as such Revolving Loans, together with the then outstanding principal balance of the Revolving Loans do not exceed the lesser of (i) the Maximum Revolving Loan Amount plus $250,000, or (ii) the aggregate amount of Lenders' Revolving Loan Commitments and the outstanding principal balance of all Revolving Loans does not exceed the Maximum Revolving Loan Amount for more than ninety (90) days during any period of 180 consecutive days. If Revolving Loans in excess of the Maximum Revolving Loan Amount are made pursuant to the approval of the Requisite Lenders or by Agent as set forth in the proviso to the preceding sentence, then for purposes of this SUBSECTION 2.1(C), (i) the Maximum Revolving Loan Amount shall be deemed increased by such amount but only for so long as the Requisite Lenders allow such Revolving Loans to be outstanding, and (ii) all Lenders with Revolving Loan Commitments and not just the Lenders with Revolving Loan Commitments voting to make such Loans, or Agent, as the case may be, shall be bound to make such Revolving Loans in accordance with the terms of this Agreement.

               (a) "MAXIMUM REVOLVING LOAN AMOUNT" means, as of any date of determination, the lesser of (a) the Revolving Loan Commitments minus the Risk Participation Reserve and (b) the Borrowing Base minus the Risk Participation Reserve, each such amount calculated as of such date of determination.

               (b) "BORROWING BASE" means, as of any date of determination, the sum of (a) eighty-five percent (85%) of Eligible Accounts, plus (b) sixty-five percent (65%) of Eligible Inventory. The Borrowing Base shall be determined based on the most recent Borrowing Base Certificate timely delivered pursuant to subsection 5.1(E).

     (D) LETTERS OF CREDIT AND RISK PARTICIPATION AGREEMENTS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of each Loan Party in the Loan Documents, the Revolving Loan Commitment may, in addition to advances under the Revolving Loans, be utilized, upon the request of Borrower, for (i) the issuance of letters of credit by Agent or any Lender (each such letter of credit, a "Lender Letter of Credit") or (ii) the issuance by Agent of risk participation agreements to banks reasonably acceptable to Agent (each such agreement a "Risk Participation Agreement") to confirm payment to such banks which issue letters of credit for the account of Borrower or its Subsidiaries; provided that no Lender is obligated to issue a Lender Letter of Credit and regardless of whether the letter of credit is a Lender Letter of Credit, such letters of credit, including any Lender Letters of Credit shall have a term of not more than one year, but may be renewable for an unlimited number of successive terms of not more than one year provided that, the expiration date of such letter of credit or Lender Letter of Credit shall be a date which is at least thirty (30) days before the Termination Date and the issuer of the letter of credit or Lender Letter of Credit provides at least sixty days notice of its intent not to renew such letter of credit or Lender Letter of Credit, as the case may be. At the time of issuance of each Lender Letter of Credit or Risk Participation Agreement, Agent, or if applicable, the Lender issuing the


CREDIT AGREEMENT-Page 29
letter of credit or Risk Participation Agreement in question, shall be deemed, without further action by any party hereto, to have sold to each Lender (other than itself), and each such Lender shall be deemed, without further action by any party hereto, to have purchased from Agent or, if applicable, the Lender issuing the Letter of Credit or Risk Participation Agreement in question, a participation to the extent of such Lender's Pro Rata Share (calculated based on its Revolving Loan Commitment) in such Lender Letter of Credit or Risk Participation Agreement and the related Risk Participation Liability.

          (1) MAXIMUM AMOUNT. The aggregate amount of Risk Participation Liability with respect to all Lender Letters of Credit and Risk Participation Agreements outstanding at any time shall not exceed $2,000,000.


          (2) REIMBURSEMENT. Borrower shall be irrevocably and unconditionally obligated forthwith without presentment, demand, protest or other formalities of any kind, to reimburse Agent, for the benefit of Agent and Lenders, for any amounts paid by Agent or any Lender with respect to a Lender Letter of Credit or a Risk Participation Agreement issued for the account of Borrower or its Subsidiaries, including all fees, costs and expenses paid by Agent or any Lender to any bank that issues letters of credit. Borrower hereby authorizes and directs Agent, at Agent's option and without the need for prior notice, to debit the Loan Account (by increasing the principal balance of the Revolving Loan in the amount of any payment made by Agent or any Lender with respect to any Lender Letter of Credit or any Risk Participation Agreement. All amounts paid by Agent or any Lender with respect to any Lender Letter of Credit or Risk Participation Agreement that are not immediately repaid by Borrower with the proceeds of the Revolving Loan, or otherwise shall bear interest at the interest rate applicable to Revolving Loans. In the event that Borrower shall fail to reimburse Agent on the date of any payment by Agent under a Lender Letter of Credit or Risk Participation Agreement in an amount equal to the amount of such payment, Agent shall promptly notify each Lender of the unreimbursed amount of such payment together with accrued interest thereon and each Lender agrees to purchase, and shall be deemed to have purchased, a participation in such Lender Letter of Credit or Risk Participation Agreement, as the case may be, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Lender Letter of Credit or Risk Participation Agreement, as the case may be, and each Lender agrees to pay to Agent such Lender's Pro Rata Share of any payments made by Agent under such Lender Letter of Credit and Risk Participation Agreement. The obligation of each Lender to deliver to Agent an amount equal to its respective Pro Rata Share pursuant to the foregoing sentence shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3. In the event any Lender fails to make available to Agent the amount of such Lender's Pro Rata Share of any payments made by Agent in respect of such Lender Letter of Credit or Risk Participation Agreement as provided in this subsection 2.1(D)(2), Agent shall be entitled to recover such amount on demand from such Lender together with interest at the Base Rate.


CREDIT AGREEMENT-Page 30

          (3) CONDITIONS OF ISSUANCE OF LETTERS OF CREDIT OR RISK PARTICIPATION AGREEMENTS. In addition to all other terms and conditions set forth in this Agreement, the issuance by Agent of any Lender Letter of Credit or Risk Participation Agreement shall be subject to the conditions precedent that the Lender Letter of Credit, the Risk Participation Agreement or the letter of credit for which Borrower requests a Risk Participation Agreement shall support a transaction entered into in the ordinary course of Borrower's business or for purposes otherwise satisfactory to Agent and shall be in such form, be for such amount, and contain such terms and conditions as are reasonably satisfactory to Agent. Each Lender Letter of Credit and each Risk Participation Agreement shall be in form and substance reasonably satisfactory to Agent. The expiration date of each Lender Letter of Credit shall be on a date which is no later than one year from its date of issuance but may be renewable for an unlimited number of successive terms of not more than one year provided, that, the expiration date of such letter of credit or Lender Letter of Credit shall be a date which is at least thirty (30) days before the Termination Date and the issuer of the letter of credit or Lender Letter of Credit provides at least thirty (30) days notice of its intent not to renew such letter of credit or Lender Letter of Credit, as the case may be. Each Risk Participation Agreement shall provide that the agreement terminates and all demands or claims for payment must be presented by a date certain, which date will be at least thirty (30) days before the Termination Date.

          (4) REQUEST FOR LETTERS OF CREDIT OR RISK PARTICIPATION AGREEMENTS. With respect to each Lender Letter of Credit or Risk Participation Agreement, Borrower shall give Agent at least five (5) Business Days prior notice specifying the date a Lender Letter of Credit or Risk Participation Agreement (or a letter of credit to be issued under a Risk Participation Agreement) is to be issued, identifying the beneficiary and describing the nature of the transactions proposed to be supported thereby. The notice shall be accompanied by the form of the Lender Letter of Credit or the letter of credit to which such Risk Participation Agreement relates.

          (5)  OTHER LETTER OF CREDIT AND RISK PARTICIPATION AGREEMENT
PROVISIONS

               (a) OBLIGATIONS ABSOLUTE. The obligation of Borrower to reimburse Agent and Lenders for payments made under any Lender Letter of Credit or Risk Participation Agreement shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including the following circumstances:

                    (i) any lack of validity or enforceability of any Lender Letter of Credit or Risk Participation Agreement or any other agreement;


CREDIT AGREEMENT-Page 31

                    (ii) the existence of any claim, set-off, defense or other right which Borrower or any of its Affiliates, Agent or any Lender may at any time have against a beneficiary or any transferee of any Lender Letter of Credit or Risk Participation Agreement (or any persons or entities for whom any such transferee may be acting), Agent, any Lender, or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Borrower or any of its Affiliates and the beneficiary for which the Lender Letter of Credit or Risk Participation Agreement was procured);

                    (iii) any draft, demand, certificate or any other document presented under any Lender Letter of Credit or Risk Participation Agreement proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                    (iv) payment by Agent or any Lender under any Lender Letter of Credit or Risk Participation Agreement against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Lender Letter of Credit or Risk Participation Agreement; provided that, in the case of any payment by Agent or any Lender under any Lender Letter of Credit or Risk Participation Agreement, Agent or such Lender has not acted with gross negligence or willful misconduct (as determined by a court of competent jurisdiction) in determining that the demand for payment under such Lender Letter of Credit or Risk Participation Agreement complies on its face with any applicable requirements for a demand for payment under such Lender Letter of Credit or Risk Participation Agreement;

                    (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

                    (vi) the fact that a Default or an Event of Default shall have occurred and be continuing.

               (b) NATURE OF LENDERS' DUTIES. As between Agent and Borrower and each Lender and Borrower, Borrower assumes all risks of the acts and omissions of, or misuse of any Lender Letter of Credit or Risk Participation Agreement by beneficiaries of any Lender Letter of Credit or Risk Participation Agreement. In furtherance and not in limitation of the foregoing, neither Agent nor any Lender shall be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document by any party in connection with the application for and issuance of any Lender Letter of Credit or Risk Participation Agreement, even if it should in fact prove to be


CREDIT AGREEMENT-Page 32
in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;
(ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Lender Letter of Credit or Risk Participation Agreement or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any Lender Letter of Credit or Risk Participation Agreement to comply fully with conditions required in order to demand payment under such Lender Letter of Credit or Risk Participation Agreement; provided that, in the case of any payment by Agent under any Lender Letter of Credit or Risk Participation Agreement, Agent has not acted with gross negligence or willful misconduct (as determined by a court of competent jurisdiction) in determining that the demand for payment under such Lender Letter of Credit or Risk Participation Agreement complies on its face with any applicable requirements for a demand for payment under such Lender Letter of Credit or Risk Participation Agreement; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Lender Letter of Credit or Risk Participation Agreement or of the proceeds thereof; (vii) for the credit of the proceeds of any drawing under any Lender Letter of Credit or Risk Participation Agreement; and (viii) for any consequences arising from causes beyond the control of Agent or any Lender. None of the above shall affect, impair, or prevent the vesting of any of Agent's or any Lender's rights or powers hereunder.

          In furtherance and extension of and not in limitation of, the specific provisions hereinabove set forth, any action taken or omitted by Agent or any Lender under or in connection with any Lender Letter of Credit or Risk Participation Agreement, if taken or omitted in good faith, shall not put Agent or any Lender under any resulting liability to Borrower.

     (E) BORROWING MECHANICS. All Base Rate Loans made on any Funding Date shall be in a minimum principal amount of $10,000.00. All LIBOR Rate Loans made on any Funding Date shall be in a minimum principal amount of $1,000,000.00. When Borrower desires to borrow under this subsection 2.1, it shall deliver to Agent a Notice of Borrowing no later than 11:00 A.M. (Chicago, Illinois time)
(i) on the proposed Funding Date in the case of a requested Base Rate Loan in an aggregate principal amount not to exceed $5,000,000.00 and (ii) at least one (1) Business Days in advance of the proposed Funding Date in the case of a requested Base Rate Loan in an aggregate principal amount in excess of $5,000,000.00 and
(iii) at least three (3) Business Days in advance of the proposed Funding Date in the case of a requested LIBOR Loan. Loans made on the Closing Date shall be made and continued as Base Rate Loans for at least ten (10) days after the Closing Date. Loans may be continued as or converted into Base Rate Loans and LIBOR Loans, as the case may be, in the manner provided in subsection 2.2(C) on and after the date ten (10) days after the Closing Date. A notice of Borrowing for a LIBOR Loan (or telephone notice in lieu thereof) shall be irrevocable once given and Borrower shall be bound to make a borrowing in accordance therewith. In lieu of delivering the above described Notice of Borrowing, Borrower may give Agent telephonic notice by the required time of the proposed borrowing; PROVIDED that such notice shall be promptly, and in any event within one Business Day, confirmed in writing by delivery of a Notice


CREDIT AGREEMENT-Page 33
of Borrowing to Agent. Neither Agent nor any Lender shall incur any liability to Borrower for acting upon any telephonic notice that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Borrower or for otherwise acting in good faith under this subsection 2.1(E). The making of an advance pursuant to telephonic notice shall constitute a Loan under this Agreement. Agent may disburse funds and settle the accounts with Lenders as provided in subsection 2.11, or at Agent's option, Agent may promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof), notify each Lender of the proposed borrowing; provided that Agent shall promptly after receipt of a Notice of Borrowing relating to a LIBOR Loan notify each Lender of such proposed borrowing.

           If Agent so requests, each Lender shall then make the amount of its Loan available to Agent, in same day funds, not later than 11:00 A.M. (Chicago, Illinois time) on the applicable Funding Date by wire transfer to the following account:

               First National Bank of Chicago
               One First National Plaza
               Chicago, Illinois  60670
               ABA No. 0710-0001-3
               Account No. 5500540
               Reference:  Heller Corporate Finance
               Group for the benefit of Central
               Products Company

or at such other place as Agent may direct from time to time by notice to Lenders. If Agent, on behalf of Lenders, disburses funds to Borrower for Loans requested and any Lender fails to pay the amount of its Pro Rata Share (calculated with respect to the applicable Commitment for the Loan in question) forthwith upon Agent's demand, Agent shall promptly notify Borrower, and Borrower shall immediately repay such amount to Agent with interest thereon at the rate payable under subsection 2.2. Nothing in this subsection 2.1(E) shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder. Upon satisfaction or waiver of the applicable conditions precedent specified in Section 3, Agent shall make the proceeds of such Loans available to Borrower on such Funding Date by causing an amount of same day funds equal to the proceeds of all such


CREDIT AGREEMENT-Page 34

Loans received by Agent to be deposited in such account of Borrower as Borrower may from time to time designate to Agent in writing.

     (F) NOTES. Borrower shall execute and deliver to each Lender (1) a Revolving Note to evidence the Revolving Loans, such Revolving Note to be in the principal amount of the Revolving Loan Commitment of such Lender and with other appropriate insertions, (2) a Term Note A to evidence Term Loan A, such Term Note A to be in the principal amount of Term Loan A Commitment of such Lender and with other appropriate insertions, and (3) a Term Note B to evidence Term Loan B, such Term Note B to be in the principal amount of the Term Loan B Commitment of such Lender and with other appropriate insertions. In the event of an assignment under subsection 2.12 or subsection 9.1, Borrower shall, upon surrender of the assigning Lender's Notes, issue new Notes to reflect the new Commitments and Loans of the assigning Lender and its assignee.

     2.2  INTEREST

     (A) RATE OF INTEREST. Except as otherwise provided herein, the Loans and all other Obligations shall bear interest from the date such Loans are made or such other Obligations become due to the date paid at a rate per annum (meaning 360 days) determined by reference to the Base Rate or the LIBOR. The applicable basis for determining the rate of interest shall be selected by Borrower initially at the time a Notice of Borrowing is given pursuant and subject to subsection 2.1(E). The basis for determining the interest rate with respect to any Loan may be changed from time to time pursuant and subject to subsection 2.2(C). If on any day a Loan is outstanding with respect to which notice has not been delivered to Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate Loans.

     The Loans shall bear interest from the date such Loans are made to the date paid:

          (1) if a Base Rate Loan, then at the sum of the Base Rate PLUS the Base Rate Margin; and

          (2)  if a LIBOR Loan, then at the sum of the LIBOR plus the LIBOR
     Margin.

     "Base Rate Margin" shall mean (i) during the period commencing on the Closing Date and ending on but not including the first Adjustment Date, 1.00% per annum for Revolving Loans and Term Loan A, and 1.50% per annum for Term Loan B, and (ii) during each period, from and including one Adjustment Date to but excluding the next Adjustment Date (herein a "Calculation Period"), the percent per annum determined by reference to the Total Debt to OCF Ratio on the date of commencement of such Calculation Period as set forth in the table below under the heading for the applicable Loan.


CREDIT AGREEMENT-Page 35

     "LIBOR Margin" shall mean (i) during the period commencing on the Closing Date and ending on but not including the first Adjustment Date, 3.00% per annum for Revolving Loans and Term Loan A, and 3.50% per annum for Term Loan B, and
(ii) during each Calculation Period, the percent per annum determined by reference to the Total Debt to OCF Ratio on the date of commencement of such Calculation Period as set forth in the table below under the heading for the applicable Loan.


-------------------------------------------------------------------------------------------
                             Base Rate Margin                  LIBOR Margin
-------------------------------------------------------------------------------------------
                             Revolver/                         Revolver/
Total Debt to OCF Ratio       Term Loan A     Term Loan B       Term Loan A    Term Loan B
-------------------------------------------------------------------------------------------
Greater than 5.50:1                 1.50%           2.00%             3.50%           4.00%
-------------------------------------------------------------------------------------------
4.50 to 5.49:1                      1.25%           1.75%             3.25%           3.75%
-------------------------------------------------------------------------------------------
3.50 to 4.49:1                      1.00%           1.50%             3.00%           3.50%
-------------------------------------------------------------------------------------------
2.50 to 3.49:1                      0.75%           1.25%             2.75%           3.25%
-------------------------------------------------------------------------------------------
Less than 2.49:1                    0.50%           1.00%             2.50%           3.00%
-------------------------------------------------------------------------------------------


Upon delivery of the Compliance Certificate delivered pursuant to subsection 5.1(C) in connection with the financial statements of Borrower and its Subsidiaries required to be delivered pursuant to subsection 5.1(A) for the months of March, June, September and December, commencing with such Compliance Certificate delivered for the month of September, 1997, the Base Rate Margin and the LIBOR Margin (for Interest Periods commencing after the applicable Adjustment Date) shall automatically be adjusted in accordance with the Total Debt to OCF Ratio set forth therein and the table set forth above, such automatic adjustment to take effect as of the first Business Day after the receipt by the Agent of the related Compliance Certificate pursuant to subsection 5.1(C) (each such Business Day when the Base Rate Margin and LIBOR Margin change pursuant to this sentence or the next following sentence, herein an "Adjustment Date"). If Borrower fails to deliver such Compliance Certificate which so sets forth the Total Debt to OCF Ratio within the period of time required by subsection 5.1(A), the Base Rate Margin and the LIBOR Margin shall automatically be adjusted, at Agent's discretion, to 1.50% per annum and 3.50% per annum, respectively, for the Revolving Loan and Term Loan A, and to 2.00% per annum and 4.00% per annum, respectively, for Term Loan B, such automatic adjustment to take effect as of the first Business Day after the last day on which Borrower was required to deliver the applicable Compliance Certificate in accordance with subsection 5.1(A) and to remain in effect until the first Business Day after the delivery of a Compliance Certificate.

      At the election of Agent in its sole discretion, after the occurrence of an Event of Default for so long as such Event of Default continues, the Loans and all other Obligations shall bear interest until paid in full, at a rate per annum that is two percent (2%) in excess of the rate of interest otherwise payable under this Agreement; PROVIDED that, in the case of LIBOR Loans, until the


CREDIT AGREEMENT-Page 36
expiration of any then applicable Interest Period, all such LIBOR Loans shall bear interest payable upon demand at the rate which is two percent (2%) in excess of the LIBOR. Thereafter, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective, such LIBOR Loans shall thereupon become Base Rate Loans and thereafter bear interest payable upon demand at a rate which is two percent (2%) per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans.

     (B) INTEREST PERIODS. In connection with each LIBOR Loan, Borrower shall elect an interest period (each an "INTEREST PERIOD") to be applicable to such Loan, which Interest Period shall be, during the three consecutive months following the Closing Date, a one month period, and thereafter a one, two, three or six month period; PROVIDED that:

          (1) the initial Interest Period for any Loan shall commence on the Funding Date of such Loan;

          (2) in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

          (3) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; PROVIDED that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (4) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to part (5) below, end on the last Business Day of a calendar month;

          (5)  no Interest Period shall extend beyond the Termination Date;

          (6) no Interest Period may extend beyond a date on which Borrower is required to make a scheduled payment of principal of the Loans unless the sum of the aggregate principal amount of Loans that are Base Rate Loans or that have Interest Periods expiring on or before such date and the available, unused Revolving Loan Commitment equals or exceeds the principal amount required to be paid on the Loans of Borrower on such date; and

          (7) the Interest Period for a Loan that is converted pursuant to subsection 2.2(F) shall commence on the date of such conversion and shall expire on the date on which the Interest Period for the Loans so converted expires; and



CREDIT AGREEMENT-Page 37

          (8) there shall be no more than six (6) Interest Periods relating to LIBOR Loans outstanding at any time.

     (C) CONVERSION OR CONTINUATION. Subject to the provisions of subsection 2.2(D) this subsection 2.2(C) and subsection 2.2(B)(8), Borrower shall have the option to (i) convert at any time all or any part of any outstanding Loans equal to or greater than $1,000,000 from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis, or (ii) upon the expiration of any Interest Period applicable to a LIBOR Loan, to continue all or any portion of such Loan equal to or greater than $1,000,000 as a LIBOR Loan and the succeeding Interest Period(s) of such continued Loan shall commence on the last day of the Interest Period of the Loan to be continued; provided, that LIBOR Loans may only be converted into Loans bearing interest determined by reference to an alternative basis on the expiration date of an Interest Period applicable thereto; and PROVIDED, FURTHER, that no outstanding Loan may be continued as, or be converted into, a LIBOR Loan when any Default or Event of Default has occurred and is continuing; and PROVIDED, FURTHER, that no Loan may be converted to a LIBOR Loan until ten (10) days after the Closing Date.

     Borrower shall deliver a Notice of Conversion/Continuation to Agent no later than 11:00 A.M. (Chicago, Illinois time) at least three (3) Business Days in advance of the proposed conversion/continuation date in the case of the conversion of any Base Rate Loans into LIBOR Loans or the continuation of any LIBOR Loans.

     A Notice of Conversion/Continuation shall certify: (1) the proposed conversion/continuation date (which shall be a Business Day), (2) the amount of the Loan to be converted/continued, (3) the nature of the proposed conversion/continuation, (4) in the case of a conversion to, or a continuation of, a LIBOR Loan, the requested Interest Period, and (5) that no Default or Event of Default has occurred and is continuing or would result from the proposed conversion/continuation. In lieu of delivering the above-described Notice of Conversion/Continuation, Borrower may give Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2(C); provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Agent on or before the proposed conversion/continuation date.

     Neither Agent nor any Lender shall incur any liability to Borrower in acting upon any telephonic notice referred to above that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Borrower or for otherwise acting in good faith under this subsection 2.2(C).

     Except as provided in subsection 2.2(D)(4), a Notice of Conversion/Continuation for conversion to, or continuation of, a LIBOR Loan (or telephonic notice in lieu thereof) shall be irrevocable once given, and Borrower shall be bound to convert or continue in accordance therewith and Agent shall have no liability for acting in accordance with Borrower's instructions contained therein.

CREDIT AGREEMENT-Page 38

     (D)  SPECIAL PROVISIONS GOVERNING LIBOR RATE LOANS

          Notwithstanding any other provision of this Agreement, the following provisions shall govern with respect to LIBOR Rate Loans as to the matters covered:

          (1) DETERMINATION OF INTEREST RATE. As soon as practicable after 11:00 A.M. (Chicago time) on each Interest Rate Determination Date, Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower and each Lender. In the event that Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any LIBOR Rate Loans, that by reason of circumstances affecting the interbank Eurodollar market, adequate and fair means do not exist for determining the interest rate applicable to such Loans on the basis provided for in the definition of LIBOR, Agent shall on such date give notice (by telecopy or by telephone confirmed in writing) to Borrower and each Lender of such determination, whereupon (1) no Loans may be made as, or converted into, LIBOR Loans until such time as Agent notifies Borrower and Lenders that the circumstances giving rise to such notice no longer exist and
(2) any Notice of Borrowing or Notice of Conversion/Continuation given by Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be modified by Borrower and the LIBOR Loans then being requested shall be made or continued by Lenders as Base Rate Loans.

          (2) SUBSTITUTED RATE OF BORROWING. If any Lender (including Agent) shall have determined (which determination shall be final and conclusive and binding upon all parties), with respect to any LIBOR Loan and any pending Interest Period that by reason of (a) any change after the date hereof in any applicable law or governmental rule, regulation or order (or any interpretation thereof and including the introduction of any new law or governmental rule, regulation or order) or (b) other circumstances affecting that Lender or the LIBOR market or the position of that Lender in such market (such as for example, but not limited to, official reserve requirements required by Regulation D to the extent not given effect in the LIBOR), the LIBOR shall not represent the effective pricing to that Lender for Dollar deposits of comparable amounts for the relevant period, then, and in any such event, that Lender shall be an "Affected Lender" and it shall promptly (and in any event as soon as possible after being notified of a borrowing, conversion or continuation) give notice (by telephone confirmed in writing) to Borrower and Agent (which notice Agent shall promptly transmit to each other Lender) of such determination. Thereafter, if the Lender shall notify the Borrower by written demand made on or before a date which is one (1) year after the termination of the applicable Interest Period, Borrower shall pay to the Affected Lender, upon written demand therefor, such additional amounts in the form of an increased rate of, or a different method of calculating, interest or otherwise as the Affected Lender in its sole discretion shall determine. A certificate as to additional amounts owed the Affected Lender, showing in reasonable detail the basis for the


CREDIT AGREEMENT-Page 39
calculation thereof, submitted in good faith to Borrower and Agent by the Affected Lender within the time requirements set forth herein shall, absent manifest error, be final and conclusive and binding upon all of the parties hereto.

          (3) REQUIRED TERMINATION AND PREPAYMENT. If on any date any Lender shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties) that the making or continuation of its LIBOR Loans has become unlawful or impossible under any law, governmental rule, regulation or order with which such Lender believes, in good faith, it must comply (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, and in any such event, that Lender shall be an "Affected Lender" and it shall promptly give notice (by telephone confirmed in writing) to Borrower and Agent (which notice Agent shall promptly transmit to each Lender) of that determination. Subject to the prior withdrawal of a Notice of Borrowing or a Notice of Conversion/Continuation or prepayment of the LIBOR Loans of the Affected Lender as contemplated by the following subsection 2.2(D)(4), the obligation of the Affected Lender to make or maintain its LIBOR Loans during any such period shall be terminated at the earlier of the termination of the Interest Period then in effect or when required by law and Borrower shall no later than the termination of the Interest Period in effect at the time any such determination pursuant to this subsection 2.2(D)(3) is made or, earlier, when required by law, repay or prepay the LIBOR Loans of the Affected Lender, together with all interest accrued thereon.

          (4) OPTIONS OF BORROWER. In lieu of paying an Affected Lender such additional moneys as are required by subsection 2.2(D) (2) or the prepayment of an Affected Lender required by subsection 2.2 (D) (3), Borrower may exercise any one of the following options:

     (a) If the determination by an Affected Lender relates only to LIBOR Loans then being requested by Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Borrower may by giving notice (by telephone confirmed in writing) to Agent (who shall promptly give similar notice to each Lender) no later than the date immediately prior to the date on which such LIBOR Loans are to be made, withdraw that Notice of Borrowing or Notice of Conversion/Continuation and the LIBOR Loans then being requested shall be made by Lenders as Base Rate Loans; or

     (b) Upon written notice to Agent and each Lender, Borrower may terminate the obligations of Lenders to make or maintain Loans as, and to convert Loans into, LIBOR Loans and in such event, Borrower shall, prior to the time any payment pursuant to subsection 2.2(D) (3) is required to be made or, if the provisions of subsection 2.2(D) (3) are applicable, at the end of the then current Interest Period, convert all of the LIBOR Loans into Base Rate Loans in the manner contemplated by subsection 2.2(C) but without satisfying the advance notice requirements therein.



CREDIT AGREEMENT-Page 40

          (5) COMPENSATION. Borrower shall compensate each Lender, upon written request by that Lender (which request shall set forth in reasonable detail the basis for requesting such amounts and which shall, absent manifest error, be conclusive and binding upon all parties hereto), for all reasonable losses, expenses and liabilities (including, without limitation, any loss (including interest paid) sustained by that Lender in connection with the re-employment of such funds), that Lender may sustain: (1) if for any reason (other than a default by that Lender) a borrowing of any LIBOR Loan does not occur on a date specified therefor in a Notice of Borrowing, a Notice of Conversion/Continuation or a telephonic request for borrowing or conversion/continuation therefor is given pursuant to subsection 2.2(C); (2) if any prepayment of any of its LIBOR Loans occurs on a date that is not the last day of an Interest Period applicable to that Loan; (3) if any prepayment of any of its LIBOR Loans is not made on any date specified in a notice of prepayment given by Borrower; or (4) as a consequence of any other default by Borrower to repay its LIBOR Loans when required by the terms of this Agreement; provided that during the period while any such amounts have not been paid, Lenders shall reserve an equal amount from amounts otherwise available to be borrowed under the Revolving Loans.

          (6) BOOKING OF LIBOR LOANS. Any Lender may make, carry or transfer LIBOR Loans at, to, or for the account of, any of its branch offices or the office of an affiliate of that Lender.

          (7) INCREASED COSTS. Except as provided in subsection 2.2(D) (2) with respect to certain determinations on Interest Rate Determination Dates, if, after the date hereof by reason of, (1) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any treaty, law, rule, or regulation, or (2) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

     (a) any Lender (or its applicable lending office) shall be subject to any tax, duty, levy, cost or other charge (except for taxes on the overall net income or alternative minimum taxable income of such Lender or its applicable lending office imposed by the jurisdiction in which such Lender's principal executive office or applicable lending office is organized, located or is doing business) with respect to its LIBOR Loans or its obligation to make LIBOR Loans, or the recording, registration, notarization or other formalization of the LIBOR Loans or the basis of taxation of payments to any Lender of the principal of or interest or commitment fees or any amount payable on its LIBOR Loans or its obligation to make LIBOR Loans shall change; or

     (b) any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of,


CREDIT AGREEMENT-Page 41
deposits with or for the account of, or credit extended by, any Lender's applicable lending office shall be imposed on any Lender or its applicable lending office or the interbank LIBOR market, and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining LIBOR Loans, or there shall be a reduction in the amount received or receivable by that Lender or its applicable lending office, then Borrower shall from time to time, upon written notice from and demand by that Lender made within one (1) year after any such reserve, special deposit or similar requirement is imposed against such Lender, its applicable lending office or the interbank LIBOR market or the reduction in the amount received or receivable by such Lender occurs (with a copy of such notice and demand to Agent), pay to Agent for the account of that Lender, within five (5) Business Days after receipt of such notice, demand and appropriate proof of such cost, additional amounts sufficient to indemnify that Lender against such increased cost or reduced amount. A certificate as to the amount of such increased cost or reduced amount, submitted to Borrower and Agent by that Lender within the time requirements set forth herein and showing in reasonable detail the basis for the calculation thereof, shall, except for manifest error, be final, conclusive and binding for all purposes. Any payments to be made by Borrower under subsections 2.2(D) (2), 2.2(D) (5), 2.2(D) (7) or 2.1(D) (5) in respect of
LIBOR Loans are to be without duplication.

          (8) ASSUMPTIONS CONCERNING FUNDING OF LIBOR LOANS. Calculation of all amounts payable to a Lender under this subsection 2.2(D) shall be made as though that Lender had actually funded its relevant LIBOR Loan through the purchase of a LIBOR deposit bearing interest at the LIBOR in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office to a domestic office in the United States of America; PROVIDED, HOWEVER, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection 2.2(D).

          (9) LIBOR RATE LOANS AFTER DEFAULT. Unless Agent and Requisite Lenders shall otherwise agree, after the occurrence of and during the continuance of a Default or Event of Default, Borrower may not elect to have a Loan be made or continued as, or converted to, a LIBOR Loan after the expiration of any Interest Period then in effect for that Loan.

     (E) COMPUTATION AND PAYMENT OF INTEREST. Interest on the Loans and all other Obligations shall be computed on the daily principal balance on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of funding of the Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a LIBOR Loan, the date of conversion of such LIBOR Loan to such Base Rate Loan, shall be included and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan, or with respect to a Base Rate Loan being converted to a LIBOR


CREDIT AGREEMENT-Page 42

          Loan, the date of conversion of such Base Rate Loan to such LIBOR Loan, shall be excluded; PROVIDED that if a Loan is repaid on the same day on which it is made, one (1) day's interest shall be paid on that Loan. Interest on the Base Rate Loans and all other Obligations (other than LIBOR Loans) shall be payable to Agent, for the benefit of Lenders, quarterly in arrears on the first day of each January, April, July and October commencing January 1996, and at maturity, whether by acceleration or otherwise. Interest on LIBOR Loans shall be payable to Agent, for the benefit of Lenders, on the last day of the applicable Interest Period for such Loan and at maturity, whether by acceleration or otherwise. In addition, for each LIBOR Loan having an Interest Period longer than three months, interest accrued on such Loan shall also be payable on the first day of each third month during such Interest Period.

     (F) INTEREST LAWS. Notwithstanding any provision to the contrary contained in this Agreement or the other Loan Documents, Borrower shall not be required to pay, and neither Agent nor any Lender shall be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by applicable law ("EXCESS INTEREST"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any of the other Loan Documents, then in such event: (1) the provisions of this subsection 2.2(F) shall govern and control; (2) neither Borrower nor any other Loan Party shall be obligated to pay any Excess Interest;
(3) any Excess Interest that Agent or any Lender may have received hereunder shall be, at Agent's option, (a) applied as a credit against the outstanding principal balance of the Obligations or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (b) refunded to the payor thereof, or (c) any combination of the foregoing; (4) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "MAXIMUM RATE"), and this Agreement or the other Loan Documents, as applicable shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (5) neither Borrower nor any other Loan Party shall have any action against Agent or any Lender for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall remain at the Maximum Rate until each Lender shall have received the amount of interest which such Lender would have received during such period on such Obligations had the rate of interest not been limited to the Maximum Rate during such period.
To the extent, if any, that Texas law may apply, the parties hereto agree that, except for Section 15.10(b) thereof, the provisions of Article 5069-15.01 et seq. of The Revised Civil Statutes of Texas, 1925, as amended (regulating certain revolving credit loans and revolving triparty accounts), shall not apply to the Loans or the Loan Documents.


CREDIT AGREEMENT-Page 43

     2.3  FEES

     (A) UNUSED LINE FEE. From and after the Closing Date, Borrower shall pay to Agent a fee in an amount equal to (i) the Revolving Loan Commitment less the sum of (A) the average daily balance of the Revolving Loan during each calendar month and (B) the daily average face amount of Risk Participation Liability during such calendar month, multiplied by (ii) one-half of one percent (0.50%) per annum, such fee to be calculated monthly on the basis of a 360-day year for the actual number of days elapsed and to be payable monthly in arrears on the first day of each month commencing November, 1995. The fees paid to Agent under this subsection 2.3(A) shall be distributed by Agent to Lenders ratably in accordance with each Lender's Pro Rata Share (calculated in accordance with its Revolving Loan Commitment).

     (B) LETTER OF CREDIT AND RISK PARTICIPATION FEES. Borrower shall pay to Agent fees for each Lender Letter of Credit, and each Risk Participation Agreement for the period from and including the date of issuance of same, to and excluding the date of expiration or termination, equal to the face amount of Risk Participation Liability multiplied by two percent (2%) per annum, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable monthly, in arrears, until such Lender Letter of Credit or Risk Participation Agreement expires or terminates. The foregoing fees paid to Agent under this subsection 2.3(B) shall be distributed by Agent to Lenders ratably in accordance with each Lender's Pro Rata Share (calculated in accordance with its Revolving Loan Commitment). Borrower shall also reimburse Agent for its own account for any and all fees and expenses, if any, paid by Agent to the issuer of the letter of credit or other written contract which is the subject of a Risk Participation Agreement.

     (C) PAYMENT OF AGENT FEES. Borrower shall pay to Agent such fees in the amounts and at the times agreed upon between Agent and Borrower in the Fee Letter.

     2.4       PAYMENTS AND PREPAYMENTS

     (A) MANNER AND TIME OF PAYMENT. All payments by Borrower of the Obligations shall be made without deduction, defense, setoff or counterclaim and in same day funds and delivered to Agent by wire transfer to the following account:


CREDIT AGREEMENT-Page 44

               First National Bank of Chicago
               One First National Plaza
               Chicago, Illinois  60670
               ABA No. 0710-0001-3
               Account No. 5500540
               Reference:  Heller Corporate Finance
               Group for the benefit of Central
               Products Company

or at such other place as Agent may direct from time to time by written notice to Borrower. Borrower shall receive credit for such funds on the date received if Borrower has given Agent telephonic notice by 10:00 A.M. (Chicago, Illinois time) of the transfer of such funds and such funds are received by Agent by 1:00 P.M. (Chicago, Illinois time) on such day. In the absence of timely notice and receipt, such funds shall be deemed to have been paid by Borrower on the next succeeding Business Day. In order to cause timely payment to be made to Agent of all Obligations as and when due, Borrower hereby authorizes and directs Agent, at Agent's option, to debit the Loan Account (by increasing the principal balance of the Revolving Loan, each Lender to share in such increase in accordance with its Pro Rata Share thereof, calculated based on the Revolving Loan Commitments) when such Obligations become due, in which event payment would be credited on the date of such debit.

          If Agent pays an amount to any Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower or any other Loan Party and such related payment is not received by Agent, then Agent will be entitled to recover such amount from Borrower or such Lender without setoff, counterclaim, or deduction of any kind together with interest thereon from the date such amounts are paid by Agent to the date recovered at the Federal Funds Effective Rate. If Agent determines at any time that any amount received by Agent under this Agreement or any other Loan Document must be returned to Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without set-off, counterclaim, or deduction of any kind.

     (B) PAYMENTS ON BUSINESS DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next


CREDIT AGREEMENT-Page 45
succeeding Business Day and such extension of time shall be included in the computation of the amount of interest or fees due hereunder.

     (C)       MANDATORY PREPAYMENTS.

          (1) REVOLVING LOAN OVERADVANCE. Subject to the exception set forth in subsection 2.1(C) which allows Agent or the Requisite Lenders to temporarily increase the Maximum Revolving Loan Amount at any time that the principal balance of the Revolving Loans exceeds the Maximum Revolving Loan Amount, Borrower shall immediately repay the Revolving Loan to the extent necessary to reduce the principal balance to an amount that is equal to or less than the Maximum Revolving Loan Amount.

          (2) PREPAYMENTS FROM ASSET DISPOSITIONS. Immediately upon receipt by Borrower or any of its Subsidiaries of Net Proceeds of any Asset Disposition, which proceeds when aggregated with all other Net Proceeds from Asset Dispositions received during the same Fiscal Year exceed $300,000, Borrower shall prepay the Loans in an amount equal to the Net Proceeds of such Asset Disposition in accordance with subsection 2.4(E). Notwithstanding the foregoing, in the event that Borrower (or any Subsidiary) may retain proceeds as hereafter provided from an Asset Disposition if no Event of Default exists and in the event that the Person disposing of asset or assets in question:

          (i) has an accrued tax liability with respect to an Asset Disposition or (ii) reasonably expects the Net Proceeds of such Asset Disposition to be reinvested within one hundred fifty (150) days in productive assets of a kind then used or useable in the business of Borrower and its Subsidiaries, then Borrower shall deliver such proceeds of Asset Dispositions or portion thereof in an amount equal to such accrued tax liability to Agent to be held by Agent in a cash collateral account bearing interest payable to Borrower at a rate per annum (meaning 360 days) equal to (a) the same rate of interest payable hereunder with respect to the Revolving Loan for that portion of such proceeds not in excess of the balance of the Revolving Loan and (b) the Base Rate minus two percent (2.0%) for any amount in excess of the balance of the Revolving Loan. Upon Borrower's request, Agent shall release such proceeds to Borrower for payment of the accrued tax liability or for reinvestment as described above. In the event Borrower is not required to pay all or any portion of the accrued tax liability or fails to reinvest such proceeds within one hundred twenty (120) days, Borrower authorizes and directs Agent to apply such amount as a prepayment of the Loans in accordance with subsection 2.4(E).

          (3) PREPAYMENT FROM EQUITY OFFERINGS. In the event that Borrower or any of its Subsidiaries issues Equity Securities, no later than the third Business Day following the date of receipt of the proceeds from any sale of such Equity Securities, (other than: (i) proceeds of the issuance of Borrower Capital Stock received on or before the Closing Date, or (ii)


CREDIT AGREEMENT-Page 46
proceeds constituting capital contributions by Holdings to Borrower or by Borrower to any of its Subsidiaries), Borrower shall prepay the Loans in an amount equal to the lesser of (i) the amount of such proceeds, net of underwriting discounts and commissions, all due diligence costs and expenses paid for or reimbursed by the issuer or any of its Subsidiaries, all attorneys' fees paid for by or reimbursed by the issuer or its Subsidiaries and other reasonable costs associated therewith or (ii) the amount of the Obligations then outstanding. Prepayments made under this subsection 2.4(C)(3) shall be applied to the Loans in accordance with subsection 2.4(E).

          (4) PREPAYMENTS FROM EXCESS CASH FLOW. Within one hundred (100) days after the end of each Fiscal Year set forth below, beginning with the Fiscal Year ending on the last day of December, 1996, Borrower shall prepay the Loans in an amount equal to fifty percent (50%) of Excess Cash Flow for such prior Fiscal Year calculated on the basis of the AUDITED financial statements for such Fiscal Year delivered to Lender pursuant to subsection 5.1(B). All such prepayments of the Loans from Excess Cash Flow shall be applied in accordance with subsection 2.4(E). Concurrently with the making of any such payment, Borrower shall deliver to Agent a certificate of a Responsible Officer of Borrower demonstrating its calculation of the amount required to be paid.

          (5) PREPAYMENT FROM PENSION PLAN REVERSION. Upon the return to Borrower or any of its Subsidiaries of any surplus assets of any Pension Plan, Borrower shall prepay the Loans in an amount equal to such returned surplus assets net of transaction costs (including income, excise or other taxes or penalties) incurred in obtaining such return in accordance with subsection 2.4(E). Concurrently with the making of any such payment, Borrower shall deliver to Agent a certificate of a Responsible Officer of Borrower demonstrating its calculation of the amount required to be paid.

           (6) PREPAYMENT FROM ACQUISITION DOCUMENT PROCEEDS. Immediately upon receipt by Borrower of any amounts payable under or pursuant to adjustments under the Acquisition Documents after the Closing Date (other than amounts payable as a result of a claim by Borrower for indemnification under the Acquisition Documents to the extent that the amounts so recovered are applied by Borrower for the purpose of replacing, repairing or restoring any assets or properties of Borrower, or satisfying claims made against Borrower, or otherwise remedying or correcting the condition giving rise to the claim for indemnification or otherwise covering any fees or expenses incurred by Borrower in obtaining such indemnification), Borrower shall apply the amounts so received attributable to net adjustments in current assets less current liabilities of the Central Products Division of Unisource and Central, on a consolidated basis, to the outstanding balance of the Revolving Loan and any amount so received in excess of the amount attributable to such adjustment to the Term Loans in the manner provided in subsection 2.4(C)(7). All amounts so applied to the Revolving Loan may be reborrowed in accordance with subsection 2.1(C). Concurrently with the making of any such payment, Borrower shall deliver to Lender a


CREDIT AGREEMENT-Page 47
     certificate of Borrower's chief executive officer or chief financial officer demonstrating its calculation of the amount required to be paid.

          (7) APPLICATION OF PROCEEDS. With respect to the mandatory prepayments described in subsections 2.4(C)(2), 2.4(C)(3), 2.4(C)(4), 2.4(C)(5) and 2.4(C)(6) (to the extent any mandatory prepayments described in subsection 2.4(C)(6) is to be applied to the Term Loans) such prepayments shall be applied as follows: (a) first in payment of the Scheduled Installments of the Term Loan which remain unpaid on a pro rata basis (calculated for each such Scheduled Installment by multiplying the amount of such prepayment or repayment by a fraction, the numerator of which is the amount of such Scheduled Installment and the denominator of which is the aggregate outstanding principal balance of all Scheduled Installments which remain unpaid as of the date of such prepayment or repayment); and (b) at any time after the Term Loan shall have been repaid in full, then to the Revolving Loan. As long as the Revolving Loan Commitment has not terminated, all amounts repaid on the Revolving Loan may be reborrowed in accordance with subsection 2.1(C).


     (D) VOLUNTARY PREPAYMENTS AND REPAYMENTS. Borrower may, upon at least three (3) Business Day's prior written notice to Agent in the case of LIBOR Loans and upon at least one (1) Business Day's prior written notice to Agent in the case of Base Rate Loans, prepay the Loans in whole or at any time or from time to time in part without premium or penalty; provided that (1) each partial prepayment under the Loans shall be in the minimum principal amount of $50,000 and (2) Borrower may prepay or repay LIBOR Loans only on the last day of the applicable Interest Periods therefor unless Borrower concurrently with such payment pays all amounts due under subsection 2.2(D)(5). Upon prepayment in full of the Term Loans and termination of the Revolving Loan Commitment, Borrower shall cause Agent and each Lender to be released from all liability under all Lender Letters of Credit and Risk Participation Agreements or, at Agent's option, Borrower will deposit cash collateral with Agent in an amount equal to the Risk Participation Liability with respect to each Lender Letter of Credit and each Risk Participation Agreement that will remain outstanding after prepayment in full. Any partial prepayment of the Term Loans shall be applied in accordance with Section 2.4(E).

     (E) APPLICATION OF REPAYMENTS AND PREPAYMENTS. All prepayments and repayments under Section 2.4 (other than prepayments and repayments under Section 2.4(C)(1) and 2.4(C)(6)) shall include payment of accrued interest on the principal amount so prepaid and repaid and shall be applied to the payment of interest before application to principal. Considering Term Loans and Revolving Loans being prepaid separately, any prepayment under this subsection 2.4(E) shall be applied first to Base Rate Loans and after payment in full of the Base Rate Loans then to LIBOR Loans, in the order determined by Agent.


CREDIT AGREEMENT-Page 48

     2.5  TERM OF COMMITMENTS

     Unless earlier terminated in accordance herewith, the Commitments shall terminate on the earlier of (a) the date on which the Term Loans are paid in full and (b) the Termination Date applicable to such Commitments, provided, however, that upon such payment in full of the Term Loans or on the Termination Date applicable to the Revolving Loan Commitments, Lenders holding Revolving Notes and Borrower may, in their sole discretion and without the consent or agreement of any other Lender, mutually agree to extend the Termination Date applicable to Revolving Loan Commitments for one or more consecutive periods of one year, however, the Revolving Loan Commitments of only those Lenders voting to extend their respective Revolving Loan Commitments shall be so extended. In addition, the Commitments may be terminated as set forth in Section 8.3 hereof. On the Termination Date applicable to the Commitments, all Obligations relating to Revolving Loans, the Term Loans, Risk Participation Agreements and Lender Letters of Credit (including, without limitation, all Revolving Loans, the Term Loans and all Risk Participation Agreement Liabilities) shall become immediately due and payable without notice or demand. Upon acceleration in accordance with
Section 8.3, all unpaid Obligations shall become immediately due and payable without notice or demand. Notwithstanding any termination, until all Obligations have been fully paid and satisfied, Agent, on behalf of Lenders, shall be entitled to retain security interests in and liens upon all Collateral, and even after payment of all Obligations hereunder, Borrower's obligation to indemnify Agent and Lenders and the Lenders' obligations to indemnify the Agent in accordance with the terms hereof shall continue.

     2.6  BORROWER'S LOAN ACCOUNT AND STATEMENTS

     Agent shall maintain a loan account for Borrower (the "LOAN ACCOUNT") on its books to record: (a) all Loans and payments, if any, made under Lender Letters of Credit and Risk Participation Agreements; (b) all payments made by Borrower; and (c) all other appropriate debits and credits as provided in this Agreement with respect to the Obligations. All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. Borrower promises to pay all Obligations as such amounts become due or are declared due pursuant to the terms of this Agreement. After the occurrence and during the continuance of an Event of Default, Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Agent or any Lender from or on behalf of Borrower, and Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply and to reapply any and all payments received at any time or times after the occurrence and during the continuance of an Event of Default against the Obligations in such manner as Agent acting on behalf of the Lenders may deem advisable notwithstanding any previous entry by Agent upon the Loan Account or any other books and records; provided that with respect to the application by Agent of any such payments to the outstanding principal balance of the Loans, each such payment shall be applied to the outstanding principal balance of the Loans in amounts as the Requisite Lenders shall determine.



CREDIT AGREEMENT-Page 49

     The balance in the Loan Account, as recorded on Agent's most recent printout or other written statement, shall be presumptive evidence against Borrower of the amounts due and owing to Lenders by Borrower; PROVIDED that any failure to so record or any error in so recording shall not limit or otherwise affect Borrower's obligation to pay the Obligations. Not more than twenty (20) days after the last day of each calendar month, Agent shall render to Borrower a statement setting forth the principal balance of the Loan Account and the calculation of interest due thereon. Each statement shall be subject to subsequent adjustment by Agent but shall, absent manifest errors or omissions, be presumed correct and binding upon Borrower, and shall constitute an account stated unless, within thirty (30) days after receipt of such statement, Borrower shall deliver to Agent and the Lenders its written objection thereto specifying the error or errors, if any, contained in such statement. In the absence of a written objection delivered to Agent as set forth above, Agent's statement of the Loan Accounts shall be, absent manifest error, conclusive evidence against Borrower of the amount of the Obligations. Notwithstanding anything contained in this subsection 2.6, by written notice to Agent, each Lender shall have the right to modify the Loan Account or any statement relating thereto, at any time, to correctly reflect the Obligations owing to such Lender.

     2.7  CAPITAL ADEQUACY AND OTHER ADJUSTMENTS

     In the event that any Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction does or shall have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender or any corporation controlling such Lender and thereby reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder, then Borrower shall from time to time within fifteen (15) days after notice and demand from such Lender (together with the certificate referred to in the next sentence and with a copy to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by such Lender to Borrower and Agent within one hundred eighty (180) days after the occurrence of the event giving rise to such cost, shall, absent manifest error, be final, conclusive and binding for all purposes.

     2.8  TAXES

     (A) NO DEDUCTIONS. Any and all payments or reimbursements made hereunder or under the Notes shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto; excluding, however, the following: taxes imposed on the net income of a Lender or Agent by the jurisdiction under the laws of which such Lender or Agent is organized or doing business or any political subdivision thereof and taxes imposed on its net income by the jurisdiction of such Lender's or


CREDIT AGREEMENT-Page 50

Agent's applicable lending office or any political subdivision thereof (all such taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto excluding such taxes imposed on net income, herein "Tax Liabilities"). If Borrower shall be required by law to deduct any such amounts from or in respect of any sum payable hereunder to any Lender or Agent, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, such Lender or Agent receives an amount equal to the sum it would have received had no such deductions been made.

     (B) CHANGES IN TAX LAWS. In the event that, subsequent to the Closing Date, (l) any changes in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (2) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (3) compliance by Agent or any Lender with any request or directive (whether or not having the force of law) from any governmental authority, agency or instrumentality:

          (a) does or shall subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement, the other Loan Documents or any Loans made or Risk Participation Agreements or Lender Letters of Credit issued hereunder, or change the basis of taxation of payments to Agent or such Lender of principal, fees, interest or any other amount payable hereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment or other fees payable hereunder or changes in the rate of Agent or tax on the overall net income of Agent or such Lender); or

          (b) does or shall impose on Agent or any Lender any other condition or increased cost (other than those determined in accordance with subsection 2.2(D)) in connection with the transactions contemplated hereby or participations herein;

and the result of any of the foregoing is to increase the cost to Agent or any such Lender of issuing any Risk Participation Agreement or Lender Letter of Credit or making or continuing any Loan hereunder, as the case may be, or to reduce any amount receivable hereunder, then, in any such case, Borrower shall promptly pay to Agent or such Lender, upon its demand, any additional amounts necessary to compensate Agent or such Lender, on an after-tax basis, for such additional cost or reduced amount receivable, as determined by Agent or such Lender with respect to this Agreement or the other Loan Documents. If Agent or such Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify Borrower of the event by reason of which Agent or such Lender has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or such Lender to Borrower and Agent within one hundred eighty (180) days after the occurrence of the event giving rise to such additional amount and showing in reasonable detail the basis for the calculation thereof, shall, absent manifest error, be final, conclusive and binding for all purposes.


CREDIT AGREEMENT-Page 51

     (C) FOREIGN LENDERS. Each Lender organized under the laws of a jurisdiction outside the United States (a "Foreign Lender") as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax or are subject to United States withholding tax at a reduced rate under an applicable statute or tax treaty shall provide to Borrower and Agent (l) a properly completed and executed Internal Revenue Service Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the Internal Revenue Service of the United States certifying as to such Foreign Lender's entitlement to such exemption or reduced rate of withholding with respect to payments to be made to such Foreign Lender under this Agreement and under the Notes (a "Certificate of Exemption") or (2) a letter from any such Foreign Lender stating that it is not entitled to any such exemption or reduced rate of withholding (a "Letter of Non-Exemption"). Prior to becoming a Lender under this Agreement and within fifteen (15) days after a reasonable written request of Borrower or Agent from time to time thereafter, each Foreign Lender that becomes a Lender under this Agreement shall provide a Certificate of Exemption or a Letter of Non-Exemption to Borrower and Agent.

     If a Foreign Lender is entitled to an exemption with respect to payments to be made to such Foreign Lender under this Agreement (or to a reduced rate of withholding) and does not provide a Certificate of Exemption to Borrower and Agent within the time periods set forth in the preceding paragraph, Borrower shall withhold taxes from payments to such Foreign Lender at the applicable statutory rates and Borrower shall not be required to pay any additional amounts as a result of such withholding; provided, however, that all such withholding shall cease upon delivery by such Foreign Lender of a Certificate of Exemption to Borrower and Agent.

     2.9  OPTIONAL PREPAYMENT/REPLACEMENT OF LENDER IN RESPECT OF INCREASED
          COSTS

     Within fifteen (15) days after receipt by Borrower of written notice and demand from any Lender (an "Affected Lender") for payment of additional costs as provided in subsections 2.2(D) or 2.9, Borrower may, at its option, notify Agent and such Affected Lender of its intention to do one of the following:

     (A) Borrower may obtain, at Borrower's expense, a replacement Lender ("Replacement Lender") for such Affected Lender, which Replacement Lender shall be reasonably satisfactory to Agent; In the event Borrower obtains a Replacement Lender within ninety (90) days following notice of its intention to do so, the Affected Lender shall sell and assign its Loans and Commitments to such Replacement Lender provided that Borrower has reimbursed such Affected Lender for its increased costs for which it is entitled to reimbursement under this Agreement through the date of such sale and assignment.

     (B) Borrower may prepay in full all outstanding Obligations owed to such Affected Lender and terminate such Affected Lender' s Commitments. Borrower shall, within ninety (90) days following notice of its intention to do so, prepay in full all outstanding Obligations owed to such Affected Lender (including such Affected Lender's increased costs for which it is entitled to


CREDIT AGREEMENT-Page 52
reimbursement under this Agreement through the date of such prepayment and terminate such Affected Lender's Commitments.

     2.10 OTHER LETTER OF CREDIT AND RISK PARTICIPATION AGREEMENT PROVISIONS

     (A) OBLIGATIONS ABSOLUTE. The obligation of Borrower to reimburse Agent and Lenders for payments made under or in connection with any Lender Letter of Credit or Risk Participation Agreement shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including the following circumstances:

          (1) any lack of validity or enforceability of any Lender Letter of Credit or Risk Participation Agreement or any other agreement;

          (2) the existence of any claim, set-off, defense or other right which Borrower or any of its Affiliates, Agent or any Lender may at any time have against a beneficiary or any transferee of any Lender Letter of Credit or Risk Participation Agreement (or any Persons for whom any such transferee may be acting), Agent, any Lender, or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Borrower or any of its Affiliates and the beneficiary for which the Lender Letter of Credit or Risk Participation Agreement was procured);

          (3) any draft, demand, certificate or any other document presented under any Lender Letter of Credit or Risk Participation Agreement proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (4) payment by Agent or any Lender under any Lender Letter of Credit or Risk Participation Agreement against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Lender Letter of Credit or Risk Participation Agreement; provided that, in the case of any payment by Agent or any Lender under any Lender Letter of Credit or Risk Participation Agreement, Agent or such Lender has not acted with gross negligence or willful misconduct (as determined by a court of competent jurisdiction) in determining that the demand for payment under such Lender Letter of Credit or Risk Participation Agreement complies on its face with any applicable requirements for a demand for payment under such Lender Letter of Credit or Risk Participation Agreement;

          (5) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or


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

          (6) the fact that a Default or an Event of Default shall have occurred and be continuing.

     (B)  INDEMNIFICATION: NATURE OF LENDERS' DUTIES.   In addition to amounts
payable as elsewhere provided in this Agreement, Borrower hereby agrees to protect, indemnify, pay and save Agent and each Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) which Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (1) the issuance of any Lender Letter of Credit or Risk Participation Agreement, other than as a result of the gross negligence or willful misconduct of Agent or the Lender seeking indemnification as determined by a court of competent jurisdiction or (2) the failure of Agent or the Lender seeking indemnification to honor a demand for payment under any Lender Letter of Credit or Risk Participation Agreement as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority.

     As between Agent and Borrower and Lenders and Borrower, Borrower assumes all risks of the acts and omissions of, or misuse of any Lender Letter of Credit or Risk Participation Agreement by beneficiaries of any Lender Letter of Credit
or   Risk Participation Agreement.  In furtherance and not in limitation of the foregoing, neither Agent nor any Lender shall be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document by any party in connection with the application for and issuance of any Lender Letter of Credit or Risk Participation Agreement, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged unless such facts were actually known to Agent or such Lender; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assigning any Lender Letter of Credit or Risk Participation Agreement or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any Lender Letter of Credit or Risk Participation Agreement to comply fully with conditions required in order to demand payment under such Lender Letter of Credit or Risk Participation Agreement; provided that, in the case of any payment by Agent or any Lender under any Lender Letter of Credit or Risk Participation Agreement, Agent or such Lender has not acted with gross negligence or willful misconduct (as determined by a court of competent jurisdiction) in determining that the demand for payment under such Lender Letter of Credit or Risk Participation Agreement complies on its face with any applicable requirements for a demand for payment under such Lender Letter of Credit or Risk Participation Agreement; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;
(v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Lender Letter of Credit or Risk Participation Agreement or of the proceeds thereof; (vii) for the credit of the proceeds of any drawing under any Lender Letter of Credit or Risk Participation Agreement; and (viii) for any consequences arising from causes beyond the control of Agent or any Lender.
None of the above shall affect, impair, or prevent the vesting of any of Agent's or any Lender's rights or powers hereunder except as otherwise specifically provided in this subsection 2.10.


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

     In furtherance and extension of, and not in limitation of, the specific provisions hereinabove set forth, any action taken or omitted by Agent or any Lender under or in connection with any Lender Letter of Credit or Risk Participation Agreement, if taken or omitted in good faith, shall not put Agent or any Lender under any resulting liability to Borrower.

     2.11 DISBURSEMENTS OF ADVANCES, PAYMENTS, AND INFORMATION

     (A) REVOLVING LOAN ADVANCES AND PAYMENTS. The Revolving Loan balance may fluctuate from day to day through Agent's disbursement of funds to and receipt of funds from Borrower. In order to minimize the frequency of transfers of funds between Agent and each Lender, Revolving Loan advances and payments will be settled according to the procedures described in this subsection 2.11(A). Notwithstanding these procedures, each Lender's obligation to fund its portion of any Loans under the Revolving Loan Commitment made by Agent to Borrower will commence on the date such Loans are made by Agent. Such payments will be made by such Lender without setoff, counterclaim, or reduction of any kind. On the second Business Day of each week, or more frequently, if Agent so elects (each such day being a "Settlement Date"), Agent will advise each Lender by telephone (followed by a facsimile), telex, or telecopy of the amount of such Lender's Pro Rata Share of the Revolving Loan balance as of the close of business on the second Business Day immediately preceding the Settlement Date. In the event that payments are necessary to adjust such Lender's Pro Rata Share of the Revolving Loan balance so that it equals such Lender's Pro Rata Share of the Revolving Loan as of any Settlement Date, the party from whom such payment is due will pay the other, in same day funds, by wire transfer to the other's account not later than 12:00 Noon (Chicago, Illinois time) on the Business Day following the Settlement Date. Notwithstanding the above, any principal payment of a LIBOR Loan that is not converted or continued will be paid to the Lenders by the Agent on the same day as received.

     (B) INTEREST PAYMENTS ALL LOANS. For purposes of this subsection 2.11(B), the following terms and conditions will have the meanings indicated:

          (i) "Daily Loan Balance" means an amount calculated as of the end of each calendar day by subtracting (a) the cumulative principal amount paid by Agent to a Lender on account of a Loan from the Closing Date through and including such calendar day from (b) the cumulative principal amount advanced by such Lender to Agent for the benefit of Borrower under that Loan from the Closing Date through and including such calendar day.

          (ii) "Daily Interest Rate" means an amount calculated by dividing the interest rate payable to a Lender on its Pro Rata portion of a Loan (as determined in accordance with subsection 2.2) as of each calendar day by three hundred sixty (360).

          (iii) "Daily Interest Amount" means an amount calculated by multiplying the Daily Loan Balance of a Loan by the Daily Interest Rate on that Loan.


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

          (iv) "Interest Ratio" means a number calculated by dividing the total amount of the interest on a Loan received by Agent during the immediately preceding Calendar Quarter by the total amount of interest on that Loan due from Borrower during the immediately preceding Calendar Quarter.

          (v) "LIBOR Interest Ratio" means a number calculated by dividing the total amount of the interest on a LIBOR Loan received by Agent during the applicable Stub Period (as defined below) by the total amount of interest on such LIBOR Loan due from Borrower during such Stub Period.

     On the first Business Day of each Calendar Quarter (the "Interest Settlement Date"), Agent will advise each Lender by telephone (followed by a facsimile), telex, or telecopy of the amount of such Lender's share of interest accrued on Base Rate Loans as of the end of the last day of the immediately preceding Calendar Quarter. Provided that such Lender has made all payments required to be made by it under this Agreement, Agent will pay to such Lender, by wire transfer to such Lender's account not later than 12:00 Noon (Chicago, Illinois time) on the next Business Day following the Interest Settlement Date, such Lender's share of such interest. Such Lender's share of interest on each Base Rate Loan will be calculated by adding together the Daily Interest Amounts for each calendar day of the prior Calendar Quarter for that Loan and multiplying the total thereof by the associated Interest Ratio for that Loan. On the last day of any Interest Period relating to any LIBOR Loan (the "LIBOR Settlement Date"), Agent will advise each Lender by telephone (followed by a facsimile), telex, or telecopy of the amount of such Lender's share of interest accrued as of the end of such Interest Period for such LIBOR Loan. Provided that such Lender has made all payments required to be made by it under this Agreement, Agent will pay to such Lender, by wire transfer to such Lender's account not later than 12:00 Noon (Chicago, Illinois time) on such LIBOR Settlement Date, such Lender's share of such interest. Such Lender's share of interest on each such LIBOR Loan will be calculated for that LIBOR Loan by adding together the Daily Interest Amounts for each calendar day commencing on the immediately preceding Interest Settlement Date and ending on such LIBOR Settlement Date (the "Stub Period") for such LIBOR Loan and multiplying the total thereof by the associated Interest Ratio for that LIBOR Loan.

     (C) TERM LOAN PRINCIPAL PAYMENTS. Agent will advise each Lender by telephone, telex, or telecopy of the amount of each Lender's Pro Rata Share of any payments of the Term Loans principal received by Agent. Provided that such Lender has made all payments required to be made by it under this Agreement, Agent will pay to such Lender its Pro Rata Share of all such payments received by Agent by wire transfer to such Lender's account on the same Business Day Agent is deemed to have received such payments in accordance with subsection 2.4(A).

     (D) LENDER LETTERS OF CREDIT; RISK PARTICIPATION AGREEMENTS. Agent or any Lender issuing a Lender Letter of Credit, as applicable, will advise each other Lender on the first Business Day of each week of the issuance or cancellation of any Lender Letters of Credit or any Risk Participation Agreements since the last such notice.



CREDIT AGREEMENT-Page 56

     (E)  AVAILABILITY OF EACH LENDER'S PRO RATA SHARE.

               (1) Unless Agent has been notified by a Lender prior to a Funding Date of such Lender's intention not to fund such Lender's Pro Rata Share of the Loan amount requested by Borrower, Agent may assume that such Lender will make such amount available to Agent, at Agent's option, on the next Business Day or on the Business Day following the next Settlement Date and Agent in its sole discretion may, but shall not be obligated to, make available to Borrower a corresponding amount on such Funding Date. If such amount is not, in fact, made available to Agent by such Lender when due, Agent will be entitled to recover such amount on demand from such Lender with interest at the Federal Funds Effective Rate for one Business Day and thereafter at the Base Rate without set-off, counterclaim or deduction of any kind.

               (2) Nothing contained in this subsection 2.11(E) will be deemed to relieve any Lender of its obligation to fulfill its Commitments or to prejudice any rights Borrower may have against such Lender as a result of any default by such Lender under this Agreement.

     (F) OTHER SPECIFIC PAYMENTS. Any amounts received by Agent hereunder (for example payments to the account of an Affected Lender under Section 2.2(D) of this Agreement) that are received for the account of a specific Lender shall be promptly paid to such Lender by Agent.

     2.12      REPLACEMENT OF LENDER

     If at any time (a) any of the provisions of subsection 2.2(D)(2), subsection 2.2(D)(3), subsection 2.2(D)(3), subsection 2.7 or subsection 2.8 shall become applicable to and utilized by any Lender so as to cause Borrower to pay any material amount to such Lender under any such subsection or (b) any Lender becomes insolvent and its assets become subject to a receiver, liquidator, trustee, custodian, or other officer having similar powers or (c) the senior debt securities or long term deposits of a Lender are rated below "Baa-3" by Moody's Investor Services, Inc. or "BBB-" by Standard & Poor's Corporation, or (d) a Lender becomes a Nonconsenting Lender (as defined below in this subsection 2.12), the Borrower shall have the right to replace such Lender with another Person; provided that (i) such new Person shall be reasonably acceptable to the Agent and such new Person shall execute a Lender Addition Agreement, (ii) Borrower shall have no right to replace Heller, (iii) neither the Agent nor any Lender shall have any obligation to Borrower to find such other Person, and (iv) in the event of a replacement of a Nonconsenting Lender or a Lender utilizing the subsections described in clause (a) above, in order for Borrower to be entitled to replace such a Lender, such replacement must take place no later than 180 days after (A) the date the Nonconsenting Lender shall notify Borrower and the Agent of its failure to agree to any requested consent, waiver or other modification or (B) the Lender demanded payment under one of the subsections described in clause (a) above, as applicable. Each Lender (other than Heller) agrees to its replacement at the option of the Borrower pursuant to this Section 2.12 and in accordance with Section 9; provided that the successor lender shall purchase without recourse such Lender's interest


CREDIT AGREEMENT-Page 57
in the Obligations of the Borrower to such Lender for cash in an aggregate amount equal to the aggregate unpaid principal thereof, all unpaid interest accrued thereon, all unpaid commitment fees accrued for the account of such Lender, any breakage costs incurred by the selling Lender because of the prepayment of any LIBOR Loans, all other fees (if any) applicable thereto and all other amounts (including any amounts under subsection 2.2(D)(2), 2.2(D)(3), 2.2(D)(5), 2.2(D)(7), 2.7 or 2.8 then owing to such Lender hereunder or under any other Loan Document and the Loan Parties shall execute a release addressed to such Lender releasing such Lender from all claims arising in connection with the Loan Documents. In the event that (x) the Borrower or Agent has requested the Lenders to consent to a departure or waiver of any provisions of the Loan Documents or to agree to any other modification thereto, (y) the consent, waiver or other modification in question requires the agreement of all Lenders (or all Lenders holding Revolving Notes) in accordance with the terms of subsection 10.3 and (z) Lenders holding at least eighty percent (80%) of the Total Loan Commitment (or in the case of Lenders holding Revolving Notes, eighty percent (80%) of the Revolving Loan Commitments) have agreed to such consent, waiver or other modification, then any Lender who does not agree to such consent, waiver or other modification shall be deemed a "Nonconsenting Lender".


                                    SECTION 3

                               CONDITIONS TO LOANS

     The obligations of each Lender to make Loans, the obligations of Agent to issue Lender Letters of Credit or Risk Participation Agreements are subject to satisfaction of the conditions as set forth below.

     3.1  CONDITIONS TO INITIAL LOANS

     The obligations of Lenders to make the initial Loans and the obligations of Agent or any Lender to issue the initial Lender Letter of Credit, if any Lender has agreed to issue a Letter of Credit pursuant to subsection 2.1(D)(3), or Risk Participation Agreement are, in addition to the conditions precedent specified in subsection 3.2, subject to the prior or concurrent satisfaction of all of the conditions set forth below.

     (A) CLOSING DATE AVAILABILITY. After giving effect to each borrowing under the Revolving Loan on the Closing Date and the issuance of any Lender Letter of Credit or Risk Participation Agreement, the Maximum Revolving Loan Amount on the Closing Date shall exceed the principal balance of the Revolving Loan by at least $2,700,000.

     (B) FINANCIAL CONDITION CERTIFICATE. Borrower shall have delivered to Agent a Financial Condition Certificate dated the Closing Date (which shall be executed by the chief financial officer of Borrower) substantially in the form of Exhibit "L", with appropriate attachments demonstrating that, after giving effect to the Related Transactions, the fair salable value of the assets

CREDIT AGREEMENT - Page 58
of Borrower on a consolidated basis will exceed the probable liability on its debts, that Borrower will be able to pay its debts as they mature and that Borrower will not have unreasonably small capital to conduct its business. Agent shall have received such opinions of value, other appropriate factual information and expert advice supporting the conclusions reached in such letter as Agent may reasonably request, all in form and substance satisfactory to Agent.

     (C) FEES. Borrower shall have paid the fees payable on the Closing Date referred to in that certain letter agreement dated September 11, 1995, between Holdings and Heller (the "Fee Letter").

     (D) CAPITALIZATION AND ISSUANCE OF ACQUISITION SECURITIES. Borrower shall have issued and sold the Seller Subordinated Note and Holdings shall have issued and sold the Holdings Note and as a result thereof the Net Worth of Borrower in accordance with GAAP, is not less than $25,000,000. In addition, all certificates, opinions and letters delivered to Agent and Lenders in connection with the Related Transactions shall be addressed to Agent and Lenders and accompanied by a written authorization from the Person delivering such certificate, opinion or letter stating that Agent and Lenders may rely on such document as though it were addressed to them.

     (E) RELATED TRANSACTIONS DOCUMENTS. Each of the Related Transactions Documents shall be in form and substance reasonably satisfactory to Agent.

     (F) PURCHASE AGREEMENT. On the Closing Date: (1) Agent shall have received executed or conformed copies of the Purchase Agreement and any amendments thereto; (2) the Purchase Agreement shall be in full force and effect and no material term or condition thereof shall have been amended, modified or waived after the execution thereof except with the prior written consent of Agent; (3) none of the parties to the Purchase Agreement shall have failed to perform any material obligation or covenant required by the Purchase Agreement to be performed or complied with by it on or before the Closing Date; and (4) Agent shall have received a certificate from Borrower's chief executive or chief financial officer to the effect set forth in clauses (1), (2) and (3) above. In addition, all certificates, opinions and letters delivered in connection with the Purchase Agreement shall be addressed to Agent and Lenders or accompanied by a written authorization from the person delivering such certificate, opinion or letter stating that Agent and Lenders may rely on such document as though it were addressed to it.

     (G) PERFORMANCE OF AGREEMENTS. Each of the Loan Parties shall have performed in all material respects all agreements which this Agreement provides shall be performed on or before the Closing Date except as otherwise agreed to in writing by Agent.

     (H) SECURITY INTERESTS, UCC FILINGS AND STOCK CERTIFICATES. Agent shall have received satisfactory evidence that Agent (for the benefit of Lenders) has a valid and perfected first priority security interest in the Collateral, subject only to Permitted Encumbrances. Borrower and the other Loan Parties shall have delivered to or caused to be delivered to Agent executed documents (including financing statements under the UCC and other applicable documents under the laws of

CREDIT AGREEMENT - Page 59
any jurisdiction with respect to the perfection of Liens) as Agent may deem necessary to perfect its security interests in the Collateral. Borrower and each other applicable Loan Party, pursuant to the appropriate Pledge Agreements, shall have delivered or caused to be delivered to Agent certificates (which certificates shall be properly endorsed in blank for transfer or accompanied by irrevocable undated stock powers duly endorsed in blank) representing all of the capital stock of Borrower and each Subsidiary of Borrower. Agent shall have received certified copies of UCC search reports listing all effective financing statements that name Holdings, Borrower or any Subsidiary of Borrower as debtor together with copies of such financing statements (none of which shall cover the Collateral except to the extent evidencing Permitted Encumbrances).

     (I) OPINIONS OF COUNSEL. Agent shall have received written opinions of Haynes & Boone, L.L.P., counsel for Borrower, and such local counsel as Agent may request, in form and substance satisfactory to Agent and its counsel, addressed to Agent and the Lenders and dated as of the Closing Date together with a letter from Borrower to such counsel authorizing and directing such counsel to issue such opinion to Agent for the benefit of the Lenders.

     (J) TERMINATION OF PRIOR INDEBTEDNESS LIENS AND OTHER LIENS. Agent shall have received a pay-off letter from each holder of Prior Indebtedness, together with duly executed UCC-3 termination statements, mortgage releases and such other instruments, in form and substance satisfactory to Agent, as shall be necessary to terminate and satisfy all Liens created pursuant to the Prior Indebtedness and all other Liens except Permitted Encumbrances.

     (K) BORROWER DOCUMENTS. On or before the Closing Date, Borrower shall deliver or cause to be delivered to Agent the documents listed below, each, unless otherwise noted, dated the Closing Date, duly executed, in form and substance satisfactory to Agent and in quantities designated by Agent (except for the Notes, of which only the originals shall be signed).

          (1) AGREEMENT. NOTES. This Agreement, the Term Notes and the Revolving Notes.

          (2) BORROWER SECURITY AGREEMENT. The Borrower Security Agreement and all instruments, documents and agreements executed pursuant to the Security Agreement.

          (3)  PLEDGE AGREEMENT.  The Borrower Pledge Agreement.

          (4)  SUBORDINATION AGREEMENTS.  The Seller Subordination Agreement.

          (5) INITIAL BORROWING BASE CERTIFICATE. The initial Borrowing Base Certificate dated not more than five days prior to the Closing Date reflecting information concerning Eligible Accounts and Eligible Inventory and giving effect to the Related Transactions.

CREDIT AGREEMENT - Page 60

          (6) OFFICER'S CERTIFICATE. A certificate executed by the President and/or senior financial officer of Borrower, stating that: (a) on such date, and after giving effect to the Related Transactions, no Default or Event of Default has occurred and is continuing; (b) to the best knowledge of Borrower after due inquiry, no material adverse change in the Collateral or the financial condition or operations of the business of Borrower or any of its Subsidiaries or the projected cash flow of Borrower and its Subsidiaries has occurred since September 30, 1994; (c) the representations and warranties set forth in Section 4 are true and correct in all material respects on and as of such date with the same effect as though made on and as of such date; and (d) Borrower on such date is in compliance with all the terms and provisions set forth in this Agreement on its part to be observed and performed.

          (7) MORTGAGES. TITLE INSURANCE. SURVEYS. Mortgages covering the real property owned or leased by Borrower or any of its Subsidiaries designated on Schedule 1.1C ("Mortgaged Property") together with: (a) title insurance policies and surveys as required under subsection 5.11; (b) evidence that counterparts of the Mortgages have been recorded in all places to the extent necessary or desirable, in the judgment of Agent, to create a valid and enforceable first priority lien (subject to Permitted Encumbrances) on each Mortgaged Property in favor of Agent for the benefit of Lenders (or in favor of such other trustee as may be required or desired under local law); and (c) an opinion of counsel in each state in which any Mortgaged Property is located in form and substance and from counsel satisfactory to Agent.

          (8) LANDLORD CONSENTS. Agreements with the landlords of all premises leased by Borrower or any of its Subsidiaries (other than the premises leased by Borrower in Union County, New Jersey generally described as 531
     N. Stiles Street, Linden, New Jersey, or 1201 Fuller Road, Linden, New Jersey (together the "Linden Facilities") containing such consents and waivers as required by Agent.

          (9) INSURANCE POLICIES AND ENDORSEMENTS. Copies of policies of insurance required to be maintained under this Agreement and the other Loan Documents together with endorsements satisfactory to Agent naming Agent as loss payee and additional insured under such policies.

          (10) ENVIRONMENTAL REPORT. An environmental audit report in scope and substance satisfactory to Agent and its counsel, concerning the properties and business of Borrower prepared by Dames & Moore.

          (11) ACCOUNTANTS LETTER. A letter in accordance with subsection 5.2 authorizing the independent certified public accountants of Borrower and acknowledging the reliance by Agent and Lenders on future financial statements.

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

          (12) BANK AGENCY AGREEMENTS. A Bank Agency Agreement with the bank at which Borrower maintains the depository accounts into which the proceeds of Loans are funded and such other depository accounts as Agent may from time to time specify.

          (13) BAILEE LETTERS. Bailee letters from each warehouseman or bailee having possession of any Inventory.

          (14) CHARTER AND GOOD STANDING. Copies of the certificate of incorporation of Borrower together with good standing certificates (including verification of tax status) from the state of its incorporation, from the state in which its principal place of business is located and from all states in which the laws thereof require Borrower to be qualified and/or licensed to do business, each to be dated a recent date prior to the Closing Date and certified by the applicable Secretary of State or other authorized governmental entity and in the case of the certificate of incorporation, also certified as of the Closing Date by its corporate secretary or assistant secretary.

          (15) BYLAWS. Copies of the bylaws of Borrower certified as of the Closing Date by its corporate secretary or an assistant secretary.

          (16) RESOLUTIONS. Resolutions of the Board of Directors of Borrower approving and authorizing the execution, delivery and performance of the Related Transactions Documents to which Borrower is a party, certified as of the Closing Date by Borrower's corporate secretary or an assistant secretary as being in full force and effect without modification or amendment.

          (17) INCUMBENCY CERTIFICATES. Signature and incumbency certificates of the officers of Borrower executing the Loan Documents.

          (18) CAPITALIZATION DOCUMENTS. Copies of executed originals of each Capitalization Document to which Borrower is a party.

          (19) MANAGEMENT INCENTIVE AGREEMENTS. Copies of all management incentive agreements certified by the secretary or assistant secretary of Borrower as being true and correct.

          (20) LETTER OF DIRECTION. A letter of direction from Borrower addressed to Agent, on behalf of the Lenders, with respect to the disbursement of the proceeds of the Term Loans, the initial advance under the Revolving Loan and any initial Lender Letter of Credit or Risk Participation Agreement.

          (21) COLLATERAL ASSIGNMENT OF REPRESENTATIONS, WARRANTIES. COVENANTS AND INDEMNITIES. Evidence reasonably satisfactory to Agent that all representations warranties


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     covenants and indemnities set forth in the Acquisition Documents have been collaterally assigned to Agent for the benefit of the Lenders.

          (22) FINANCIAL STATEMENTS. Financial statements as of the dates and for the periods set forth in subsection 4.3(A), together with interim financial statements as of, and for the months ending, June 30, 1995.

          (23) PRO FORMA.  The Pro Forma.

          (24) PROJECTIONS. Projections for the period commencing on the date hereof and concluding on December 31, 2000, which Projections are annexed hereto as Schedule 4.3.

          (25) GOVERNMENT APPROVALS. Evidence of the prior approval of the Federal Trade Commission or U.S. Justice Department under the Hart-Scott-Rodino Anti-Trust Improvements Act of the transactions contemplated by the Acquisition Documents or expiration of the applicable waiting period without adverse action.

          (26) APPOINTMENT OF AGENT FOR SERVICE. Letter acknowledging the appointment of CT Corporation System as Borrower's, Central's and Holdings' agent for service of process.

          (27) NON-COMPETE AGREEMENTS. Copies of executed originals of Non-Compete Agreements among Borrower, Alco and Unisource.

          (28) BUSINESSMAN'S REVIEW. A businessman's review prepared by a Big Six Accounting Firm of the operations and assets to be acquired by Borrower pursuant to the Purchase Agreement in form and substance reasonably acceptable to Agent and reasonably satisfactory to Agent.

          (29) COLLECTIVE BARGAINING AGREEMENT. Copies of all collective bargaining agreements to which Borrower is a party certified by the President or any Vice President of Borrower as being true and correct.

          (30) OTHER BORROWER DOCUMENTS. Such other documents respecting Borrower as Agent may reasonably request.

     (L) HOLDINGS DOCUMENTS. On or before the Closing Date, Borrower shall deliver or cause to be delivered to Agent the documents listed below, each, unless otherwise noted, dated the

CREDIT AGREEMENT - Page 63

Closing Date, duly executed, in form and substance satisfactory to Agent and in quantities designated by Agent.

          (1) CHARTER AND GOOD STANDING. Certified copies of the certificate of incorporation and articles of Holdings together with good standing certificates (including verification of tax status) from the state of its incorporation and from the state in which its principal place of business is located, each to be dated a recent date prior to the Closing Date and certified by the applicable Secretary of State or other authorized governmental entity and, in the case of the certificates of incorporation, also certified as of the Closing Date by its corporate secretary or assistant secretary.

          (2) BYLAWS. Copies of the bylaws of Holdings certified as of the Closing Date by its corporate secretary or an assistant secretary.

          (3) RESOLUTIONS. Resolutions of the Board of Directors of Company approving and authorizing the execution, delivery and performance of the Related Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby in the manner contemplated thereby, certified as of the Closing Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment.

          (4) INCUMBENCY CERTIFICATES. Signature and incumbency certificates of the officers of Holdings executing the Related Transactions Documents.

          (5) HOLDINGS PLEDGE AGREEMENT. Executed originals of the Holdings Pledge Agreement.

          (6) CAPITALIZATION DOCUMENTS. Copies of executed originals of each Capitalization Document to which Holdings is a party.

          (7) OTHER COMPANY DOCUMENTS. Such other documents respecting Holdings as Agent may reasonably request.

     (M) OTHER LOAN PARTY DOCUMENTS. On or before the Closing Date, Borrower shall deliver, or cause to be delivered, to Agent the documents listed below, each, unless otherwise noted, dated the Closing Date, duly executed, in form and substance satisfactory to Agent and in quantities designated by Agent.

          (1)  LOAN GUARANTY.  Executed originals of the Subsidiary Guaranty.

          (2) SUBSIDIARY SECURITY AGREEMENT. Executed originals of the Subsidiary Security Agreement.

CREDIT AGREEMENT - Page 64

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          (3)  CHARTER AND GOOD STANDING. Certified copies of the certificates of incorporation and articles of each Subsidiary of Borrower (including verification of tax status) together with good standing certificates from the respective states of incorporation and the respective states in which the principal places of business of each is located and from all states in which the activities of such Subsidiaries require them to be qualified and/or licensed to do business, each to be dated a recent date prior to the Closing Date and certified by the applicable Secretary of State or other authorized governmental entity and, in the case of the certificates of incorporation, also certified as of the Closing Date by their respective corporate secretaries or assistant secretaries.

          (4) BYLAWS. Copies of the bylaws of each Loan Party certified as of the Closing Date by their respective corporate secretaries or an assistant secretary.

          (5) INCUMBENCY CERTIFICATES. Signature and incumbency certificates of the officers of each Loan Party executing the Loan Documents to which any of them is a party.

          (6) RESOLUTIONS. Resolutions of the Boards of Directors of each Loan Party each certified as of the Closing Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment, each authorizing and approving the execution, delivery and performance of Related Transactions Document to which such Person is to be a party.

          (7) OTHER LOAN PARTY DOCUMENTS. Such other documents as Agent may reasonably request.

     (N)  ALCO INDEMNITY.  Executed originals of the Alco Indemnity Agreement.

     (O) OTHER DOCUMENTS. Borrower shall have delivered such other documents as Agent may reasonably request.

     3.2  CONDITIONS TO ALL LOANS

     The obligations of Agent and each Lender to make Loans, the obligation of Agent to issue Lender Letters of Credit or Risk Participation Agreements and the agreement of each Lender to consider issuing Lender Letters of Credit on each Funding Date are subject to all of the conditions precedent set forth below.

     (A) Agent shall have received, in accordance with the provisions of subsection 2.1(E), a Notice of Borrowing or, in the case of each Lender issuing a Lender Letter of Credit, Agent and each such Lender shall have received, in accordance with subsection 2.1(D), a notice requesting issuance of a Lender Letter of Credit.

CREDIT AGREEMENT - Page 65

     (B) The representations and warranties contained herein and in the Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except for any representation or warranty limited by its terms to a specific date and taking into account any amendments to the Schedules or Exhibits as a result of any disclosures made in writing by Borrower to Agent after the Closing Date and approved by Agent.

     (C) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing (or notice requesting issuance of a Lender Letter of Credit or Risk Participation Agreement) that would constitute an Event of Default or a Default.

     (D) Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which any Loan Document provides shall be performed by it on or before that Funding Date.

     (E) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain Agent or any Lender from making any Loans or issuing any Lender Letters of Credit or Risk Participation Agreements.

     (F) The making of the Loans or issuance of the Lender Letter of Credit or Risk Participation Agreement requested on such Funding Date shall not violate Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other law, rule or regulation applicable to Agent or any Lender and in the case of the issuance of a Lender Letter of Credit, no request or directive (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) from any governmental authority with jurisdiction over the applicable issuer of any Letter of Credit shall prohibit or request the applicable issuer of any Letter of Credit to refrain from the issuance of such letters of credit generally.

     (G) There shall not be pending or, to the knowledge of Borrower, threatened, any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration against any Loan Party or any of their respective Subsidiaries or affecting any property of any Loan Party or any of their respective Subsidiaries that has not been disclosed by Borrower in writing to the extent required by subsections 4.7, 4.15 or 5.1(M), and there shall have occurred no development in any such action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration that, in the opinion of Agent, could reasonably be expected to have a Material Adverse Effect. No injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any material damages or obtain relief as a result of, the transactions contemplated by this Agreement.

CREDIT AGREEMENT - Page 66

                                    SECTION 4

                    BORROWER'S REPRESENTATIONS AND WARRANTIES

     In order to induce Agent and each Lender to enter into this Agreement, to make Loans and to issue Lender Letters of Credit and Risk Participation Agreements, Holdings and Borrower each represent and warrant to Agent and each Lender that the following statements are and, after giving effect to the Related Transactions will be true, correct and complete:

     4.1 ORGANIZATION, POWERS, CAPITALIZATION, GOOD STANDING, BUSINESS AND SUBSIDIARIES

     (A) ORGANIZATION AND POWERS. Each of the Loan Parties is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation (which jurisdiction is set forth on Schedule 4.1(A)). Each of the Loan Parties is duly formed and validly existing under the laws of its state of formation. Each Loan Party has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into each Loan Document to which it is a party and to carry out the transactions contemplated by the Loan Documents to which it is a party.

     (B) CAPITALIZATION. The authorized capital stock of Holdings, Borrower and each of its Subsidiaries is as set forth on Schedule 4.1(B). All issued and outstanding shares of capital stock of Borrower and each of its Subsidiaries are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than those in favor of Agent, for the benefit of Lenders, and such shares were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The capital stock of Borrower and each of its Subsidiaries is owned by the stockholders and in the amounts set forth on
Schedule 4.1(B). The number of shares of capital stock of Holdings owned by each of Lynch and Boyle/Fleming is set forth on Schedule 4.1(B). No shares of the capital stock of Borrower or any of its Subsidiaries other than those described above, are issued and outstanding. Except as set forth on Schedule 4.1(B) there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from Holdings, Borrower or any of its Subsidiaries of and shares of capital stock or other securities of any such entity.

     (C) QUALIFICATION. Borrower and each of its Subsidiaries is duly qualified and in good standing wherever necessary to carry on its present business and operations, except in jurisdictions in which the failure to be qualified and in good standing could not reasonably be expected to have a Material Adverse Effect. All jurisdictions in which Borrower and each of its Subsidiaries is qualified to do business are set forth on Schedule 4.1(C). Borrower shall give Agent prompt notice of any additional jurisdictions in which Borrower or any of its Subsidiaries becomes qualified to do business after the Closing Date.

     (D) CONDUCT OF BUSINESS. Prior to the Closing Date, Borrower has not engaged in any business or incurred any liabilities except for activities, expenses and liabilities incident to its

CREDIT AGREEMENT - Page 67
organization and to the carrying out of the transactions contemplated hereby and by the Related Transactions Documents. On and after the date hereof Borrower will be engaged only in businesses of the type described on Schedule 4.1(D).

     (E) SUBSIDIARIES. On the Closing Date, Borrower has no Subsidiaries other than Central. Borrower owns all of the issued and outstanding capital stock of Central.

     4.2  AUTHORIZATION OF BORROWING, ETC.

     (A) AUTHORIZATION OF BORROWING. Borrower has the corporate power and authority to incur the Indebtedness evidenced by the Notes. The execution, delivery and performance of each of the Related Transactions Documents and the consummation of the Related Transactions by Borrower have been duly authorized by all necessary corporate and shareholder action. On the Closing Date, the execution, delivery and performance of the Related Transactions Documents by Borrower and each other Loan Party signatory thereto will have been duly authorized by all necessary corporate and shareholder action of such Person.

     (B) NO CONFLICT. The execution, delivery and performance by each Loan Party of each Related Transactions Document to which it is a party and the consummation of the Related Transactions do not and will not: (1) violate any provision of law applicable to Unisource or any Loan Party, the certificate of incorporation or bylaws of Unisource or any Loan Party, or any order, judgment or decree of any court or other agency of government binding on Unisource or any Loan Party; (2) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Unisource or any Loan Party; (3) result in or require the creation or imposition of any material Lien upon any of the properties or assets of Unisource or any Loan Party (other than Liens in favor of Agent, for the benefit of Lenders); or
(4) require any approval or consent of any Person under any Contractual Obligation of Unisource or any Loan Party, except, with respect to each of the clauses (1) through (4) above for (a) such approvals or consents to be obtained on or before the Closing Date, which are disclosed on Schedule 4.2(B) and (b) such violations, conflicts, breaches, Liens and defaults which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

     (C) GOVERNMENTAL CONSENTS. The execution, delivery and performance by each Loan Party of each Related Transactions Document to which it is a party, and the consummation of the Related Transactions do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body except for filings required by federal or state securities laws (which filings have been made and true and complete copies of which have been delivered to Agent), filings required in connection with the perfection of security Interests granted pursuant to the Loan Documents, and other filings, authorizations, consents and approvals, all of which have been made or obtained or the absence of which would not have a Material Adverse Effect. The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 has expired without any adverse action.

CREDIT AGREEMENT - Page 68

     (D) BINDING OBLIGATION. This Agreement is, and the Acquisition Documents and the other Related Transactions Documents, including the Notes, when executed and delivered will be, the legally valid and binding obligations of the applicable Loan Parties and Unisource, each enforceable against the Loan Parties or Unisource, as applicable, in accordance with their respective terms.

     (E) VALID ISSUANCE OF ACQUISITION SECURITIES. The Borrower Capital Stock to be sold on or before the Closing Date will be duly authorized, validly issued, fully paid and nonassessable. The issuance and sale of Borrower Capital Stock, upon issuance and sale, will either have been registered or qualified under applicable federal and state securities laws or be exempt therefrom. Borrower has the corporate power and authority to incur the Indebtedness evidenced by the Subordinated Note and to issue the Subordinated Note. Such Securities, when issued and paid for, will be the legally valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms (including those pertaining to subordination). Borrower has delivered to Agent and each of the Lenders a complete and correct copy of the Subordinated Loan Documents and each of the representations and warranties given by Borrower therein is true and correct in all material respects. The subordination provisions of the Subordinated Loan Documents will be enforceable against the holders of the Subordinated Notes by the holder of any Notes which has not effectively waived the benefits thereof. All obligations, including the Obligations to pay principal of and interest on the Loans, constitute senior Indebtedness entitled to the benefits of subordination created by the Subordinated Loan Documents. The principal of and interest on the Notes and all other Obligations will constitute "senior debt" as that or any similar term is or may be used in any other instrument evidencing or applicable to any other Subordinated Indebtedness of Borrower. Borrower acknowledges that Agent and each Lender are entering into this Agreement and/or each Lender Addition Agreement and are extending the Total Loan Commitment in reliance upon the subordination provisions of the Subordinated Loan Documents and this subsection 4.2(E).

     4.3  FINANCIAL CONDITION

     (A) FINANCIAL STATEMENTS. All financial statements concerning Central and Borrower which have been or will hereafter be furnished by Borrower to Agent or any Lender pursuant to this Agreement, including those listed below, have been or will be prepared in accordance with GAAP consistently applied (except as disclosed therein) and do or will present fairly the financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended.

          (1) The unaudited consolidated balance sheets at September 30, 1994, and the related statement of income of the Central Products Division of Unisource and Central for the fiscal years then ended.

          (2) The unaudited consolidated balance sheet at August 31, 1995, and the related statement of income of the Central Products Division of Unisource and Central for the eleven (11) months then ended.

CREDIT AGREEMENT - Page 69

     (B) PRO FORMA. The Pro Forma was prepared by Borrower based on the unaudited consolidated balance sheet of the Central Products Division of Unisource and Central dated August 31, 1995, and was prepared, in the good faith estimate of Borrower, in accordance with GAAP, with only such adjustments thereto as would be required in accordance with GAAP.

     (C) PROJECTIONS. The Projections delivered and to be delivered (including the Projections annexed hereto as Schedule 4.3) have been and will be prepared by Borrower in light of the past operations of the business of Borrower and the Central Products Division of Unisource and Central. The Projections represent and will represent as of the date thereof the good faith estimate of Borrower and its senior management concerning the most probable course of its business.

     4.4  INDEBTEDNESS AND CONTINGENT OBLIGATIONS

     As of the Closing Date after giving effect to the Related Transactions, Borrower has no Indebtedness or Contingent Obligations except (a) as set forth on the Pro Forma and (b) as set forth on Schedule 4.4.

     4.5  NO MATERIAL ADVERSE CHANGE; NO STOCK PAYMENTS

     Since the date of its corporate formation (in the case of Borrower) and since September 30, 1994, (in the case of the Central Products Division of Unisource and Central), to the best knowledge of Borrower after due inquiry no event or change has occurred that has caused or evidences, either individually or together with such other events or changes, a Material Adverse Effect. Neither Borrower nor its Subsidiaries has or will have, as of the Closing Date, directly or indirectly, declared, ordered, paid or made or set apart any sum or property for any Restricted Junior Payment or agreed to do so except as permitted by subsection 7.5.

     4.6  TITLE TO PROPERTIES; LIENS

     Borrower and its Subsidiaries has good, sufficient and legal title, subject to Permitted Encumbrances, to all their respective material properties and assets. Except for Permitted Encumbrances, all such properties and assets are free and clear of Liens. There are no actual, threatened or alleged defaults with respect to any leases of real property under which Borrower or any of its Subsidiaries is lessee or lessor which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     4.7  LITIGATION; ADVERSE FACTS

     Except as set forth on Schedule 4.7, there are no judgments outstanding against Borrower or any of its Subsidiaries or affecting any property of Borrower or any of its Subsidiaries nor is there any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration now pending or, to the best knowledge of Borrower after due inquiry, threatened against

CREDIT AGREEMENT - Page 70

Borrower or any of its Subsidiaries, or affecting any property of Borrower or any of its Subsidiaries. Neither Borrower nor any of its Subsidiaries has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed to any liability or disadvantage which could reasonably be expected to result in any Material Adverse Effect. The actions, charges, claims, demand, suits, proceedings, petitions, investigations and arbitrations set forth on Schedule 4.7 or disclosed pursuant to subsection 5.1(M) will not result, if adversely determined, and could not reasonably be expected to result, either individually or in the aggregate, in any Material Adverse Effect and do not relate to and will not affect the consummation of the Related Transactions.

     4.8  PAYMENT OF TAXES

     Except to the extent permitted by subsection 5.4, all material tax returns and reports of Borrower and each of its Subsidiaries (and their predecessors in interest required to be filed by any of them have been timely filed, and all taxes, assessments, fees and other governmental charges upon such Persons and upon their respective properties, assets, income and franchises which are shown on such returns as due and payable have been paid when due and payable. None of the United States income tax returns of Borrower and each of its Subsidiaries are under audit. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of Borrower and each of its Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP.

     4.9  ADVERSE CONTRACTS

     Neither Borrower nor any of its Subsidiaries is a party to nor is it or any of its property subject to or bound by any forward purchase contract, futures contract, covenant not to compete, unconditional purchase, take or pay or other agreement which restricts its ability to conduct its business or, either individually or in the aggregate, has a Material Adverse Effect or could reasonably be expected to have a Material Adverse Effect.

     4.10 PERFORMANCE OF AGREEMENTS

     Neither Borrower nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation of any such Person, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default.

     4.11 GOVERNMENTAL REGULATION

     Neither Borrower nor any of its Subsidiaries is, or after giving effect to any loan will be, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur Indebtedness for borrowed money.

CREDIT AGREEMENT - Page 71

     4.12 EMPLOYEE BENEFIT PLANS

     (A) NO OTHER PLANS. No Loan Party or Loan Party Affiliate maintains or contributes to, or has any obligation under or liability with respect to, any Employee Benefit Plans other than those identified on Schedule 4.12. Borrower has provided Agent accurate and complete copies of all contracts, agreements and documents relating to the establishment or maintenance of the Employee Benefit Plans described on Schedule 4.12. Except as set forth in Schedule 4.12, no other trade or business is, or, at any time within the past six years, has been treated, together with any Loan Party, as a single employer under Section 414 of the IRC or Section 4001 of ERISA.

     (B) COMPLIANCE WITH LAW AND LIABILITY. All Borrower Plans are being, and have been, maintained, operated and administered in all respects in accordance with their respective terms and in compliance with all applicable laws, rules and regulations governing or applying to the Borrower Plans, including ERISA and the IRC, and all filings and notices required to be made or given with respect to each Borrower Plan have been timely made or given, as the case might be.
Each Borrower Plan intended to be qualified under Section 401(a) of the IRC has been determined by the Internal Revenue Service ("IRS") to be so qualified, or if not so qualified each such plan may still be amended within the remedial amendment period to cure any qualification defect to the extent permitted by applicable law, and each trust created thereunder which is intended to be exempt from federal income tax under the provisions of Section 501(a) of the IRC has been determined by the IRS to be so exempt and no fact or event has occurred since the date of such determination by the IRS to adversely affect the qualified status of any Borrower Plan or the exempt status of any such trust except where failure to comply would not result in a material liability to Borrower or any of its Subsidiaries. No material liabilities, including fines and penalties, have been incurred by any Loan Party or Loan Party Affiliate which remain unsatisfied with respect to any Employee Benefit Plan previously maintained or contributed to by Borrower or any other Person, or to which Borrower or any other Person previously had an obligation to contribute.

     (C) FUNDING. All contributions which are due have been paid to each Borrower Plan, the funding method used in connection with each Borrower Plan is acceptable under ERISA, and the actuarial assumptions used in connection with funding each Borrower Plan, in the aggregate, are reasonable (taking into account the experience of such Borrower Plan and reasonable expectations). No "accumulated funding deficiency" (as defined in Section 302(a)(2) of ERISA) (whether or not waived and whether arising on account of improper amortization of charges or credits in any funding standard account, improper determination of any such charge or credit, or any other reason) exists with respect to any plan year of any Borrower Plan. Except as disclosed on Schedule 4.12(C), the market value of assets under each Borrower Plan (other than any Multiemployer Plan) equals or exceeds the actuarial present value of accrued benefits thereunder (determined in accordance with then current funding assumptions). The termination of, or withdrawal from, any Borrower Plan or to the knowledge of any Loan Party or Loan Party Affiliate, any Pension Plan, on or prior to the Closing Date, has not and will not subject any Loan Party to any liability to the PBGC or to any other party, nor has there been any event requiring any disclosure under Section 4041(c) (3) (c),

CREDIT AGREEMENT - Page 72

4063(a) or 4068(f) of ERISA with respect to any Borrower Plan or to the knowledge of any Loan Party or Loan Party Affiliate, with respect to any Pension Plan.

     (D) PROHIBITED TRANSACTIONS AND PAYMENTS. No Loan Party or Loan Party Affiliate has: (l) engaged in a nonexempt prohibited transaction described in
Section 406 of ERISA or Section 4975 of the IRC; (2) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid; (3) failed to make a required contribution or payment to a Multiemployer Plan; or (4) failed to make a required installment or other required payment under Section 412 of the IRC.

     (E) NO TERMINATION EVENT. To the best knowledge of the Loan Parties after due inquiry, no Termination Event has occurred or is reasonably expected to occur for which any Loan Party or Loan Party Affiliate has or would have any material liability.

     (F)  LITIGATION, CLAIMS AND INVESTIGATIONS.  Except as set forth in
Schedule 4.12(F), there are no actions or claims pending or, to the knowledge of any Loan Party or Loan Party Affiliate, threatened, with respect to any Borrower Plan (other than routine claims for benefits), and there are no investigations or audits of any Borrower Plan by any governmental authority currently pending and there have been no such investigations or audits that have been concluded that resulted in any liability of any Loan Party or Loan Party Affiliate that has not been fully discharged.

     (G) LIENS. No Lien has been filed by any person or entity and no Lien exists by operation of law or otherwise on any of the assets of any Loan Party or Loan Party Affiliate relating to, or as a result of, the operation or maintenance of any Employee Benefit Plan, and no Loan Party or Loan Party Affiliate, has any knowledge of the existence of facts or circumstances that would reasonably be expected to result in the imposition of such Lien.

     4.13 INTELLECTUAL PROPERTY

     Borrower and each of its Subsidiaries owns, is licensed to use or otherwise has the right to use, all patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as currently conducted that are material to the condition (financial or other), business or operations of Borrower or its Subsidiaries (collectively called "INTELLECTUAL Property") and all such Intellectual Property is identified on Schedule 4.13 and, except as otherwise disclosed on Schedule 4.13, fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filing or issuances. All Intellectual Property that is registered or for which application for registration is pending is identified on Schedule 4.13. Except as disclosed in Schedule 4.13, no material claim has been asserted by any Person with respect to the use of any Intellectual Property, or challenging or questioning the validity or effectiveness of any Intellectual Property. Except as disclosed in Schedule 4.13, the use of such Intellectual Property by Borrower and its Subsidiaries does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the

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

aggregate, give rise to any liabilities on the part of Borrower and its Subsidiaries that are material to Borrower or its Subsidiaries.

     4.14 BROKER'S FEES

     Except as set forth in Schedule 4.14, no broker's or finder's fee, commission or similar compensation will be payable with respect to the issuance and sale of the Notes and the Acquisition Securities or any of the other transactions contemplated hereby or by any Related Transactions Document. No other similar fees or commissions will be payable by any Loan Party for any other services rendered to Borrower or any of its Subsidiaries ancillary to the transactions contemplated hereby including the sale of the Acquisition Securities.

     4.15 ENVIRONMENTAL COMPLIANCE

     (A) NO ENVIRONMENTAL CLAIMS. Except as set forth on Schedule 4.15(A), there are no claims, liabilities, investigations, litigation, administrative proceedings, judgments or orders relating to any Hazardous Materials (collectively called "Environmental Claims") pending, asserted or, to the best knowledge of Borrower after due inquiry, threatened against Borrower or any of its Subsidiaries, or relating to any real property currently or formerly owned, leased or operated by Borrower or any of its Subsidiaries. Except as set forth on Schedule 4.15(A), neither Borrower, its Subsidiaries, nor any other Person has caused or permitted any Hazardous Material to be used, generated, reclaimed, transported, released, treated, stored or disposed of in a manner which could form the basis for an Environmental Claim against Borrower or any of its Subsidiaries. Except as set forth on Schedule 4.15A, neither Borrower nor any of its Subsidiaries has assumed (by contract or by operation of law) any liability of any Person for cleanup, remediation compliance or required Capital Expenditures in connection with any Environmental Claim. The items disclosed pursuant to this subsection 4.15(A) could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

     (B) STORAGE OF HAZARDOUS MATERIALS. Except as set forth on Schedule 4.15(B), no Hazardous Materials are or were stored or otherwise located, and no surface impoundments are or were located, on real property currently or formerly owned, leased or operated by Borrower or any of its Subsidiaries, or to the best knowledge of Borrower after due inquiry, on adjacent parcels of real property, and no part of such real property or, to the best knowledge of Borrower after due inquiry, no part of such adjacent parcels of real property, including the groundwater located thereon, is presently contaminated by Hazardous Materials. The items disclosed pursuant to this subsection 4.15(B) could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

     (C) COMPLIANCE WITH ENVIRONMENTAL LAWS. Except as set forth on Schedule 4.15(C), Borrower and each of its Subsidiaries has been and is currently in compliance with all applicable Environmental Laws, including obtaining and maintaining in effect all permits, licenses or other

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

authorizations required by applicable Environmental Laws. The items disclosed pursuant to this subsection 4.15(C) will not, either individually or in the aggregate, have a Material Adverse Effect.

     4.16 EMPLOYEE MATTERS

     Except as set forth on Schedule 4.16, (a) neither Borrower nor any of its Subsidiaries nor any of their respective employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of Borrower or any of its Subsidiaries and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of Borrower or any of its Subsidiaries and (c) there are no strikes, slowdowns, work stoppages or controversies pending or, threatened between Borrower, its Subsidiaries and their respective employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 4.16, neither Borrower nor any of its Subsidiaries is subject to an employment contract.

     4.17 SOLVENCY

     As of and from and after the date of this Agreement and after giving effect to the consummation of the Related Transactions, Borrower: (a) owns and will own assets the fair saleable value of which are (i) greater than the total amount of liabilities (including contingent liabilities) of Borrower and (ii) greater than the amount that will be required to pay the probable liabilities of Borrower's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to Borrower; (b) has capital that is not unreasonably small in relation to its business as presently conducted or any contemplated or undertaken transaction; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

     4.18 DISCLOSURE

     No representation or warranty of Holdings, Borrower, any of its Subsidiaries contained in this Agreement, the financial statements referred to in subsection 4.3, the other Related Transactions Documents or any other document, certificate or written statement furnished to Agent or any Lender by or on behalf of any such Person for use in connection with the Loan Documents or the Related Transactions Documents contain any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. The Projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no material fact known to Borrower that has had or will have a Material Adverse Effect and

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

that has not been disclosed herein or in such other documents, certificates and statements furnished to Agent or any Lender for use in connection with the transactions contemplated hereby.

     4.19 USE OF PROCEEDS AND MARGIN SECURITY

     Borrower shall use the proceeds of all Loans and the Subordinated Notes for proper business purposes (as described in the recitals to this Agreement) consistent with all applicable laws, statutes, rules and regulations. No portion of the proceeds of any Loan shall be used by Borrower or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act.

     4.20 INSURANCE

     Schedule 4.20 sets forth a complete and accurate description of all policies of insurance that will be in effect as of the Closing Date for Borrower and its Subsidiaries. Borrower and its Subsidiaries are adequately insured under such policies, no notice of cancellation has been received with respect to such policies and Borrower and its Subsidiaries are in compliance with all conditions contained in such policies.

     4.21 BANK ACCOUNTS

     Schedule 4.21 sets forth the account numbers and location of all bank accounts of Borrower and its Subsidiaries.

     4.22 REPRESENTATIONS AND WARRANTIES FROM THE ACQUISITION DOCUMENTS.

     (A) WARRANTIES. Borrower and Holdings represent and warrant that each of the representations and warranties given by each party to the Acquisition Documents are true and correct in all material respects as of the date hereof and as of the Closing Date, and such representations and warranties are hereby incorporated herein by this reference as of such dates with the same effect as though set forth in their entirety herein.

     (B) SURVIVAL. Notwithstanding anything in the Acquisition Documents to the contrary, the representations and warranties of each party to the Acquisition Documents incorporated in this Agreement by subsection 4.22 (A) shall, solely for the purposes of this Agreement, survive the execution and delivery of the Acquisition Documents, the execution and delivery of this Agreement, the making of the Loans hereunder, the execution and delivery of the Notes and the issuance of the Lender Letters of Credit and the Risk Participation Agreements.

CREDIT AGREEMENT - Page 76

     4.23 COMPLIANCE WITH LAWS.

     Borrower and each of its Subsidiaries are not in violation of any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, including, without limitation, any violation relating to any use, release, storage, transport or disposal of any Hazardous Material, which violation would subject Borrower or any such Subsidiary, or any of their respective officers to criminal liability or could reasonably be expected to have, either individually or together with all such other violations, a Material Adverse Effect and no such violation has been alleged. Each Loan Party has filed in a timely manner all reports, documents and other materials required to be filed by them with any governmental bureau, agency or instrumentality (and the information contained in each of such filings is true, correct and complete in all respects), except where failure to make such filings would not have a Material Adverse Effect. Each Loan Party has retained all records and documents required to be retained by it pursuant to any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any governmental authority, except where failure to retain such records would not subject Borrower or any such Subsidiary or any of their respective officers to criminal liability and could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

     4.24 INVESTMENTS.

     Except as set forth on Schedule 4.24, neither Borrower nor any of its Subsidiaries has an Investment in any Person other than Investments permitted under subsection 7.3.


                                    SECTION 5

                               AFFIRMATIVE COVENANTS

     Holdings and Borrower covenant and agree that, so long as any of the Commitments hereunder shall be in effect and until payment in full of all Obligations and termination of all Lender Letters of Credit and Risk Participation Agreements, unless the (Requisite Lenders (or Agent, as provided below in this Section 5) shall otherwise give their or its prior written consent, Borrower shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5 applicable to such Person.

     5.1  FINANCIAL STATEMENTS AND OTHER REPORTS

     Borrower will maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in a manner consistent with GAAP (subject to year end adjustments and the omission of footnotes). Borrower will deliver to Agent (with sufficient copies for each Lender, which Agent shall, within a reasonable period of time, deliver to the Lenders) the financial statements and other reports described below.

CREDIT AGREEMENT - Page 77

     (A) MONTHLY FINANCIALS. As soon as available and in any event within thirty (30) days after the end of each month beginning with the month of October, 1995, Borrower will deliver (1) the consolidated and consolidating balance sheets of Borrower (showing intercompany eliminations), as at the end of such month and the related consolidated and consolidating statements of income (showing intercompany eliminations), stockholders' equity and cash flow for such month and for the period from the beginning of the then current Fiscal Year to the end of such month and (2) a schedule of the outstanding Indebtedness for borrowed money of Borrower and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan.

     (B) YEAR-END FINANCIALS. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year, Borrower will deliver: (1) the consolidated balance sheet of Borrower as of the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flow for such Fiscal Year; (2) a schedule of the outstanding Indebtedness for borrowed money of Borrower and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan; and
(3) a report with respect to the financial statements from a Big Six Accounting Firm selected by Borrower, which report shall be prepared in accordance with Statement of Auditing Standards No. 58 (the "Statement") entitled "Reports on Audited Financial Statements" and such report shall be "Unqualified" (as such term is defined in such Statement).

     (C) BORROWER COMPLIANCE CERTIFICATE. Together with each delivery of financial statements of Borrower and its Subsidiaries pursuant to subsections 5.1(A) and 5.1(B), Borrower will deliver a fully and properly completed Compliance Certificate signed by Borrower's chief executive officer or chief financial officer.

     (D) ACCOUNTANTS' REPORTS. Promptly upon receipt thereof, Borrower will deliver copies of all significant reports submitted by Borrower's Big Six Accounting Firm in connection with each annual, interim or special audit of the financial statements of Borrower made by such accountants, including the comment letter submitted by such accountants to management in connection with their annual audit.

     (E) BORROWING BASE CERTIFICATE AND AGINGS; SCHEDULE OF INVENTORY. As soon as available and in any event within ten (10) Business Days after the end of each month, and from time to time upon the request of Agent, Borrower will deliver to Agent a Borrowing Base Certificate as of the last day of such period. From time to time upon the request of Agent, Borrower will deliver to Agent, within ten (10) Business Days of such request, the following: (1) a summary aging of Accounts and a summary aging of all then existing accounts payable; and
(2) a detailed schedule of all Inventory each such report in form and substance satisfactory to Agent.

     (F) MANAGEMENT REPORT. Together with each delivery of financial statements of Borrower and its Subsidiaries pursuant to subsections 5.1(A) and 5.1(B), this Borrower will deliver

CREDIT AGREEMENT - Page 78
a management report: (1) describing the operations and financial condition of Borrower and its Subsidiaries for the month then ended and the portion of the current Fiscal Year then elapsed (or for the Fiscal Year then ended in the case of year-end financials); (2) setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the most recent Projections for the current Fiscal Year delivered to Lenders pursuant to 5.1 (I); and (3) discussing the reasons for any significant variations. The information above shall be presented in reasonable detail and shall be certified by the senior financial officer of Borrower to the effect that such information fairly presents the results of operations and financial condition of Borrower and its Subsidiaries as at the dates and for the periods indicated.

     (G) COLLATERAL VALUE REPORT. Not more than once each Fiscal Year prior to an Event of Default, and at any time while and so long as an Event of Default shall have occurred and be continuing, Borrower will obtain and deliver to Agent a report of an independent collateral auditor satisfactory to Agent (which may be, or be affiliated with, a Lender) with respect to the Accounts and Inventory components included in the Borrowing Base, which report shall indicate whether or not the information set forth in the Borrowing Base Certificate most recently delivered is accurate and complete in all material respects based upon a review by such auditors of the Accounts (including verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of Borrower) and Inventory (including verification as to the value, location and respective types).

     (H) APPRAISALS. From time to time, if Agent determines that obtaining appraisals is necessary in order to comply with applicable laws or regulations, Agent will obtain appraisal reports in form and substance and from appraisers satisfactory to Agent stating the then current fair market values of all or any portion of the real estate owned by Borrower or any of its Subsidiaries. In addition, not more than once each Fiscal Year prior to an Event of Default, and at any time while and so long as an Event of Default shall have occurred and be continuing, Borrower, will obtain and deliver to Agent appraisal report's in form and substance and from appraisers, at the request of Agent, satisfactory to Agent, stating (1) the then current fair market and orderly liquidation values of all or any portion of the equipment and real estate owned by Borrower or any of its Subsidiaries and (2) the then current business value of Borrower or any of its Subsidiaries.

     (I) PROJECTIONS. As soon as available and in any event no later than the end of each Fiscal Year of Borrower, Borrower will deliver Projections of Borrower and its Subsidiaries for the forthcoming three (3) Fiscal Years, year by year, and for the forthcoming Fiscal Year, month by month.

     (J) SEC FILINGS AND PRESS RELEASES. Promptly upon their becoming available, Borrower will deliver copies of: (1) all financial statements, reports, notices and proxy statements sent or made available by any Loan Party to their security holders; (2) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Loan Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private

CREDIT AGREEMENT - Page 79
securities regulatory authority; and (3) all press releases and other statements made available by any Loan Party to the public concerning developments in the business of any such Person.

     (K) SUBORDINATED INDEBTEDNESS NOTICES. Borrower shall promptly deliver copies of all notices given or received by Borrower or Holdings with respect to noncompliance with any term or condition related to any Subordinated Indebtedness, and shall notify Agent within two (2) Business Days of any potential or actual event of default with respect to any Subordinated Indebtedness.

     (L) EVENTS OF DEFAULT, ETC. Promptly upon any officer of Borrower obtaining knowledge of any of the following events or conditions, Borrower shall deliver a certificate of a Responsible Officer of Borrower specifying the nature and period of existence of such condition or event and what action Borrower has taken, is taking and proposes to take with respect thereto: (1) any condition or event that constitutes an Event of Default or Default; (2) any notice that any Person has given to Borrower or any of its Subsidiaries or any other action taken with respect to a claimed default or event or condition of the type referred to in subsection 8.1(B); or (3) any Material Adverse Effect.

     (M) LITIGATION. Promptly upon any officer of Borrower obtaining knowledge of (1) the institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting any Loan Party or any property of any Loan Party not previously disclosed by Borrower to Agent or (2) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting any Loan Party or any property of any Loan Party, which, in each case, is reasonably likely to have a Material Adverse Effect, Borrower will promptly give notice thereof to Agent and each Lender and provide such other information as may be reasonably available to them to enable Agent, Lenders and their counsel to evaluate such matter.

     (N) EMPLOYEE BENEFIT PLANS. With reasonable promptness, and in any event within thirty (30) days of the occurrence of any of the events described below, Borrower will give notice of and/or, as applicable, deliver to Agent copies of:
(1) the establishment of any new material Borrower Plan, the commencement of contributions to any Employee Benefit Plan (within the meaning of Section 3(3) of ERISA) to which any Loan Party or any Loan Party Affiliate was not previously contributing or any material increase in the benefits of any Borrower Plan; (2) each funding waiver request filed with respect to any Borrower Plan and each funding waiver request with respect to any other Pension Plan for which any Loan Party or Loan Party Affiliate receives actual notice from a plan sponsor, contributing employer or regulatory agency and all material communications received or sent by any Loan Party or Loan Party Affiliate with respect to such request; (3) the failure of any Loan Party or Loan Party Affiliate to make a required installment or payment under Section 302 of ERISA or Section 412 of the IRC to any Pension Plan by the due date; and (4) noncompliance with any law or regulation applicable to a Borrower Plan that could result in a material liability to any Loan Party or Loan Party Affiliate.

CREDIT AGREEMENT - Page 80

     (O) TERMINATION EVENTS. Promptly and in any event within ten (10) days of becoming aware of the occurrence of or forthcoming occurrence of any of the following: (l) Termination with respect to any Borrower Plan or any other Title IV Plan for which any Loan Party or Loan Party Affiliate receives actual notice from a plan sponsor, contributing employer or regulatory agency, (2) "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the IRC) in connection with any Borrower Plan that is a Pension Plan or any trust created thereunder, or (3) receipt of any notice by any Loan Party or Loan Party Affiliate of the PBGC 's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, Borrower will deliver to Agent a notice specifying the nature thereof, what action Borrower has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the IRS, the Department of Labor or the PBGC with respect thereto.

     (P) ERISA NOTICES. With reasonable promptness but in any event within thirty (30) days for purposes of clauses (l), (2) and (3), Borrower will deliver to Agent copies of: (l) any favorable or unfavorable determination letter from the IRS regarding the qualification of a Borrower Plan under Section 401(a) of the IRC; (2) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Loan Party or Loan Party Affiliate with the IRS with respect to each Borrower Plan that is a Pension Plan; and (3) all material notices received by any Loan Party or Loan Party Affiliate from a Multi-employer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA. Borrower will notify Agent in writing within five (5) Business Days of Borrower obtaining knowledge that any Loan Party or Loan Party Affiliate or any other Person has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA.

     (Q) SUPPLEMENTED SCHEDULES; NOTICE OF CORPORATE CHANGES. Annually, concurrently with Borrower's delivery of the Projections required by subsection 5.1(I), Borrower shall supplement in writing and deliver to Agent revisions of the Schedules annexed to this Agreement to the extent necessary to disclose new or changed facts or circumstances after the Closing Date; PROVIDED that subsequent disclosures shall not constitute a cure or waiver of any Default or Event of Default resulting from the matters disclosed. Borrower shall provide written notice to the Agent of (1) all jurisdictions in which Borrower and its Subsidiaries becomes qualified after the Closing Date to transact business, (2) any material change after the Closing Date in the authorized and issued capital stock or other equity interests of Borrower or any of its Subsidiaries or any other material amendment to their charter, by-laws or other organization documents and (3) any Subsidiary created or acquired by Borrower after the Closing Date, such notice, in each case, to identify the applicable jurisdictions, capital structures or Subsidiaries, as applicable.

     (R) OTHER INFORMATION. With reasonable promptness, each Loan Party will deliver such other information and data with respect to any Loan Party or any Subsidiary of Borrower as from time to time may be reasonably requested by Agent or any Lender.

CREDIT AGREEMENT - Page 81

     5.2  ACCESS TO ACCOUNTANTS

     Borrower and each Subsidiary authorizes Lenders to discuss the financial condition of Borrower and any of its Subsidiaries with their independent public accountants after reasonable notice to Borrower of its intention to do so.
Prior to such discussions, Borrower shall be given the reasonable opportunity to participate in any such discussion. Borrower shall deliver a letter to such accountants authorizing them to comply with the provisions of subsection 5.1 and this subsection 5.2.

     5.3  CORPORATE EXISTENCE, ETC.

     Except as otherwise permitted by Section 7.6, Borrower will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business.

     5.4  PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION

     Borrower will, and will cause each of their respective Subsidiaries to, pay
(a) all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon and (b) all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets before any penalty or fine is incurred with respect thereto; provided, that no such tax charge or claim need be paid if it is contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if Borrower or such Subsidiary has established such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP.

     5.5  MAINTENANCE OF PROPERTIES; INSURANCE

     Borrower will maintain or cause to be maintained in good repair, working order and condition all material properties used in the business of Borrower and its Subsidiaries and will make or cause to be made all appropriate repairs, renewals and replacements thereof. Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, public liability and property damage insurance with respect to its business and properties and the business and properties of its Subsidiaries against loss or damage of the kinds customarily carried or maintained by corporations of established reputation engaged in similar businesses and in amounts acceptable to Agent and will deliver evidence thereof to Agent. Borrower will maintain business interruption insurance in an amount not less than $5,000,000. Borrower shall cause Agent, for the benefit of Lenders, to be named as loss payee (in the case of casualty insurance) and additional insured (in all other cases) on all insurance policies pursuant to appropriate endorsements in form and substance reasonably satisfactory to Agent. Borrower shall apply any proceeds received from policies of insurance maintained pursuant to this subsection 5.5 in accordance with the provisions of subsection 2.4(E).

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

     5.6  INSPECTION; LENDER MEETING

     Borrower shall permit any authorized representatives designated by Agent or by any Lender to visit and inspect any of the properties of Borrower or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and business with its and their officers and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably requested; PROVIDED that Lender shall coordinate such visits through Agent. Without in any way limiting the foregoing, Borrower will participate and will cause its key management personnel to participate in a meeting of Agent and Lenders at least once during each Fiscal Year to be held at such time and at such place as may be agreed to by Borrower and Agent.

     5.7  ENVIRONMENTAL COMPLIANCE

     (A) ENVIRONMENTAL LAWS. Borrower and each of its Subsidiaries shall at all times comply with all applicable Environmental Laws.

     (B) INDEMNIFICATION. Borrower shall indemnify, pay and hold Agent and each Lender harmless from and against any and all losses, costs (including attorneys' fees), claims, liabilities, injuries, expenses and damages whatsoever incurred by Agent or such Lender by reason of any violation of any applicable Environmental Law for which Borrower or any of its Subsidiaries is or may be liable or which is related to any real property owned, leased or operated by Borrower or any of its Subsidiaries, or by reason of the imposition of any governmental Lien for the recovery of environmental cleanup or response costs expended by reason of any such violation, or by reason of any breach of any representation, warranty or affirmative or negative covenant in this Agreement, or by reason of any matter disclosed in Schedules 4.15(A), (B) or (C).

     (C) REMEDIAL ACTION. Borrower and each of its Subsidiaries shall promptly take any and all necessary remedial actions in response to the presence, storage, use, disposal, transportation, release or discharge of any Hazardous Materials on, under or about any real property owned, leased or operated by Borrower or any of its Subsidiaries. In the event Borrower or any of its Subsidiaries undertakes any remedial action with respect to any Hazardous Material on, under or about any real property owned, leased or operated by Borrower or any of its Subsidiaries, such Loan Party shall conduct and complete such remedial action in compliance with all applicable Environmental Laws, and in accordance with the policies, orders and directives of all federal, state and local governmental authorities except when such Loan Party's liability for such presence, storage, use, disposal, transportation, release or discharge of any Hazardous Material is being contested in good faith by such Loan Party and appropriate reserves therefor have been established in accordance with GAAP. In addition to the foregoing, on or before the first anniversary of the Closing Date, Borrower shall and shall cause its Subsidiaries to commence and diligently pursue completion of each of the remedial actions and additional investigations described and identified on Exhibit 2 of the Purchase Agreement and shall have sought reimbursement for the costs of such actions and investigations from Alco or Unisource in accordance with the terms of the Purchase Agreement.

CREDIT AGREEMENT - Page 83

     (D) FURTHER ASSURANCE. If Agent or any Lender at any time has a reasonable basis to believe that there may be a material violation of any Environmental Law by, or any material liability arising thereunder of, Borrower or any of its Subsidiaries or related to any real property owned, leased or operated by Borrower or any of its Subsidiaries or real property adjacent to such real property, then Borrower agrees, upon request from Agent or such Lender, to provide Agent and such Lender with such reports, certificates, engineering studies or other written material or data as Agent or such Lender may require so as to satisfy Agent and such Lender that such Loan Party is in compliance with all applicable Environmental Laws.

     5.8  ENVIRONMENTAL DISCLOSURE

     (A) Borrower shall promptly advise Agent in writing and in reasonable detail of: (1) any release, disposal or discharge by Borrower or any of its Subsidiaries of any Hazardous Material required to be reported to any federal, state or local governmental or regulatory agency under all applicable Environmental Laws except such releases, disposals or discharges pursuant to and in compliance with valid permits, authorizations or registrations under said Environmental Laws; (2) any and all written communications sent or received by Borrower or any of its Subsidiaries with respect to any Environmental Claims or any release, disposal or discharge of Hazardous Material required to be reported to any federal, state or local governmental or regulatory agency; (3) any remedial action taken by Borrower or any of its Subsidiaries or any other Person in response to any Hazardous Material on, under or about any real property owned, leased or operated by Borrower or any of its Subsidiaries, the existence of which could result in an Environmental Claim that could have a Material Adverse Effect; (4) the discovery by Borrower or any of its Subsidiaries of any occurrence or condition on any real property adjoining or in the vicinity of any real property owned, leased or operated by Borrower or any of its Subsidiaries that could cause such real property or any part thereof to be classified as "border-zone property" or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws; and (5) any request for information from any governmental agency that indicates such agency is investigating whether Borrower or any of its Subsidiaries may be potentially responsible for a release, disposal or discharge of Hazardous Materials.

     (B) Borrower shall promptly notify Agent of (1) any proposed acquisition of stock, assets, or property by Borrower or any of its Subsidiaries that could reasonably be expected to expose such Loan Party to, or result in, Environmental Claims that could have a Material Adverse Effect and (2) any proposed action to be taken by Borrower or any of its Subsidiaries to commence any operations that could reasonably be expected to subject such Loan Party to additional laws, rules or regulations, including laws, rules and regulations requiring additional or amended environmental permits or licenses. Borrower shall, at its own expense, provide copies of such documents or information as Agent may reasonably request in relation to any matters disclosed pursuant to this subsection 5.8.

CREDIT AGREEMENT - Page 84

     5.9  COMPLIANCE WITH LAWS

     Borrower will (a) comply with and will cause each of its Subsidiaries to comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority as now in effect and which may be imposed in the future in all jurisdictions in which Borrower or its Subsidiaries are now doing business or may hereafter be doing business, other than those laws, rules, regulations and orders the noncompliance with which would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and (b) maintain and will cause each of its Subsidiaries to maintain, as the case may be, all licenses and permits now held or hereafter acquired by Borrower or any of its Subsidiaries, the loss, suspension, or revocation of which, or failure to renew, could have a Material Adverse Effect.

     5.10 COVENANTS IN ACQUISITION DOCUMENTS

     At all times prior to the effective date of the Acquisition, Borrower shall comply with its covenants under the Acquisition Documents.

     5.11 MORTGAGES; TITLE INSURANCE; SURVEYS

     (A) TITLE INSURANCE. On the Closing Date (or within thirty (30) days following delivery of any mortgage with respect to Additional Mortgaged Property), Borrower shall deliver or cause to be delivered to Agent ALTA lender's title insurance policies issued by title insurers reasonably satisfactory to Agent (the "MORTGAGE POLICIES") in form and substance and in amounts reasonably satisfactory to Agent assuring Agent that the Mortgages are valid and enforceable first priority mortgage liens on the respective Mortgaged Property or Additional Mortgaged Property, free and clear of all defects and encumbrances except Permitted Encumbrances. The Mortgage Policies shall be in form and substance reasonably satisfactory to Agent and shall include an endorsement insuring against the effect of future advances under this Agreement, for mechanics' liens and for any other matter that Agent may reasonably request, and shall provide for affirmative insurance and such reinsurance as Agent may reasonably request. In the case of each leasehold constituting Mortgaged Property or Additional Mortgaged Property, Agent (for the benefit of Lenders) shall have received such estoppel letters, consents and waivers from the landlords and non-disturbance agreements from any holders of mortgages or deeds of trust on such real estate as may have been requested by Agent, which letters shall be in form and substance satisfactory to Agent.

     (B) ADDITIONAL MORTGAGED PROPERTY. Agent may from time to time designate real property or leasehold interests of Borrower or any of its Subsidiaries after the date hereof as "Additional Mortgaged Property", in which case Borrower shall as promptly as possible (and in any event within sixty (60) days after such designation) deliver to Agent a fully executed Mortgage, in form and substance satisfactory to Agent together with title insurance policies and surveys as required by this subsection 5.11. Borrower agrees that, following the taking of the actions with respect to any Additional Mortgaged Property required by the immediately preceding sentence,

CREDIT AGREEMENT - Page 85

Agent shall have a valid and enforceable first priority mortgage on the respective Additional Mortgaged Property, free and clear of all defects and encumbrances except for Permitted Encumbrances.

     (C) SURVEYS. On or before the Closing Date (or within thirty (30) days following delivery of any Mortgage with respect to Additional Mortgaged Property), Borrower shall deliver or cause to be delivered to Agent current surveys, certified by a licensed surveyor, for all real property that is the subject of the Mortgage Policies including Additional Mortgaged Property for which a Mortgage Policy is issued. All such surveys shall be sufficient to allow the issuer of the mortgage policy to issue an ALTA lender's policy.

     5.12 FURTHER ASSURANCES

     (A) Borrower shall and shall cause each Loan Party to, from time to time, execute such guaranties, financing statements, documents, security agreements and reports as Agent at any time may reasonably request to evidence, perfect or otherwise implement the guaranties and security for repayment of the Obligations provided for in the Loan Documents.

     (B) At Agent's request, Borrower shall cause any Subsidiaries of Borrower promptly to guaranty the Obligations and to grant to Agent, for the benefit of Lenders, a security interest in the real, personal and mixed property of such Subsidiary to secure the Obligations. The documentation for such guaranty or security shall be substantially similar to the Loan Documents with such modifications as are reasonably requested by Agent.

     5.13 INTEREST RATE AGREEMENT

     Within sixty (60) days after the request of Agent, Borrower shall enter into, and thereafter shall maintain, Interest Rate Agreements with counterparties acceptable to Agent providing for interest rate protection (i) for an aggregate notional amount of not less than fifty percent (50%) of the then outstanding principal amount of the Term Loans, (ii) for a maximum interest rate with respect to such notional amount based on LIBOR plus the LIBOR Margin then in effect plus an amount not in excess of three percent (3.0%), (iii) for a three (3) year period from the request of Agent for the Interest Rate Agreement and (iv) with other terms and conditions satisfactory to the Agent.

     5.14 ENFORCEMENT OF REMEDIES UNDER ACQUISITION DOCUMENTS

     If Borrower becomes aware of or otherwise has knowledge of any facts that could give rise to any claim for indemnification from any party under any Acquisition Document, Borrower will assert or cause the assertion of such claim against such party before the date on which such claim may no longer be made under such Acquisition Document, and in asserting any such claim shall comply with all requirements for asserting such claims under the Acquisition Documents; PROVIDED, HOWEVER, that such claim need not be asserted if the Board of Directors determines in good faith that

CREDIT AGREEMENT - Page 86
the best interests of Borrower would be served by not asserting such claim. No more than sixty (60) nor less than thirty (30) days prior to the expiration of the period in which claims for indemnification under the Acquisition Documents may be asserted against any party, Borrower shall deliver to Agent and each Lender a certificate executed on its behalf by its President or Senior financial officer stating either that such officer has no knowledge of any claim that may be asserted against any such party or setting forth any such claims and the actions Borrower has taken or proposes to take in asserting them. Nothing contained in this Section 5.14 shall restrict or otherwise affect any rights of Agent or any Lender under any other Loan Documents.


                                    SECTION 6

                               FINANCIAL COVENANTS

     Holdings and Borrower covenant and agree that so long as any of the Commitments remain in effect and until payment in full of all Obligations and termination of all Lender Letters of Credit and Risk Participation Agreements, unless Requisite Lenders shall otherwise give their prior written consent, Borrower shall comply with and shall cause each of its Subsidiaries to comply with all covenants in this Section 6 applicable to such Person.

     6.1  CAPITAL EXPENDITURE LIMITS

     The aggregate amount of all Capital Expenditures of Borrower and its Subsidiaries during any Fiscal Year will not exceed the applicable Capital Expenditure Limit for such Fiscal Year. The term "CAPITAL EXPENDITURE LIMIT" means, for the Fiscal Years set forth below, the sum of (i) the Dollar amount set forth in the table below opposite the applicable Fiscal Year (the Dollar amount as set forth for each Fiscal Year herein the "YEARLY LIMIT") plus (ii) one hundred percent (100%) of the portion of the Yearly Limit from the immediately preceding Fiscal Year, which was not expended by Borrower or its Subsidiaries for Capital Expenditures in such preceding Fiscal Year, if any. In calculating compliance with this Section 6.1, Capital Expenditures made in a Fiscal Year shall first be debited against the Yearly Limit for such Fiscal Year then debited against the carry over of the Yearly Limit, if any, from the preceding Fiscal Year.

               --------------------------------------------------
               --------------------------------------------------
                  Fiscal Year                     Dollar Amount
               --------------------------------------------------
                     1995                             750,000
               --------------------------------------------------
                     1996                           2,500,000
               --------------------------------------------------
                     1997                           2,500,000
               --------------------------------------------------
                     1998 and each Fiscal Year
                     thereafter                     1,500,000
               --------------------------------------------------
               --------------------------------------------------

CREDIT AGREEMENT - Page 87

     6.2  EBITDA

     A. Borrower shall not permit EBITDA for the period beginning on the Closing Date and ending on the date set forth below to be less than the Dollar amount set forth below for such period.

               --------------------------------------------------
               --------------------------------------------------
                         Date                     Dollar Amount
               --------------------------------------------------
                   December 31, 1995               $2,700,000
               --------------------------------------------------
                   March 31, 1996                   5,900,000
               --------------------------------------------------
                   June 30, 1996                    9,000,000
               --------------------------------------------------
                   September 30, 1996              12,500,000
               --------------------------------------------------
               --------------------------------------------------

     B. Borrower shall not permit EBITDA for the twelve (12) month period ending on the date set forth below to be less than the Dollar amount set forth below for such period.

               --------------------------------------------------
               --------------------------------------------------
                         Date                     Dollar Amount
               --------------------------------------------------
                   December 31, 1996              $13,000,000
               --------------------------------------------------
               --------------------------------------------------
                   March 31, 1997                  13,200,000
               --------------------------------------------------
               --------------------------------------------------
                   June 30, 1997                   13,500,000
               --------------------------------------------------
               --------------------------------------------------
                   September 30, 1997              13,700,000
               --------------------------------------------------
               --------------------------------------------------
                   December 31, 1997               14,000,000
               --------------------------------------------------
               --------------------------------------------------
                   March 31, 1998                  14,500,000
               --------------------------------------------------
               --------------------------------------------------
                   June 30, 1998                   14,500,000
               --------------------------------------------------
               --------------------------------------------------
                   September 30, 1998              14,500,000
               --------------------------------------------------
               --------------------------------------------------
                   December 31, 1998               14,500,000
               --------------------------------------------------
               --------------------------------------------------
                   March 31, 1999 and the last
                   day of each Calendar
                   Quarter thereafter              15,000,000
               --------------------------------------------------
               --------------------------------------------------


CREDIT AGREEMENT - Page 88

     6.3  FIXED CHARGE COVERAGE

     A. Borrower shall not permit Fixed Charge Coverage for the period beginning from the Closing Date and ending on the last day of each Calendar Quarter prior to October 1, 1996 to be less than 1.10 to 1.00 for such period.

     B. Borrower shall not permit Fixed Charge Coverage for the twelve (12) month period ending on the last day of each Calendar Quarter after October 1, 1996 and prior to January 1, 1998 to be less than 1.10 to 1.00 for such period.

     C. Borrower shall not permit Fixed Charge Coverage for the twelve (12) month period ending on the last day of each Calendar Quarter after January 1, 1998 to be less than 1.20 to 1.00.

     6.4  TOTAL INTEREST COVERAGE

     A. Borrower shall not permit Total Interest Coverage for the period beginning on the Closing Date and ending on the date set forth below to be less than the amount set forth below for such period.

------------------------------------------------------------------------------
------------------------------------------------------------------------------
                       Date                     Total Interest Coverage
------------------------------------------------------------------------------
------------------------------------------------------------------------------
December 31, 1995                                            1.3
------------------------------------------------------------------------------
------------------------------------------------------------------------------
March 31, 1996                                               1.5
------------------------------------------------------------------------------
------------------------------------------------------------------------------
June 30, 1996                                                1.7
------------------------------------------------------------------------------
------------------------------------------------------------------------------
September 30, 1996                                           1.9
------------------------------------------------------------------------------
------------------------------------------------------------------------------



     B. Borrower shall not permit Total Interest Coverage for the twelve (12) month period ending on the date set forth below to be less than the amount set forth below for such period.

------------------------------------------------------------------------------
------------------------------------------------------------------------------
                       Date                     Total Interest Coverage
------------------------------------------------------------------------------
------------------------------------------------------------------------------
December 31, 1996                                            2.0
------------------------------------------------------------------------------
------------------------------------------------------------------------------
March 31, 1997                                               2.2
------------------------------------------------------------------------------
------------------------------------------------------------------------------
June 30, 1997                                                2.2
------------------------------------------------------------------------------
------------------------------------------------------------------------------
September 30, 1997                                           2.2
------------------------------------------------------------------------------
------------------------------------------------------------------------------
December 31, 1997                                            2.5
------------------------------------------------------------------------------
------------------------------------------------------------------------------

CREDIT AGREEMENT - Page 89


March 31, 1998                                               3.0
------------------------------------------------------------------------------
June 30, 1998                                                3.0
------------------------------------------------------------------------------
------------------------------------------------------------------------------
September 30, 1998                                           3.0
------------------------------------------------------------------------------
------------------------------------------------------------------------------
December 31, 1998                                            3.0
------------------------------------------------------------------------------
------------------------------------------------------------------------------
March 31, 1999                                               3.2
------------------------------------------------------------------------------
------------------------------------------------------------------------------
June 30, 1999                                                3.2
------------------------------------------------------------------------------
------------------------------------------------------------------------------
September 30, 1999                                           3.2
------------------------------------------------------------------------------
------------------------------------------------------------------------------
December 31, 1999                                            3.2
------------------------------------------------------------------------------
------------------------------------------------------------------------------
March 31, 2000 and the last day of each Calendar Quarter
thereafter                                                   3.5
------------------------------------------------------------------------------
------------------------------------------------------------------------------

     6.5  NET WORTH

      Borrower shall not permit Net Worth as of the last day of any Calendar Quarter to be less than the sum of (i) $17,000,000, PLUS, (ii) seventy percent (70%) of aggregate Net Income for the period beginning on the Closing Date and ending on the last day of such Calendar Quarter, excluding any month in which Net Income was less than zero (0.00).


                                    SECTION 7

                               NEGATIVE COVENANTS

     Holdings and Borrower covenant and agree that so long as any of the Commitments remain in effect and until payment in full of all Obligations and termination of all Lender Letter of Credit and Risk Participation Agreements, unless Requisite Lender shall otherwise give its prior written consent, Borrower shall comply with and shall cause each of Borrower's Subsidiaries to comply with all covenants in this Section 7 applicable to such Person.

     7.1  INDEBTEDNESS

     Borrower will not and will not permit any of its Subsidiaries directly or indirectly to create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except:

          (a)  The Obligations;

CREDIT AGREEMENT - Page 90

          (b) Intercompany Indebtedness among Borrower and its Subsidiaries; PROVIDED that the obligations of each obligor of such Indebtedness shall:
     (i) be subordinated in right of payment to the Obligations from and after such time as any portion of the Obligations shall become due and payable (whether at stated maturity, by acceleration or otherwise); (ii) be evidenced by promissory notes, which shall have been pledged to Agent, for the benefit of Lenders, as security for the Obligations; and (iii) have such other terms and provisions as Agent may reasonably require;

          (c) Indebtedness arising as a result of Contingent Obligations permitted under subsection 7.4;

          (d)  Indebtedness of Borrower evidenced by the Seller Subordinated
     Note;

          (e)  Indebtedness existing on the Closing Date and set forth on
     Schedule 7.1 and all replacements, renewals, extensions or amendments thereof so long as (i) the principal amount of such Indebtedness after such replacement, renewal, extension or amendment shall not exceed the principal amount of such Indebtedness which was outstanding immediately prior to such replacement, renewal, extension or amendment, (ii) such Indebtedness shall not be secured by any assets other than assets securing such Indebtedness prior to such replacement, renewal, extension or amendment, and (iii) in the case of any replacement of such Indebtedness, the interest rate, amortization rate and other terms of the replacement Indebtedness are not materially different from the Indebtedness being replaced;

          (f) Indebtedness not to exceed $200,000 in the aggregate at any time outstanding secured by purchase money Liens; and

          (g) Indebtedness incurred with respect to Capital Leases not in excess of 500,000 in the aggregate during each Fiscal Year.

          (h) Indebtedness incurred with respect to the acquisition by Borrower or one of its Subsidiaries of certain real property located in Denver County, Colorado and generally described as 601 50th Street, Denver, Colorado, in an initial principal amount not to exceed $750,000; PROVIDED that Agent and Requisite Lenders have given prior written approval of the terms and conditions of such Indebtedness.

     7.2  LIENS AND RELATED MATTERS

     (A) NO LIENS. Borrower will not nor will Borrower permit any of its Subsidiaries directly or indirectly to create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument with respect to goods or accounts receivable) of Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, except Permitted Encumbrances.

CREDIT AGREEMENT - Page 91

     (B) NO NEGATIVE PLEDGES. Neither Borrower nor any Subsidiary of Borrower shall enter into or assume any agreement (other than the Loan Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

     (C)  NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO BORROWER.   Except as
provided herein, Borrower will not and will not permit any of its Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to: (1) pay dividends or make any other distribution on any of such Subsidiary's capital stock owned by Borrower or any Subsidiary of Borrower; (2) subject to subordination provisions, pay any Indebtedness owed to Borrower or any other Subsidiary of Borrower; (3) make loans or advances to Borrower or any other Subsidiary of Borrower; or (4) transfer any of its property or assets to Borrower or any other Subsidiary of Borrower.

     7.3  INVESTMENTS; JOINT VENTURES

     Borrower will not and will not permit any of its Subsidiaries directly or indirectly to, make or own any Investment in any Person including any Joint Venture, except:

          (a) Borrower and its Subsidiaries may make and own Investments in Cash Equivalents; PROVIDED that such Cash Equivalents are not subject to setoff rights in favor of the issuing bank arising from any banking relationship of Borrower or its Subsidiaries unless the issuing bank is a Lender;

          (b) Borrower and its Subsidiaries may make intercompany loans to the extent permitted under subsection 7.1.

          (c) Borrower and its Subsidiaries may make loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $100,000 in the aggregate at any time outstanding;

          (d) Investments in Central existing on the Closing Date and so long as no Default or Event of Default exists or would result thereof, Borrower may make cash capital contributions to Central after the Closing Date.

          (e) Interest Rate Agreements entered into in compliance with subsection 7.4(C);

     7.4  CONTINGENT OBLIGATIONS

     Borrower will not and will not permit any of its Subsidiaries directly or indirectly to create or become or be liable with respect to any Contingent Obligation except:

          (a) Contingent Obligations resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

CREDIT AGREEMENT - Page 92

          (b) Contingent Obligations under the Subsidiary Guaranty and any other Contingent Obligations arising under the Loan Documents;

          (c) Contingent Obligations under Interest Rate Agreements required hereunder or approved by Agent in its sole discretion, with respect to the Loans;

          (d) Contingent Obligations existing on the Closing Date and set forth on Schedule 7.4;

          (e) Contingent Obligations with respect to Lender Letters of Credit or letters of credit which are the subject of a Risk Participation Agreement;

          (f) Contingent Obligations under indemnity agreements to title insurers to cause such title insurers to issue to Agent mortgagee title insurance policies, as provided in subsection 5.10;

          (g) Contingent Obligations with respect to customary indemnification and purchase price adjustment obligations incurred in connection with Asset Dispositions;

          (h) Contingent Obligations incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds, and other similar obligations, not exceeding at any time outstanding $250,000 in aggregate liability;

          (i) Contingent Obligations with respect to Indebtedness permitted by subsection 7.1; and

          (j)  In addition to the Contingent Obligations permitted by clauses
     (a) through (k) above, Borrower and its Subsidiaries may become and remain liable with respect to Contingent Obligations not to exceed in the aggregate at any time outstanding $100,000.

     7.5  RESTRICTED JUNIOR PAYMENTS

     (A) Borrower will not and will not permit any of its Subsidiaries to directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Junior Payment, except that:

          (i) So long as no Default or Event of Default has occurred or is continuing, or would arise as a result of the following, Borrower may make regularly scheduled payments with respect to the Subordinated Notes and any other Indebtedness permitted by subsection 7.1 that constitutes Subordinated Indebtedness as required in accordance with the terms thereof, but only, in each case, to the extent required by, and subject to the subordination provisions contained in, the indenture or other agreement pursuant to which such Indebtedness was issued or otherwise as approved in writing by Requisite Lenders; PROVIDED

CREDIT AGREEMENT - Page 93

     THAT, after giving effect to any payment of the Seller Subordinated Note
     (i) the Fixed Charge Coverage Ratio as of such date of payment is at least
     1.30 to 1.0, and (ii) the Maximum Revolving Loan Amount exceeds the principal balance of the Revolving Loans by at least $3,000,000;

          (ii) Subject to the limitations set forth in the proviso concluding this clause (ii), Borrower may make payments and distributions to Holdings to permit Holdings to pay federal and state income taxes then due and owing, franchise taxes and other similar licensing expenses incurred in the ordinary course of business with respect to the income or assets of Borrower net of any refunds or credit with respect to such income or assets; provided, however, Borrower's contribution to taxes as a result of the filing of a consolidated return by Holdings shall not be greater, nor the receipt of tax benefits less, than they would have been had Borrower not filed a consolidated return with Holdings; and

          (iii) Subsidiaries of Borrower may make Restricted Junior Payments with respect to their common stock to the extent necessary to permit Borrower to pay the Obligations and to make any Restricted Junior Payments permitted under clauses (i) and (ii) above and to permit Borrower to pay expenses incurred in the ordinary course of business.

     (B) Notwithstanding any other provision of this Agreement to the contrary, Borrower will not and will not permit any of its Subsidiaries to make any portion of the payments permitted under clauses (i) through (iii) of subsection 7.5(A) with the proceeds derived from the issuance by Borrower of capital stock.

     7.6  RESTRICTION ON FUNDAMENTAL CHANGES

     Neither Borrower nor any of its Subsidiaries will: (a) amend, modify or waive any term or provision of its articles of incorporation or by-laws unless required by law; (b) enter into any transaction of merger or consolidation; (c) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); (d) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of or other equity interests in any of its Subsidiaries, whether now owned or hereafter acquired; or (e) acquire by purchase or otherwise all or any substantial part of the business or assets of, or stock or other evidence of beneficial ownership of, any Person, except:
(i) the Loan Parties may enter into transactions contemplated by the Acquisition Documents and may consummate the Acquisition; (ii) Borrower and its Subsidiaries may make Capital Expenditures permitted under subsection 6.1 and Investments permitted under subsection 7.3; and (iii) any Subsidiary of Borrower may be merged with or into Borrower (provided that Borrower is the surviving entity) or any other Subsidiary of Borrower.

CREDIT AGREEMENT - Page 94

     7.7  DISPOSAL OF ASSETS OR SUBSIDIARY STOCK

     (A) Neither Borrower nor any of its Subsidiaries will sell, lease, transfer or otherwise dispose of any of its property, business or assets, or grant any Person an option to acquire any such property, business or assets except for (a) bona fide sales of Inventory to customers for fair value in the ordinary course of business and dispositions of obsolete equipment not used or useful in the business and (b) Asset Dispositions if all of the following conditions are met notwithstanding the prohibition set forth in subsection 7.6:
(i) the market value of assets sold or otherwise disposed of in any Fiscal Year does not exceed $500,000; (ii) the consideration received is at least equal to the fair market value of such assets; (iii) the sole consideration received is cash; (iv) the Net Proceeds of such Asset Disposition are applied as required by subsection 2.4(C) (2); (v) after giving effect to the sale or other disposition of the assets included within the Asset Disposition and the repayment of Indebtedness with the proceeds thereof, Borrower is in compliance on a pro forma basis with the covenants set forth in Section 6 recomputed for the most recently ended month for which information is available and is in compliance with all other terms and conditions contained in this Agreement; and (vi) no Default or Event of Default shall result from such sale or other disposition.

     (B) Except as permitted elsewhere in this Agreement, Borrower will not and will not permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity securities in Borrower or any such Subsidiary including warrants, rights or options to acquire shares or other equity securities of any of its Subsidiaries, except to Borrower or another Subsidiary of Borrower.

     7.8  RESTRICTION ON OPERATING LEASES

     Borrower will not and will not permit any of its Subsidiaries to become or remain liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any operating lease (other than intercompany leases between Borrower and its Subsidiaries), if the aggregate amount of all rents paid by Borrower and its Subsidiaries under all such leases would exceed $2,000,000 in any Fiscal Year.

     7.9  SALES AND LEASE-BACKS

     Borrower will not and will not permit any of its Subsidiaries directly or indirectly to become or remain liable as lessee or as guarantor or other surety with respect to any lease of any property whether real or personal or mixed or whether now owned or hereafter acquired which Borrower or any of its Subsidiaries has sold or transferred or intends to sell or transfer to any other Person.

     7.10 TRANSACTIONS WITH AFFILIATES

     Borrower will not and will not permit any of its Subsidiaries directly or indirectly to enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Borrower or with any director, officer

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or employee of any Loan Party, except (a) as set forth on Schedule 7.10 or (b)
transactions in the ordinary course of and pursuant to the reasonable requirements of the business of Borrower or any of its Subsidiaries and upon fair and reasonable terms which are fully disclosed to Agent and Lenders and are no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate of Borrower. Notwithstanding the foregoing, no payments may be made with respect to any items set forth on Schedule 7.10 upon the occurrence and during the continuation of a Default or Event of Default.

     7.11 MANAGEMENT FEES AND COMPENSATION

     Borrower will not and will not permit any of its Subsidiaries to pay any management, consulting or similar fees to any Affiliate of Borrower or to any director, officer or employee of any Loan Party except as set forth on Schedule
7.11 and only in the amounts set forth thereon. Notwithstanding the foregoing, no payments may be made with respect to any such items set forth on Schedule
7.11 upon the occurrence and during the continuation of a Default or Event of Default.

     7.12 ENVIRONMENTAL LIABILITIES

     Borrower will not and will not permit any of its Subsidiaries to: (a) violate any applicable Environmental Law; or (b) dispose of any Hazardous Materials into or onto or (except in accordance with applicable law) from, any real property owned, leased or operated by Borrower or any of its Subsidiaries; or (c) permit any Lien imposed pursuant to any Environmental Law to be imposed or to remain on any real property owned, leased or operated by any Loan Party.

     7.13 CONDUCT OF BUSINESS

     From and after the Closing Date, Borrower will not and will not permit any of its Subsidiaries to engage in any business other than businesses of the type described on Schedule 4.1(D).

     7.14 CHANGES RELATING TO SUBORDINATED INDEBTEDNESS AND BORROWER PREFERRED STOCK

     Borrower will not and will not permit any of its Subsidiaries to change or amend the terms of any Subordinated Indebtedness or Borrower Preferred Stock, if the effect of such amendment is to: (a) increase the interest rate on such Indebtedness or the amount or nature of the dividends payable with respect to Borrower Preferred Stock; (b) change the dates upon which payments of principal, interest or dividends are due on such Indebtedness or on Borrower Preferred Stock; (c) change any event of default or change or add any covenant with respect to such Indebtedness; (d) change the redemption or prepayment provisions of such Indebtedness; (e) change the subordination provisions thereof (or the subordination terms of any guaranty thereof); or (f) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness or Borrower Preferred Stock in a manner adverse to Borrower, any of its Subsidiaries, Agent or any Lender.

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     7.15 FISCAL YEAR

     Neither Borrower nor any Subsidiary of Borrower shall change its Fiscal
Year.

     7.16 COMPLIANCE WITH ERISA

     No Loan Party or Loan Party Affiliate shall:

          (a) permit the occurrence of any Termination Event with respect to a Borrower Plan which would result in a liability to any Loan Party or Loan Party Affiliate in excess of $300,000;

          (b) permit the present value of all benefit liabilities (determined in accordance with then current funding standards) under all Pension Plans to which any Loan Party or Loan Party Affiliate is required to contribute to exceed the current value of the assets of such Pension Plans allocable to such benefit liabilities by more than $800,000;

          (c) permit any accumulated funding deficiency in excess of $100,000 (as defined in Section 302 of ERISA and Section 412 of the IRC) with respect to any Pension Plan to which any Loan Party or Loan Party Affiliate is required to contribute, whether or not waived;

          (d) fail to make any contribution or payment to any Multiemployer Plan which any Loan Party or Loan Party Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto which results in or is likely to result in a liability in excess of $250,000;

          (e) engage, or permit any Loan Party or Loan Party Affiliate to engage, in any prohibited transaction under Section 406 of ERISA or Section 4975 of the IRC for which a civil penalty pursuant to Section 502(i) of ERISA or a tax pursuant to Section 4975 of the IRC in excess of $200,000 is imposed;

          (f) permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to any Loan Party or Loan Party Affiliate or increase the obligation of any Loan Party or Loan Party Affiliate to a Multiemployer Plan which liability or increase, individually or together with all similar liabilities and increases, is material to any Loan Party or Loan Party Affiliate; or

          (g) fail, or permit any Loan Party or Loan Party Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan covering employees of any Loan Party or Loan Party Affiliate, including any "multiple employer welfare arrangement" as described in Section 3(40)(A) of ERISA, in compliance in all material respects with the provisions of

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     ERISA, the IRC and all other applicable laws, including state insurance law, and the regulations and interpretations thereof.

     7.17 PRESS RELEASE; PUBLIC OFFERING MATERIALS

     Borrower will not and will not permit any of its Subsidiaries to disclose the name of Agent or any Lender in any press release or in any prospectus, proxy statement or other materials filed with any governmental entity relating to a public offering of the capital stock of Borrower or any of its Subsidiaries without Agent's or the affected Lender's prior written consent which shall not be unreasonably withheld.

     7.18 SUBSIDIARIES

     Borrower will not and will not permit any of its Subsidiaries to establish, create or acquire any new Subsidiary.

     7.19 BANK ACCOUNTS

     Borrower will not and will not permit any of its Subsidiaries to establish any new bank accounts without prior written notice to Agent and unless the bank enters into a Bank Agency Agreement.

                                    SECTION 8

                          DEFAULT, RIGHTS AND REMEDIES

     8.1  EVENT OF DEFAULT

     "EVENT OF DEFAULT" shall mean the occurrence or existence of any one or more of the following:

     (A) PAYMENT. Failure to pay when due any installment of principal of any Loan, or to reimburse Agent or any Lender for any payment made by Agent or such Lender under or in respect of any Lender Letter of Credit or Risk Participation Agreement on the date due, or failure to pay, within five (5) days after the due date, any interest on any Loan or any other amount due under this Agreement or any of the other Loan Documents; or

     (B) DEFAULT IN OTHER AGREEMENTS. (1) Failure of Borrower or any of its Subsidiaries to pay when due or within any applicable grace period any principal or interest on Indebtedness (other than the Loans) or any Contingent Obligations or (2) a breach or default of Borrower or any of its Subsidiaries with respect to any Indebtedness or any Contingent Obligations if, in any case, the effect of such failure to pay, default or breach is to cause or to permit the holder or holders then to cause, Indebtedness and/or Contingent Obligations having an individual principal amount in

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excess of $100,000 or having an aggregate principal amount in excess of $200,000 to become or be declared due prior to their stated maturity, whether or not such failure to pay, default or breach is waived by such holder or holders; or

     (C) BREACH OF CERTAIN PROVISIONS. Failure of Borrower to perform or comply with any term or condition contained in subsection 5.1, that portion of subsection 5.5 relating to Borrower's obligation to maintain insurance, subsection 5.6 or contained in Section 6 or Section 7; or

     (D) BREACH OF WARRANTY. Any representation, warranty, certification or other statement made by any Loan Party in any Loan Document or in any statement or certificate at any time given by such Person in writing pursuant to or in connection with any Loan Document is false in any material respect on the date made or deemed made; or

     (E) OTHER DEFAULTS UNDER LOAN DOCUMENTS. Borrower or any other Loan Party defaults in the performance of or compliance with any or the other Loan Documents and such default is not remedied or waived within twenty (20) days after receipt by Borrower of notice from Agent or any Lender of such default (other than occurrences described in other provisions of this subsection 8.1 for which a different grace or cure period is specified or which constitute immediate Events of Default); or

     (F) INVOLUNTARY BANKRUPTCY: APPOINTMENT OF RECEIVER, ETC. (1) A court enters a decree or order for relief with respect to Borrower or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed or any other similar relief is granted under any applicable federal or state law; or (2) the continuance of any of the following events for sixty (60) days unless dismissed, bonded or discharged: (a) an involuntary case is commenced against Borrower or any of its Subsidiaries under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Loan Party or over all or a substantial part of its property, is entered; or (c) an interim receiver, trustee or other custodian is appointed without the consent of Borrower or any of its Subsidiaries Party for all or a substantial part of the property of Borrower or any such Subsidiary; or

     (G) VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. (1) An order for relief is entered with respect to Borrower or any of its Subsidiaries commences a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (2) any such Loan Party makes any assignment for the benefit of creditors generally; or (3) the Board of Directors of any Loan Party adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this subsection 8.1(G); or

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

     (H) GOVERNMENTAL LIENS. Any lien, levy or assessment is filed or recorded with respect to or otherwise imposed upon all or any part of the Collateral or the assets of Borrower or any of its Subsidiaries by the United States or any department or instrumentality thereof or by any state, county, municipality or other governmental agency (other than Permitted Encumbrances) and such lien, levy or assessment is not stayed, vacated, paid or discharged within ten (10) days; or

     (I) JUDGMENT AND ATTACHMENTS. Any money judgment, writ or warrant of attachment, or similar process (other than those described in subsection 8.1(H)) involving (1) an amount in any individual case in excess of $200,000 or (2) an amount in the aggregate at any time in excess of $300,000 (in either case not adequately covered by insurance as to which the insurance company has acknowledged coverage) is entered or filed against Borrower or any of its Subsidiaries or any of their respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

     (J) DISSOLUTION. Any order, judgment or decree is entered against Borrower or any of its Subsidiaries decreeing the dissolution or split up of Borrower or that Subsidiary and such order remains undischarged or unstayed for a period in excess of twenty (20) days; or

     (K) SOLVENCY. Borrower ceases to be solvent (as represented by Borrower in subsection 4.17) or admits in writing its present or prospective inability to pay its debts as they become due; or

     (L) INJUNCTION. Borrower or any of its Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business and such order continues for more than thirty (30) days; or

     (M) ERISA - PENSION PLANS. (1) Any Loan Party or any Loan Party Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the IRC, any Loan Party or any Loan Party Affiliate is required to pay as contributions thereto and such failure results in or is likely to result in a Material Adverse Effect; or (2) an accumulated funding deficiency in excess of $200,000 occurs or exists, whether or not waived, with respect to any Borrower Plan; or (3) a Termination Event occurs which results in or is likely to result in a Material Adverse Effect; or

     (N) ERISA - MULTIEMPLOYER PLANS. Any Loan Party or any Loan Party Affiliate as employers under one or more Multiemployer Plans makes a complete or partial withdrawal from such Multiemployer Plans and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $200,000; or

     (O) INVALIDITY OF LOAN DOCUMENTS. Any of the Loan Documents for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and

CREDIT AGREEMENT - Page 100
effect or is declared to be null and void, or any Loan Party denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect; or

     (P) DAMAGE, STRIKE, CASUALTY. Any material damage to, or loss, theft or destruction of, any collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of Borrower or any of its Subsidiaries if any such event or circumstance could reasonably be expected to have a Material Adverse Effect; or

     (Q) LICENSES AND PERMITS. The loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by Borrower or any of its Subsidiaries, if such loss, suspension, revocation or failure to renew could have a Material Adverse Effect; or

     (R) FAILURE OF SECURITY. Agent does not have or ceases to have a valid and perfected first priority security interest in the Collateral (subject to Permitted Encumbrances), in each case, for any reason other than Agent's or Lender's actions or the failure of Agent or Lender to take any action within its control; or

     (S) CHANGE IN CONTROL. (1) Any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group") other than Lynch, together with Boyle/ Fleming (the "Lynch/Fleming Group") has "beneficial ownership" (within the meaning of Section 13(d) under the Exchange Act) in excess of 49% of the total voting power of all classes of capital stock then outstanding of Holdings entitled (without regard to the occurrence of any contingency) to vote in elections of directors of Holdings unless the Lynch/Fleming Group continues, directly or indirectly, through proxy or otherwise, to control, or have the power to elect, a majority of the members of the board of directors of Holdings; (2) the Lynch/Fleming Group ceases to beneficially own and control at least sixty percent (60%) of the aggregate number of shares of Holdings Common Stock owned by such group on the Closing Date; or (3) Boyle/Fleming ceases to beneficially own and control or have the right to own and control at least sixty percent (60%) of the aggregate number of shares of Holdings Common Stock which Boyle/Fleming either owned or had the right to purchase on the Closing Date.

     8.2  SUSPENSION OF COMMITMENTS

     Upon the occurrence of any Default or Event of Default, notwithstanding any grace period or right to cure, Lenders, without notice or demand, may immediately cease making additional Loans and issuing additional Lender Letters of Credit or Risk Participation Agreements and the Commitments and any obligation to make any Loans or to issue any Lender Letter of Credit or Risk Participation Agreement shall be suspended; PROVIDED that, in the case of a Default, if the subject condition or event is waived, cured or removed within any applicable grace or cure period, the Commitments and any obligation to make any Loans or to issue any Lender Letter of Credit or Risk Participation Agreement shall be reinstated.

CREDIT AGREEMENT - Page 101

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     8.3  ACCELERATION

     Upon the occurrence of any Event of Default described in the foregoing subsections 8.1(F) or 8.1(G), the unpaid principal amount of and accrued interest and fees on the Loans, payments under the Lender Letters of Credit and Risk Participation Agreements and all other Obligations shall automatically become immediately due and payable, without presentment, notice of intent to accelerate, notice of acceleration, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrower, and the Commitments and any obligation to make any Loans or to issue any Lender Letter of Credit or Risk Participation Agreement shall thereupon terminate. Upon the occurrence and during the continuance of any other Event of Default, Agent may, if the Requisite Lenders consent, and shall, upon demand by Requisite Lenders, by written notice to Borrower (a) declare all or any portion of the Loans and all or some of the other Obligations to be, and the same shall forthwith become, immediately due and payable together with accrued interest thereon, and the Commitments and any obligation to make any Loans or to issue any Lender Letter of Credit or Risk Participation Agreement shall thereupon terminate and (b) demand that Borrower immediately deposit with Agent a cash amount equal to the Risk Participation Liability (whether or not any beneficiary under any Lender Letter of Credit or any issuer of any letter of credit shall have presented, or shall be entitled at such time to present, the drafts and other documents required to draw under any Lender Letter of Credit or Risk Participation Agreement) to enable Agent and any Lender that has issued a Lender Letter of Credit to make payments under the Lender Letters of Credit and Risk Participation Agreements when required and such amount shall become immediately due and payable; provided that the foregoing shall not affect in any way the obligations of Lenders to make Revolving Loans by remitting to Agent the unreimbursed amount of any payments made by Agent or any Lender under any Lender Letters of Credit or Risk Participation Agreement as provided in subsection 2.1(D)(2).

     8.4  PERFORMANCE BY AGENT

     If any Loan Party shall fail to perform any covenant, duty, or agreement contained in any of the Loan Documents, Agent may perform or attempt to perform such covenant, duty, or agreement on behalf of the applicable Loan Party after the expiration of any cure or grace periods set forth herein. In such event, Borrower shall, at the request of Agent, promptly pay any amount reasonably expended by Agent in such performance or attempted performance to Agent, together with interest thereon at the rate of interest in effect upon the occurrence of an Event of Default as specified in subsection 2.2(A) for Base Rate Loans from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly agreed that Agent shall not have any liability or responsibility for the performance of any obligation of any Loan Party under this Agreement or any other Loan Document.

CREDIT AGREEMENT - Page 102

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                                    SECTION 9

                          ASSIGNMENT AND PARTICIPATION

     9.1  ASSIGNMENTS AND PARTICIPATIONS IN LOANS AND NOTES

     Subject to the provisions of the following paragraph, Heller may assign its rights and delegate its obligations under this Agreement and further may assign, or sell participations in, all or any part of its Loans, its Commitments or any other interest herein or in its Notes to an Affiliate or to another Person. Borrower hereby acknowledges that in making any such assignment or selling any such participation, so long as Borrower's Obligations to the Agent and the Lenders are unaffected thereby, Agent, so long as Heller is Agent, shall have the right to divide, recombine and reclassify any features of the Loans, the Risk Participation Agreements or the Lender Letters of Credit and any of its other rights hereunder or under the other Loan Documents among itself and any such other Lenders or participants into Loans having varying levels of seniority, interest rates and maturities and with varying levels of rights in and to any Collateral.

     Each Lender may assign its rights and delegate its obligations under this Agreement to another Person; PROVIDED that (a) such Lender shall first obtain the written consent of Heller, (b) the amount of Commitments and Loans of the assigning Lender being assigned shall in no event be less than the lesser of (i) $5,000,000 or (ii) the entire amount of Commitments and Loans of such assigning Lender and (c) as a condition to the effectiveness of such assignment, Borrower shall have complied with its obligations under the last sentence of subsection 2.1(F). In the case of an assignment authorized under this subsection 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitment or assigned portion thereof. Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a "Lender".

     Each Lender may sell participations in all or any part of any Loans made by it to another Person; PROVIDED that any such participation shall be in a minimum amount of $5,000,000 and PROVIDED FURTHER that all amounts payable by Borrower hereunder shall be determined as if that Lender had not sold such participation and the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly effecting the items listed in subsections 10.3(A)(1)(a) through 10.3(A)(1)(j) and the items listed in 10.3(B). Borrower hereby acknowledges and agrees that any participation will give rise to a direct obligation of Borrower to the participant, and the participant shall for purposes of subsections 2.2(D), 2.8, 2.9, 9.4 and 10.2 be considered to be a "Lender".

     Except as otherwise provided in this subsection 9.1 no Lender shall, as between Borrower and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender. Each Lender may furnish any information concerning Borrower and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to the provisions of subsection 10.18.

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

     Agent shall provide Borrower with written notice of the name and address of any new Lender after the date hereof. Notwithstanding anything to the contrary contained herein, the right to the principal of, and interest on, the Notes may be transferred only through the surrender of a Note and the reissuance by the Borrower of a new Note to the assignee. Any transfer or other assignment by a Lender of an interest in any Note shall be conditioned upon and shall not be effective until (i) such Lender notifies the Borrower, or the Agent on behalf of the Borrower, of the identity of the Lender's assignee and the interest in principal and interest transferred to such assignee in order for a new Note to be issued and (ii) Agent receives as a fee for processing such transfer or assignment the sum of $3,500.

     Notwithstanding anything to the contrary contained in this subsection 9.1, any Lender may, in the ordinary course of its business, pledge its Notes to any United States Federal Reserve Bank to secure advances made by such Federal Reserve Bank to such Lender.

     Notwithstanding anything contained in this Agreement to the contrary, so long as the Requisite Lenders shall remain capable of making LIBOR Loans, no Person shall become a "Lender" hereunder unless such Person shall also be capable of making LIBOR Rate Loans.

     9.2  AGENT

     (A) APPOINTMENT. Each Lender hereby designates and appoints Heller as its Agent under this Agreement and the Loan Documents, and each Lender hereby irrevocably authorizes Agent to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and the Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. Agent is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Loan Documents on behalf of Lenders subject to the requirement that certain of Lenders' consent be obtained in certain instances as provided in subsection 9.3. Agent agrees to act as such on the express conditions contained in this subsection 9.2. The provisions of this subsection
9.2 are solely for the benefit of Agent and Lenders and neither Borrower nor any Loan Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower or any Loan Party. Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees.

     (B) NATURE OF DUTIES. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement or in the Loan Documents. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Loan Documents, express or implied, is intended to or shall be construed to impose upon Agent any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial

CREDIT AGREEMENT - Page 104
condition and affairs of Borrower in connection with the extension of credit hereunder and shall make its own appraisal of the credit worthiness of Borrower, and Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto (other than financial information received by it in accordance herewith), whether coming into its possession before the Closing Date hereunder or at any time or times thereafter. If Agent seeks the consent or approval of any Lenders to the taking or refraining from taking any action hereunder, then Agent shall send notice thereof to each Lender. Agent shall promptly notify each Lender any time that the Requisite Lenders have instructed Agent to act or refrain from acting pursuant hereto.

     (C) RIGHTS EXCULPATION, ETC. Neither Agent nor any of its officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that Agent shall be obligated on the terms set forth herein for performance of its express obligations hereunder, and except that Agent shall be liable with respect to its own gross negligence or willful misconduct. Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them). In performing its functions and duties hereunder, Agent shall exercise the same care which it would in dealing with loans for its own account, but Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity enforceability, collectibility, or sufficiency of this Agreement or any of the Loan Documents or the transactions contemplated thereby, or for the financial condition of any Loan Party. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of any Loan Party, or the existence or possible existence of any Default or Event of Default. Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents Agent is permitted or required to take or to grant, and if such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from Requisite Lenders or all of the Lenders, as applicable. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement, the Notes, or any of the other Loan Documents in accordance with the instructions of Requisite Lenders.

     (D) RELIANCE. Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining

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

to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it. Agent shall be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by Agent in its sole discretion.

     (E) INDEMNIFICATION. Lenders will reimburse and indemnify Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by Agent under this Agreement for any of the Loan Documents, in proportion to each Lender's Pro Rata Share; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements resulting from Agent' s gross negligence or willful misconduct. The obligations of Lenders under this subsection 9.2(E) shall survive the payment in full of the Obligations and the termination of this Agreement.

     (F) HELLER INDIVIDUALLY. With respect to its Revolving Loan Commitment, the Loans made by it, and the Notes issued to it, Heller shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include Heller in its individual capacity as a Lender or one of the Requisite Lenders. Heller may lend money to, and generally engage in any kind of banking, trust or other business with any Loan party as if it were not acting as Agent pursuant hereto.

     (G)  SUCCESSOR AGENT.

          (1) RESIGNATION. Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least thirty (30) Business Days' prior written notice to Borrower and the Lenders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clause (2) below or as otherwise provided below.

          (2) APPOINTMENT OF SUCCESSOR. Upon any such notice of resignation pursuant to clause (G) (1) above, Requisite Lenders shall, upon receipt of Borrower's prior consent which shall not unreasonably be withheld, appoint a successor Agent. If a successor Agent shall not have been so appointed within said thirty (30) Business Day period, the retiring Agent, upon notice to Borrower, shall then appoint a successor Agent who shall serve as Agent until such time, if any, as Requisite Lenders, upon receipt of Borrower's prior written consent which shall not be unreasonably withheld, appoint a successor Agent as provided above.

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

          (3) SUCCESSOR AGENT. Upon the acceptance of any appointment as Agent under the Loan Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation as Agent under the Loan Documents, the provisions of this subsection 9.2 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

     (H)  COLLATERAL MATTERS.

          (1) RELEASE OF COLLATERAL. Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any property covered by the Security Documents (i) upon termination of the Commitments and payment and satisfaction of all Obligations; or (ii) constituting property being sold or disposed of if Borrower certifies to Agent that the sale or disposition is made in compliance with the provisions of this Agreement (and the Agent may rely conclusively on any such certificate, without further inquiry); or (iii) constituting property in which any Loan Party owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Loan Party to be, renewed or extended; or (v) in accordance with the provisions of subsection 9.3(B). Upon request by Agreement at any time, any Lender will confirm in writing Agent's authority to release particular types of items of property covered by the Security Documents pursuant to this subsection 9.2(H)(1) or subsection 9.3(B).

          (2) CONFIRMATION OF AUTHORITY: EXECUTION OF RELEASES. Without in any manner limiting Agent's authority to act without any specific or further authorization or consent by the Requisite Lenders (as set forth in subsection 9.2(H)(1)), each Lender agrees to confirm in writing, upon request by Borrower, the authority to release any property covered by the Security Documents conferred upon the Agent under clauses (i) through (iv) of subsection 9.2(H)(1) and under subsection 9.3(C). So long as no Default or Event of Default is then continuing, upon receipt by Agent of confirmation from the Requisite Lenders or from Lenders required by subsection 9.3(C), as the case may be, of its authority to release any particular item or types of property covered by the Security Documents, and upon at least five (5) Business Days prior written request by Borrower, Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Lenders herein or pursuant hereto upon such Collateral; PROVIDED, HOWEVER, that (i) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the obligations or any Liens upon (or obligations of any Loan

CREDIT AGREEMENT - Page 107

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Party in respect of), all interests retained by any Loan Party, including
(without limitation) the proceeds of any sale, all of which shall continue to constitute part of the property covered by the Security Documents.

          (3) ABSENCE OF DUTY. Agent shall have no obligation whatsoever to any Lender or any other Person to assure that the property covered by the Security Documents exists or is owned by Borrower or any other Loan Party or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent in this subsection 9.2(H) or in any of the Loan Documents, it being understood and agreed that in respect of the property covered by the Security Documents or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given the Agent's own interest in property covered by the Security Documents as one of the Lenders and that the Agent shall have no duty or liability whatsoever to any of the other Lenders.

     (I) AGENCY FOR PERFECTION. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Lenders' security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code in any applicable jurisdiction, can be perfected only by possession. Should any Lender (other than Agent) obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor, shall deliver such Collateral to Agent or in accordance with Agent's instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Security Document or to realize upon any Collateral securing the Loans, it being understood and agreed that such rights and remedies may be exercised only by Agent.

     (J) NOTICE OF DEFAULT. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless Agent has actual knowledge thereof or Agent has received notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that Agent receives such a notice, Agent shall give prompt notice thereof to Lenders.

     9.3  AMENDMENTS, CONSENTS AND WAIVERS FOR CERTAIN ACTIONS

     (A) Except as otherwise provided in this subsection 9.3, in subsection 10.3, or in any Lender Addition Agreement and except as to matters set forth in other subsections hereof as requiring only Agent's consent, the consent of Requisite Lenders will be required to (i) amend, modify, terminate, or waive any provision of this Agreement, including, but not limited to, any amendment, modification, termination, or waiver with regard to Sections 6 and 7, or (ii) amend, modify, terminate or waive any subordination provision of the Subordination Agreements.

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     (B)  Agent may release or compromise any Collateral and the proceeds thereof having a value not greater than ten percent (10%) of the total book value of all Collateral, either in a single transaction or in a series of related transactions, with the consent of Lenders owning a total of at least eighty percent (80%) of (a) the Total Loan Commitments, or (b) if the Term Loans have been made, the sum of the Revolving Loan Commitments and the outstanding principal amount of the Term Loans, if any, or (c) if all Commitments have been terminated, the sum of the aggregate outstanding principal amounts of the Revolving Loan and the Term Loans. In no event, however, will Agent, acting under the authority granted to it in this subsection 9.3(B), release or compromise Collateral or the proceeds thereof having a total book value in excess of twenty percent (20%) of the book value of all Collateral, as determined by Agent, during any one calendar year period.

     (C) Notwithstanding anything to the contrary contained herein, Agent may, at its sole discretion, release or compromise Collateral and the proceeds thereof to the extent permitted by subsection 9.2(H)(1).

     (D) In the event Agent requests the consent of a Lender and does not receive a written denial thereof within ten (10) Business Days after such Lender's receipt of such request, then such Lender will be deemed not to have given such consent.

     (E) In the event Agent requests the consent of a Lender and such consent is denied, then Heller or the Lender which assigned its interest in the Loans to such Lender (the "Assigning Lender") may, at its option, require such Lender to reassign its interest in the Loans to Heller or the Assigning Lender, as applicable, for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest and fees due such Lender, which interest and fees will be paid when collected from Borrower. In the event that Heller or the Assigning Lender elects to require any Lender to reassign its interest to Heller or the Assigning Lender, Heller or the Assigning Lender, as applicable, will so notify such Lender in writing within forty-five (45) days following such Lender's denial, and such Lender will, subject to receipt of amounts owing to such Lender, reassign its interest to Heller or the Assigning Lender, as applicable, no later than five (5) days following receipt of such notice.

     (F) In the event Agent waives (1) any Default arising under subsection 8.1(E) as a result of the breach of any of the provisions of Section 5 of this Agreement (other than any such breach which constitutes an Event of Default) or
(2) any Default constituting a condition to the funding of any Revolving Loan or issuance of any Lender Letter of Credit or Risk Participation Agreement, such waiver shall expire on the date upon which the Default which was the subject of such waiver matures into an Event of Default pursuant to the terms of this Agreement.

     9.4  SET OFF AND SHARING OF PAYMENTS

     In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender and each holder of any Note is hereby authorized by Borrower at any time or

CREDIT AGREEMENT - Page 109

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from time to time, with reasonably prompt subsequent notice to Borrower (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (A) balances held by such Lender or such holder at any of its offices for the account of Borrower or any of its Subsidiaries (regardless of whether such balances are then due to Borrower or its Subsidiaries), and (B) other property at any time held or owing by such Lender or such holder to or for the credit or for the account of Borrower or any of its Subsidiaries, against and on account of any of the Obligations which are
not paid when  due.   Any Lender or holder of any Note hereby agrees that all
amounts set off and applied pursuant to this subsection shall be shared among the Lenders or holders in accordance with their respective Pro Rata Shares and each Lender or holder hereby agrees to promptly pay to such other Lender or holder or to purchase for cash (and the other Lender's or holder shall sell) participations in such other Lender's or holder's Pro Rata Share of the Obligations in order to effect such sharing at the time of such set off and application. Borrower agrees, to the fullest extent permitted by law, that (a) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations to other Lenders and holders, all as more particularly set forth in the preceding sentence and (b) any Lender or holder so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of Loans and other Obligations in the amount of such participation.


                                   SECTION 10

                                  MISCELLANEOUS

     10.1 EXPENSES AND ATTORNEYS' FEES

     Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to promptly pay all of the following fees, costs and expenses (including, as applicable, reasonable attorney's fees, allocated costs of internal counsel and reasonable fees of environmental consultants, industry consultants, accountants and other professionals retained by Agent or Lenders) all which shall be part of the Obligations, payable on demand and secured by the
Collateral:

     (A) all reasonable fees, costs and expenses incurred by Agent in connection with any matters contemplated by or arising out of this Agreement or the other Loan Documents, including the following, (i) such fees, costs and expenses incurred in connection with the examination, review, due diligence investigation, documentation, syndication and closing of the financing arrangements evidenced by the Loan Documents; (ii) such fees, costs and expenses incurred in connection with the negotiation, preparation, execution, syndication and administration of the Loan Documents, the Loans, and any amendments, modifications and waivers relating thereto; (iii) such fees, costs and expenses incurred in creating, perfecting and maintaining perfection of Liens in favor of Agent, on behalf of Lenders, pursuant to any Loan Document, including lien search fees, filing and recording fees, taxes and expenses, title insurance policy fees, fees and expenses of attorneys for providing

CREDIT AGREEMENT - Page 110
such opinions as Agent may reasonably request and fees and expenses of attorneys to Agent; (iv) such fees, costs and expenses incurred in connection with the review, documentation, negotiation, closing and administration of any subordination or intercreditor agreements; (v) fees, costs and expenses incurred in connection with forwarding to Borrower the proceeds of Loans including Agent's standard wire transfer fee; and (vi) fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by Agent in establishing, maintaining and handling lock box accounts, blocked accounts or other accounts for collection of the Collateral;

     (B) all reasonable fees, costs and expenses incurred by any issuer of any Lender Letter of Credit in connection with the issuance and administration of Lender Letters of Credit, including standard charges assessed by the issuer of any Lender Letter of Credit in connection with the negotiation, amendment or cancellation of any Lender Letter of Credit and standard wire transfer fees;

     (C) all reasonable fees, costs and expenses incurred by Agent or any Lender in any action to enforce this Agreement or the other Loan Documents or to collect any payments due from Borrower or any other Loan Party under this Agreement, the Notes or any other Loan Document or incurred in connection with any actual or proposed refinancing or restructuring of the credit arrangements provided under this Agreement whether in the nature of a "workout" or in connection with any insolvency or bankruptcy proceedings or otherwise.

     Borrower hereby authorizes and directs Agent, at Agent's option, to debit the Loan Account (by increasing the principal balance of the Revolving Loan) in the amount of any such fees and expenses when due.

     10.2 INDEMNITY

     IN ADDITION TO THE PAYMENT OF EXPENSES PURSUANT TO SUBSECTION 10.1 AND IN ADDITION AND NOT IN LIMITATION OF ANY OTHER INDEMNIFICATION PROVISIONS ELSEWHERE IN THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED, BORROWER AGREES TO INDEMNIFY, PAY AND HOLD AGENT, EACH LENDER, AND ANY HOLDER OF ANY OF THE NOTES, AND THE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, AFFILIATES AND ATTORNEYS OF AGENT, EACH LENDER AND SUCH HOLDERS (COLLECTIVELY CALLED THE "INDEMNITEES") HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER (INCLUDING THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL FOR SUCH INDEMNITEES IN CONNECTION WITH ANY INVESTIGATIVE, ADMINISTRATIVE OR JUDICIAL PROCEEDING COMMENCED OR THREATENED, WHETHER OR NOT SUCH INDEMNITEE SHALL BE DESIGNATED A PARTY THERETO) THAT MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THAT INDEMNITEE, IN ANY MANNER RELATING TO OR

CREDIT AGREEMENT - Page 111

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ARISING OUT OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, THE STATEMENTS
CONTAINED IN THE COMMITMENT OR FEE LETTERS, IF ANY, DELIVERED BY ANY LENDER, ANY LENDER'S AGREEMENT TO MAKE THE LOANS HEREUNDER, THE USE OR INTENDED USE OF THE PROCEEDS OF ANY OF THE LOANS OR THE EXERCISE OF ANY RIGHT OR REMEDY HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS (THE "INDEMNIFIED LIABILITIES"); PROVIDED THAT BORROWER SHALL HAVE NO OBLIGATION TO AN INDEMNITEE HEREUNDER WITH RESPECT TO INDEMNIFIED LIABILITIES ARISING FROM (A) VALID CLAIMS (AS DETERMINED PURSUANT TO A NONAPPEALABLE ORDER OF ANY COURT OF COMPETENT JURISDICTION) ARISING OUT OF THE BREACH BY THAT INDEMNITEE OF ANY LOAN DOCUMENT OR (B) THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THAT INDEMNITEE, AS EITHER OF THE FOREGOING SHALL BE DETERMINED BY A COURT OF COMPETENT JURISDICTION. TO THE EXTENT THAT THE UNDERTAKING TO INDEMNIFY, PAY AND HOLD HARMLESS SET FORTH IN THE PRECEDING SENTENCE MAY BE UNENFORCEABLE BECAUSE IT IS VIOLATIVE OF ANY LAW OR PUBLIC POLICY, BORROWER SHALL CONTRIBUTE THE MAXIMUM PORTION THAT IT IS PERMITTED TO PAY AND SATISFY UNDER APPLICABLE LAW TO THE PAYMENT AND SATISFACTION OF ALL INDEMNIFIED LIABILITIES INCURRED BY THE INDEMNITEES OR ANY OF THEM. IN THE EVENT OF ANY CONFLICT BETWEEN THE INDEMNIFICATION PROVISIONS CONTAINED IN THIS SUBSECTION 10.2 AND ANY OTHER INDEMNIFICATION PROVISION CONTAINED IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, THE OTHER INDEMNIFICATION PROVISIONS CONTAINED IN THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, AS APPLICABLE, SHALL CONTROL.

     10.3 AMENDMENTS AND WAIVERS

     (A) Except as otherwise provided herein, no amendment, modification, termination or waiver of any provision of this Agreement or of any other Loan Document or consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Requisite Lenders and the applicable Loan Party; PROVIDED, that (1) no amendment, modification, termination or waiver shall, unless in writing and signed by all Lenders, do any of the following: (a) increase the Commitment of any Lender; (b) reduce the principal of, rate of interest on or fees payable with respect to any Loan; (c) extend or defer the date for the payment of interest or fees on any Loans; (d) extend the final scheduled maturity date of the principal amount of the Loans; (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the percentage of Lenders which shall be required for Lenders or any of them to take any action hereunder; (f) release Collateral (except if the sale or disposition of such Collateral is permitted under subsection 9.2(H)(l) and 9.3(C) or any other Loan Document) or release any Loan Party or any Subsidiary of Borrower from its guaranty of the Obligations under the Loan Guaranties; (g) amend or waive this subsection 10.3 or the definitions of the terms used in this subsection 10.3 insofar as the definitions affect the substance of this subsection 10.3; (h) amend the definition of "Requisite Lenders"; (i) consent to the assignment or other transfer by any

CREDIT AGREEMENT - Page 112

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Loan Party of any of its rights and obligations under any Loan Document; and (j)
change the advance rates used for the calculation of the Borrowing Base; (2) no amendment, modification, termination or waiver affecting the rights or duties of Agent under any Loan Document shall in any event be effective, unless in writing and signed by Agent, in addition to Lenders required herein to take such action;
(3) without the consent or agreement of any other Lenders, the Lenders holding the Revolving Notes may agree to extend the Termination Date applicable to the Revolving Loan Commitments; and (4) no amendment, modification or change in
Section 2.4(E) with respect to the application of prepayments and repayments shall be effective unless in writing and signed by Requisite Lenders with respect to each of the Revolving Loan Commitment, the Term Loan A Commitment and the Term Loan B Commitment. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on Borrower in any case shall entitle
Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.3 shall be binding upon each holder of the Notes at the time outstanding, each, future holder of the Notes, and, if signed by a Loan Party, on such Loan Party.

     (B) Notwithstanding subsection 10.3(A), Agent may extend the scheduled maturity date of any Scheduled Installment to a date not later than one (1) year after the date such Scheduled Installment was originally due with the consent of Lenders owning a total of at least 90% of the Total Loan Commitment in which event all Lenders will be bound to extend such scheduled maturity; provided that
(i) in no event will such extension be granted as to the final Scheduled Installment, nor (ii) will any maturity date for either of the Term Loans be extended beyond the final scheduled maturity date of such Term Loan, nor (iii) will the aggregate principal amount of all Scheduled Installments for which the scheduled maturity has been extended exceed at any one time outstanding an amount equal to 25% of the Term Loan Commitment as originally in effect.

     (C) In the event Agent requests a consent or a waiver from any Lender or requests that such Lender otherwise agree to a modification to a Loan Document and such consent or waiver is denied, or such Lender does not agree to such other modification, then Agent or any other Lender may, at its option, require such Lender to reassign without recourse its interest in the Loans to the Person requesting such reassignment for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest and fees due such Lender and any breakage costs shall be paid on the date of such reassignment. In the event that Agent or such other Lender elects to require such Lender to reassign its interest to Agent or such other Lender, Agent or such other Lender will so notify such Lender in writing within forty-five (45) Business Days following such Lender's denial or failure to agree, and such Lender will assign its interest to Agent or such other Lender no later than five (5) Business Days following receipt of such notice.

CREDIT AGREEMENT - Page 113

     10.4 RETENTION OF BORROWER DOCUMENTS

     Agent and any Lender may, in accordance with Agent's or such Lender's customary practices, destroy or otherwise dispose of all documents, schedules, invoices or other papers, other than the Notes, delivered by any Loan Party to Agent or such Lender unless Borrower requests in writing that same be returned. At Borrower's expense, and, except in the case of the Notes, upon Borrower's request, Agent or such Lender shall return such papers when Agent's or such Lender's actual or anticipated need for same has terminated and each Lender shall return the originals of the Notes payable to such Lender to Borrower when all Obligations have been satisfied.

     10.5 NOTICES

     Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied, or sent by overnight courier service or United States mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 4:00 P.M. (Chicago, IllInois time) or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, two days after delivery to such courier properly addressed; or (d) if by U.S. Mail, four Business Days after depositing in the United States mail, with postage prepaid and properly addressed.

     Notices shall be addressed as follows:

     If to Borrower or
     any other Loan Party:
                           Central Products Company
                           748 Fourth Street
                           Menasha, Wisconsin 54952-0330
                           Telephone No.: (414) 729-4227
                           Telecopy No.: (414) 729-4117
                           Attn:  Alan Johnson

     With a copy to:
                           Spinnaker Industries, Inc.
                           600 N. Pearl Street
                           Suite 2160
                           Dallas, Texas  75201
                           Telephone No.: (214) 855-0322
                           Telecopy No.: (214) 855-0093
                           Attn:  James Toman

     And a copy to:        Timothy Vaughan
                           Vaughan & Anderson

CREDIT AGREEMENT - Page 114

                           14800 Quorum Drive, Suite 510
                           Dallas, Texas  75240
                           Telephone No. (214) 386-7767
                           Telecopy No. (214) 991-5446

     If to Agent or
     to Heller:            Heller Financial, Inc.
                           500 West Monroe
                           Chicago, Illinois 60661
                           Attention: Portfolio Manager
                           Corporate Finance Group
                           Telephone Number:  312-441-7500
                           Telecopy Number:   312-441-7367

     With a copy to:       Heller Financial, Inc.
                           500 West Monroe
                           Chicago, Illinois 60661
                           Attention:  Legal Department
                              Corporate Finance Group
                           Telephone Number:  312-441-7309
                           Telecopy Number:  312-441-7367


     A notice not given as provided above shall, if it is in writing, be deemed given if and when actually received by the party to whom given.

     10.6 SURVIVAL OF WARRANTIES AND CERTAIN AGREEMENTS

     All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans hereunder and the execution and delivery of the Notes. Notwithstanding anything in this Agreement or implied by law to the contrary, (i) the agreements of Borrower set forth in subsections 2.2(D), 2.1(C)(2) and (5), 2.7, 2.8, 2.9, 2.10, 4.14, 5.7,
10.1 and 10.2 and the agreements of Lenders set forth in subsection 9.3 shall survive the payment of the Loans and the termination of this Agreement. Subject to subsection 10.8, all other representations, warranties, and agreements of Borrower, Agent and Lenders set forth in this Agreement shall terminate upon payment of the Loans and the termination of this Agreement.

     10.7 FAILURE OR INDULGENCE NOT WAIVER: REMEDIES CUMULATIVE

     No failure or delay on the part of Agent or any Lender or any holder of any
Note in the exercise of any power, right or privilege hereunder under any other Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further

CREDIT AGREEMENT - Page 115
exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement, and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     10.8 MARSHALING; PAYMENTS SET ASIDE

     Neither Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to Agent and/or any Lender or Agent and/or any Lender enforce their security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

     10.9 INDEPENDENCE OF COVENANTS

     All covenants hereunder shall be given in any jurisdiction independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

     10.10     SEVERABILITY

     The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement, the Notes or other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement, the Notes or other Loan Documents or of such provision or obligation in any other jurisdiction.

     10.11     LENDERS' OBLIGATIONS SEVERAL: INDEPENDENT NATURE OF LENDERS'
RIGHTS

     The obligation of each Lender hereunder is several and not joint and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. In the event that any Lender at any time should fail to make a loan as herein provided, the Lenders, or any of them, at their sole option, may make the Loan that was to have been made by the Lender so failing to make such Loan. Nothing contained in any Loan Document and no action taken by Agent or any Lender pursuant hereto or thereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and, subject to the terms of any Lender Addition Agreement, each Lender shall be entitled to protect and enforce its rights arising out of this

CREDIT AGREEMENT - Page 116

Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

     10.12     HEADINGS

     Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

     10.13     APPLICABLE LAW

     THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     10.14     SUCCESSORS AND ASSIGNS: SUBSEQUENT HOLDERS OF NOTES

     This Agreement shall be binding upon and inure to the benefit of the parties hereto, the Indemnitees (a defined in subsection 10.2) and their respective successors and assigns except that neither Borrower or any other Loan Party may assign its rights or obligations hereunder without the written consent of all Lenders. Lenders' rights of assignment are subject to subsection 9.1.

     10.15     NO FIDUCIARY RELATIONSHIP

     No provision in this Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by Agent or any Lender to Borrower or any other Loan Party.

     10.16     CONSENT TO JURISDICTION AND SERVICE OF PROCESS

      BORROWER AND EACH OTHER LOAN PARTY HEREBY EACH CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREE THAT, SUBJECT TO AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. BORROWER AND EACH OTHER LOAN PARTY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, SUCH NOTE, SUCH OTHER LOAN DOCUMENT, OR SUCH OBLIGATION. BORROWER AND EACH OTHER LOAN PARTY DESIGNATES AND APPOINTS CT CORPORATION SYSTEMS, 208 SOUTH LASALLE, CHICAGO,

CREDIT AGREEMENT - Page 117

ILLINOIS 60604, AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY BORROWER OR EACH OTHER LOAN PARTY WHICH AGREE IN WRITING TO SO SERVE AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY BORROWER AND EACH OTHER LOAN PARTY TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO BORROWER AND EACH OTHER LOAN PARTY AT ITS ADDRESS PROVIDED IN SUBSECTION 10.5 EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY BORROWER OR ANY OTHER LOAN PARTY REFUSES TO ACCEPT SERVICE, BORROWER AND EACH OTHER LOAN PARTY HEREBY AGREES THAT SERVICE UPON THEM BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST BORROWER OR ANY OTHER LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

     10.17     WAIVER OF JURY TRIAL

     BORROWER, EACH OTHER LOAN PARTY, AGENT AND EACH LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. TO THE EXTENT PERMITTED BY LAW, BORROWER, EACH OTHER LOAN PARTY, AGENT AND EACH LENDER ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE AGENT OR LENDERS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. BORROWER, EACH OTHER LOAN PARTY, AGENT AND EACH LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER, EACH OTHER LOAN PARTY, AGENT AND EACH LENDER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY

CREDIT AGREEMENT - Page 118

TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.18     CONFIDENTIALITY

     Each Lender agrees to exercise its best efforts to keep any non-public information delivered or made available to such Lender pursuant to the Loan Documents confidential from any Person other than Persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring, or administering the Loans; PROVIDED that, nothing herein shall prevent any Lender from disclosing such information to any bona fide assignee, transferee or participant or any potential assignee, transferee or participant that has agreed to comply with this subsection 10.18 in connection with the contemplated assignment or transfer of any Loans or participation therein or as required or requested by any governmental agency or representative thereof or pursuant to legal process or as required by the order of any court of competent jurisdiction or as required in connection with the exercise of any remedy under the Loan Documents.

     10.19     ENTIRE AGREEMENT

     THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO.

     10.20     COUNTERPARTS; EFFECTIVENESS

     This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and on telecopy counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

     10.21     LIMITATION OF LIABILITY

     Neither Agent, any Lender, nor any Affiliate, officer, director, employee, attorney, or agent of Agent or any Lender shall have any liability with respect to, and Borrower, Holdings (and by its execution of the Loan Documents to which it is a party, each other Loan Party) hereby waives,

CREDIT AGREEMENT - Page 119
releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by any Loan Party in connection with, arising out of, or in any way related to, this Agreement, any of the transactions contemplated by this Agreement or any of the other Loan Documents. Borrower, Holdings (and by its execution of the Loan Documents to which it is a party, each other Loan Party) hereby waives, releases, and agrees not to sue Agent or any Lender or any of Agent's or any Lender's Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

     10.22     NO DUTY

     All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Agent or any Lender shall have the right to act exclusively in the interest of Agent or such Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to Borrower, any Loan Party, any of Borrower's shareholders or any other Person.

     10.23     CONSTRUCTION

     Agent, Holdings, Borrower and Lenders acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement, the other Loan Documents shall be construed as if jointly drafted by Agent, Holdings, Borrower and Lenders.

     10.24     ADDITIONAL SUBORDINATED INDEBTEDNESS

     Agent and Lenders acknowledge that, prior to the Closing Date, Borrower has informed Agent and Lenders that after the Closing Date, Borrower intends to request that Agent and Lenders consent to the issuance by Borrower of additional Subordinated Indebtedness in the aggregate principal amount of $10,000,000.
Each Loan Party agrees that the acknowledgment of the receipt of such notice from Borrower by Agent and Lenders does not constitute the consent of or the granting of permission by Agent or any Lender to such additional Subordinated Indebtedness nor does it obligate Agent or any Lender to consent to or permit such additional Subordinated Indebtedness.




              (THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK)

CREDIT AGREEMENT - Page 120

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     Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.


                                   CENTRAL PRODUCTS ACQUISITION CORP.


                                   By: /s/ Ned N. Fleming, III
                                      -----------------------------------------
                                      Ned N. Fleming, III, President



                                   SPINNAKER INDUSTRIES, INC.



                                   By: /s/ Ned N. Fleming, III
                                      -----------------------------------------
                                      Ned N. Fleming, III, President



Term Loan A Commitment:            HELLER FINANCIAL, INC.,
$20,000,000
                                   as Agent and as a Lender


Term Loan B Commitment:            By: /s/ Charles Nelson Rolfe, IV
$16,000,000                           -----------------------------------------
                                      Charles Nelson Rolfe, IV, Vice President


Revolving Loan Commitment:
$24,000,000


CREDIT AGREEMENT - Signature Page